UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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CONSOL ENERGY INC.

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CONSOL ENERGY

FUEL THE WORLD FOR A BETTER TOMORROW

2020 PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS — MAY 8, 2020

1000 CONSOL Energy Drive, Suite 100

Canonsburg, Pennsylvania 15317

Telephone (724) 416-8300

Dear Fellow Stockholder:

On behalf of the entire Board of Directors of CONSOL Energy Inc. (“CEIX”), we invite you to attend CEIX’s third Annual Meeting of Stockholders. The Annual Meeting will be held on May 8, 2020, at 8:00 a.m. Eastern Time, at the Hyatt Regency Pittsburgh International Airport, Earhart Room (CD), 1111 Airport Boulevard, Pittsburgh, Pennsylvania 15231.

Although we intend to hold our Annual Meeting in person, CEIX continues to monitor evolving conditions surrounding the coronavirus (“COVID-19”) outbreak. We are preparing for the possibility that the Annual Meeting may need to be held in a different location or by means of remote communication, which includes the possibility of a virtual meeting. If we determine such action is warranted, we will announce the decision via a press release on our website, www.consolenergy.com, as soon as practicable and through the filing of additional proxy materials with the Securities and Exchange Commission. As always, we encourage you to vote your shares in advance of the Annual Meeting.

You will be asked to vote on the following items for the Annual Meeting: (i) the election of our Class III directors, (ii) ratification of the appointment of our independent registered public accounting firm, (iii) advisory approval of our 2019 executive compensation program, (iv) approval of an amended and restated CEIX Omnibus Performance Incentive Plan which will increase the number of shares available under such plan by 2,350,000 million and make certain other best practices changes, and (v) amendments to our certificate of incorporation to eliminate supermajority vote requirements to be effective once our Board is fully declassified at our 2022 Annual Meeting. Detailed information about the director nominees, including their specific experience and qualifications, begins on page 12 of the proxy statement. Information about our independent registered public accounting firm begins on page 15 of the proxy statement, information about the CEIX 2020 Omnibus Performance Incentive Plan begins on page 19 of the proxy statement and information about the amendments to our Amended and Restated Certificate of Incorporation begins on page 28 of the proxy statement. Our Compensation Discussion and Analysis, which explains our 2019 compensation decisions, begins on page 32 of the proxy statement. We encourage you to read the proxy statement carefully for more information.

During 2019, we continued to focus on fostering our core values of safety, compliance, and continuous improvement, while positioning ourselves to effectively navigate volatile commodity markets and taking definitive steps toward growth and diversification. On the safety front, the Pennsylvania Mining Complex (PAMC) reduced its total recordable incident rate by 44.7% in 2019 versus 2018, and it has succeeded in maintaining an MSHA reportable incident rate that is 40% lower than the industry average during 2015-2019, even as it grew production by nearly 20% during that period. In the area of compliance, PAMC achieved an MSHA significant and substantial citation rate that was 59% lower than the industry average in 2019, and we logged our 6th consecutive year with an environmental compliance record exceeding 99.9%. Our CONSOL Marine Terminal (CMT) continued its perfect safety and compliance record and celebrated five consecutive years without an employee safety exception in June. We also made great strides toward becoming a U.S. coal industry leader in ESG, as we published our second annual Corporate Sustainability Report in February, established the CONSOL Cares Foundation to support and strengthen the communities in which we operate, and became a Bettercoal supplier to affirm our commitment to continuous improvement in our sustainability performance.

Operationally, in spite of weakening commodity markets during much of 2019, we delivered our second-highest production year on record at the PAMC, producing and selling 27.3 million tons of coal to end-use customers on five continents, and generated terminal record revenue of $67.4 million at CMT. Overall, CONSOL generated $93.6 million of net income, approximately $406 million of adjusted EBITDA* and made net payments toward debt of nearly $184 million in 2019. Moreover, we completed several important initiatives that we believe will help to sustain and grow our business into the future. Examples include: (a) amending our revolving credit facilities and term loans to boost liquidity by $100 million, reduce interest rates, and extend maturities to at least 2023, (b) taking advantage of improving sulfur content at the PAMC to secure a term deal with one of our major domestic customers, boosting our contracted position to 95% for 2020 and 43% for 2021 (based on the midpoint of our coal sales volume guidance range), (c) beginning construction of our Itmann Mine project, which provides a compelling organic growth and diversification opportunity and is expected to produce approximately 900,000 tons of high-quality low-vol metallurgical coal once fully developed, and (d) initiating measured investments in innovative and alternative end-uses for coal, which we believe have the potential to diversify our revenue streams, expand our markets, and create value uplift for our products. Going forward in 2020, we will remain focused on safely and compliantly producing our high-quality coal at the lowest possible cost, while remaining nimble and flexible to stay in sync with dynamic market conditions, and we will continue to place the utmost priority on strengthening our balance sheet and returning capital to our shareholders in the most attractive form.

We are making our proxy materials for the Annual Meeting available to you via the Internet. We hope that this offers you convenience while allowing us to reduce the number of copies that we print.

Your vote is important to us. We hope that you will participate in the Annual Meeting, either by attending and voting in person or by voting as promptly as possible through the Internet, by telephone or by completing and mailing a proxy card (following the process as further described in the proxy statement). Detailed instructions on “How to Vote” begin on page 8. If you plan to attend the Annual Meeting in person, please bring a valid government-issued photo identification. If your shares are held in the name of a bank, broker or other nominee, please also bring with you a letter (and a legal proxy if you wish to vote your shares) from your bank, broker or nominee confirming your ownership as of the record date.

Thank you for your investment in CEIX, and we hope you will be able to join us at this year’s Annual Meeting.

Sincerely,
William P. Powell Chair of the Board		James A. Brock President & CEO

*	See reconciliation of adjusted EBITDA (non-GAAP) to net income (GAAP) in Annex A to this proxy statement.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE:	May 8, 2020
TIME:	8:00 a.m. Eastern Time
PLACE:	Hyatt Regency Pittsburgh International Airport* Earhart Room (CD) 1111 Airport Boulevard Pittsburgh, Pennsylvania 15231
AGENDA:	1.	Elect two Class III directors for a one-year term;
	2.	Ratify the appointment of Ernst & Young LLP as CEIX’s independent registered public accounting firm for the fiscal year ending December 31, 2020;
	3.	Approve, on an advisory basis, the compensation paid to our named executive officers in 2019, as reported in this Proxy Statement;
	4.	Approve the CEIX 2020 Omnibus Performance Incentive Plan;
5.

Approve amendments to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to eliminate the supermajority vote requirements for the removal of directors after our board is declassified; and

	6.	Transact such other business as may properly come before the meeting and at any adjournments or postponements of the meeting.
RECORD DATE:

By resolution of the Board of Directors, we have fixed the close of business on March 11, 2020 as the record date for determining the stockholders of CEIX entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

INFORMATION ABOUT THE MEETING: We are delivering our proxy materials to stockholders via the Internet. On March 27, 2020, we mailed a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) to holders of record as of the record date, and posted our proxy materials on the website referenced in the Internet Notice. The Internet Notice explains how to access the proxy materials and our 2019 Annual Report, free of charge, through the website described in the Internet Notice. The Internet Notice and website also provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by e-mail for this meeting and on an ongoing basis. You may vote in person or through any of the acceptable means described in the Proxy Statement. Instructions on how to vote begin on page 8.

March 27, 2020 Martha A. Wiegand General Counsel and Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

of Stockholders to be Held on May 8, 2020:

The Proxy Statement, 2019 Annual Report, Notice of Annual Meeting of Stockholders and related materials are available free of charge at www.edocumentview.com/CEIX or may be obtained by contacting the Investor Relations department at the address and phone number on page 8 of the Proxy Statement.

*Special Notice on COVID-19: Although we intend to hold our Annual Meeting in person, CEIX continues to monitor evolving conditions surrounding the COVID-19 outbreak. We are preparing for the possibility that the Annual Meeting may need to be held in a different location or by means of remote communication, which includes the possibility of a virtual meeting. If we determine such action is warranted, we will announce the decision via a press release on our website, www.consolenergy.com, as soon as practicable and through the filing of additional proxy materials with the Securities and Exchange Commission. As always, we encourage you to vote your shares in advance of the Annual Meeting.

Proxy Summary	1

Information About the Annual Meeting	6

Proposal No. 1—Election of Class III Directors	11
Biographies of Class III Director Nominees	12
Biographies of Continuing Class II Directors	13
Biographies of Continuing Class I Directors	14

Proposal No. 2—Ratification of Appointment of Independent Registered Public Accounting Firm	15

Audit Committee and Audit Fees	16
Audit Committee Report	16
Independent Registered Public Accounting Firm	17

Proposal No. 3—Advisory Approval of Executive Compensation	18

Proposal No. 4—Approval of the CEIX 2020 Omnibus Performance Incentive Plan	19

Proposal No. 5—Approval of Amendments to our Amended and Restated Certificate of Incorporation to Eliminate Supermajority Vote Requirements after our Board is Declassified	28

Executive Officers	30

Executive Compensation Information	32
Compensation Discussion and Analysis	32
Compensation Committee Report	45
Summary Compensation Table	46
Grants of Plan-Based Awards—2019	47

– 2020 Proxy Statement

PROXY SUMMARY

This Proxy Summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider. Please read the entire Proxy Statement carefully before voting. On March 27, 2020, we mailed the Internet Notice to holders of record as of the record date, and posted our proxy materials on the website referenced in the Internet Notice.

2020 ANNUAL MEETING OF STOCKHOLDERS

DATE AND TIME: May 8, 2020 8:00 a.m. Eastern Time	PLACE: Hyatt Regency Pittsburgh International Airport Earhart Room (CD) 1111 Airport Boulevard Pittsburgh, Pennsylvania 15231 * see Special Notice on COVID-19	RECORD DATE: March 11, 2020

PROPOSALS REQUIRING YOUR VOTE

Stockholders are being asked to vote on the following proposals at the Annual Meeting. Your vote is very important to us. Please cast your vote immediately on all of the proposals to ensure that your shares are represented.

Item	Proposal	Board Recommendation	Page
1	Election of Class III Directors	FOR EACH NOMINEE	11
	The election of two Class III director nominees, each to be elected for a one-year term ending in 2021.
2	Ratification of Appointment of Ernst & Young LLP	FOR	15

The Audit Committee appointed Ernst & Young LLP as CEIX’s independent registered public accounting firm for fiscal year 2020. As a matter of good corporate governance, stockholders are being asked to ratify the Audit Committee’s appointment of the independent registered public accounting firm.

3	Advisory Approval of 2019 Named Executive Officers’ Compensation Stockholders are being asked to approve, on an advisory basis, the compensation paid to CEIX’s named executive officers in 2019. CEIX’s executive compensation programs are designed to create a direct linkage between stockholder interests and management with incentives specifically tailored to the achievement of financial, operational and stock performance goals.	FOR	18
4	Approval of the CEIX 2020 Omnibus Performance Incentive Plan Stockholders are being asked to approve an amendment and restatement of CEIX’s Omnibus Performance Incentive Plan. As amended and restated, the CEIX 2020 Omnibus Performance Incentive Plan will increase the number of authorized shares under the plan and make certain other changes to reflect best practices and current applicable law.	FOR	19
5

Approval of Amendments to our Certificate of Incorporation to Eliminate Supermajority Vote Requirements After our Board is Declassified

Stockholders are being asked to approve amendments to CEIX’s Certificate of Incorporation, which amend Article VI, Section 6.2(c) and Article XI. Specifically, stockholders are being asked to approve the following changes to our Certificate of Incorporation:

•  amend Article VI, Section 6.2(c) to permit the removal of our directors with the vote of the holders of a majority of our outstanding shares of capital stock at any point on or after the date of our Annual Meeting in 2022; and

•  amend Article XI to permit amendments to Section 6.2 of Article VI with the vote of such number of shares of our capital stock as are required by Delaware law at any point on or after the date of our Annual Meeting in 2022.

		FOR	28

– 2020 Proxy Statement	1

PROXY SUMMARY

CURRENT BOARD OF DIRECTORS

The following table provides summary information about our current Board of Directors as of March 11, 2020. Both of our Class III directors, whose terms expire at the Annual Meeting, are nominees for election at the Annual Meeting, each for a one-year term ending in 2021.

Name	Age	Director Since	Occupation	Class/ Term Expiring	Independent	Committee Memberships
William P. Powell†	64	2017	Managing Partner of 535 Partners LLC	Class III 2020	Yes	• AC • CC • HSE
Sophie Bergeron	42	2019	Former General Manager, Éléonore Mine of Newmont Corporation	Class I 2021	Yes	• NCG • HSE††
James A. Brock	63	2017	President and Chief Executive Officer of CEIX	Class I 2021	No	• HSE
John T. Mills	72	2017	Former Chief Financial Officer of Marathon Oil Corporation	Class III 2020	Yes	• AC†† • CC • HSE
Joseph P. Platt	72	2017	General Partner of Thorn Partners LP	Class II 2022	Yes	• CC†† • NCG • HSE
Edwin S. Roberson	74	2017	Former Chief Executive Officer of Christ Community Health Services	Class II 2022	Yes	• AC • NCG†† • HSE

AC	Audit Committee
CC	Compensation Committee
HSE	Health, Safety and Environmental Committee

NCG	Nominating and Corporate Governance Committee
†	Chair of the Board
††	Committee Chair

BUSINESS/STRATEGIC 2019 HIGHLIGHTS

•	The Right Team. We have an experienced and focused senior executive team and Board of Directors that can navigate and capitalize on future opportunities in the mining and energy space.

•	Strong Operational Execution.

•	Remained committed to achieving best-in-class safety and compliance results.

•

Improved our total recordable incident rate at the PAMC by 44.7% and our total number of exceptions by 41.4% in 2019 compared to 2018, and achieved an MSHA significant and substantial citation rate that was 59% lower than the industry average in 2019.

•

Produced and sold 27.3 million tons of PAMC coal, which nearly matched 2018’s record production of 27.6 million tons, and realized total coal revenue of $1.29 billion and an average cash margin per ton sold of $16.20, even as total U.S. coal production declined by 9% and commodity markets weakened.* As of February, 2020, we were greater than 95% contracted for 2020 and 43% contracted for 2021, assuming an annual coal sales volume at the midpoint of our guidance range.

•

Achieved record terminal revenue of $67.4 million, terminal net income of $33.8 million, adjusted EBITDA of $44.5 million, completed a critical dumper replacement capital project and recorded a perfect safety and compliance record at CONSOL Marine Terminal.**

•

With our excess cash, we repurchased $52.6 million of our Senior Secured Second Lien Notes, bought back $32.7 million of CEIX common stock and purchased $0.4 million of common units of CONSOL Coal Resources LP. We also paid $124.4 million (including the February 2019 excess cash flow sweep payment) and $11.3 million of principal with respect to Term Loan B and Term Loan A, respectively.

2	– 2020 Proxy Statement

PROXY SUMMARY

•	Positioning for the Future.

•	Amended our revolving credit facilities and term loans to boost liquidity by $100 million, reduce interest rates, and extend maturities to at least 2023.

•	Began development of our Itmann Mine project, which will expand our metallurgical coal footprint with approximately 900,000 tons/year of high-quality low-vol production once fully operational.

•

Acquired a 25% equity interest in CFOAM, which produces carbon foam products from coal for high-performance materials science applications, and moved forward in partnerships with Ohio University and OMNIS Bailey LLC to develop technologies that have the potential to diversify our revenue streams and create new, sustainable end-uses for coal.

•	Published our 2019 Corporate Sustainability Report.

•	Became a recognized Bettercoal supplier.

•	Bottom Line. Generated $93.6 million of net income and $406 million of adjusted EBITDA.**

*	See reconciliation of average cash margin per ton sold (non-GAAP) to average revenue per ton sold (GAAP) in Appendix A to this Proxy Statement.

**	See reconciliation of adjusted EBITDA (non-GAAP) to net income (GAAP) in Appendix A to this Proxy Statement.

COMPENSATION HIGHLIGHTS

Independent Compensation Consultant	Continued use by our Compensation Committee of an independent compensation consultant that reports directly to the Compensation Committee.
Say on Pay Results	Over 99% of the shares voted at our 2019 Annual Meeting of Stockholders approved our executive compensation program.
Compensation Program Design

Designed an overall compensation program with 85.3% of compensation for named executive officers contingent on performance goals, reinforcing our pay-for-performance culture, which aligns risk-taking with sustainability and the long-term financial health of our company.

STIC Annual Performance

While performance metrics under our 2019 annual plan were not met, our Compensation Committee authorized discretionary annual incentive payouts based on adjusted goals due to economic circumstances beyond the control of our named executive officers resulting in below target payouts.

LTIC Performance-Based Restricted Stock Unit Awards (“PSUs”)	Met threshold performance, and exceeded target performance level for 2019 resulting in the vesting of PSUs granted to the named executive officers under the 2018 and 2016 LTIC programs.
Pay Ratio Results	Determined the ratio of the total annual compensation of our Chief Executive Officer (sometimes referred to as “CEO”), as compared to the total annual compensation of our median employee to be 53.3:1.
Board Size and Director Compensation	Maintained Board size and non-employee director compensation at current levels with no increases since the inception of the company in 2017.
Governance Practices	Continued adherence to good governance practices, including but not limited to anti-hedging, recoupment, compensation risk assessment, and stock ownership/holding and equity grant practices.

– 2020 Proxy Statement	3

PROXY SUMMARY

CORPORATE GOVERNANCE HIGHLIGHTS

Our Board and management are committed to strong corporate governance, which promotes the long-term interests of stockholders, strengthens Board and management accountability and helps build public trust in our company. This Proxy Statement describes our governance framework, which includes the following highlights:

•

Independent Directors. A majority of our directors must be independent. Currently, all of our directors other than James A. Brock are independent, and our Audit, Nominating and Corporate Governance, and Compensation Committees consist exclusively of independent directors.

•

Majority Voting Requirement. Our Amended and Restated Bylaws (the “bylaws”) require that any nominee for election to the Board who does not receive a majority of the votes cast in favor of that director’s election to the Board in an uncontested election must tender his or her resignation to the Board. The Nominating and Corporate Governance Committee will make a recommendation on the tendered resignation, and the Board then will accept or reject the offer of resignation within 90 days.

•

Phase-Out of Classified Board. Our organizational documents include a plan to phase-out our classified Board structure by 2022. Starting in 2022, all of our directors will be subject to annual re-election to the Board.

•

Proposed Charter Amendments to Eliminate Supermajority Vote Requirements. We are proposing our stockholders adopt amendments to our Certificate of Incorporation that will eliminate supermajority vote requirements with respect to the removal of directors beginning with our 2022 annual meeting.

•

No CEO Pay Increase for 2020. Our Chief Executive Officer declined a pay increase in 2020 as he received an increase in 2019 and because we have designed his total compensation to include a greater percentage on variable or performance-based at risk compensation rather than base salary.

•

Independent Chair; Lead Director. Currently, our Chair of the Board is independent of management. In addition, in the event that our Chief Executive Officer would also serve as the Chair, our corporate governance guidelines require a Lead Director position with specific responsibilities to ensure independent oversight of management.

•	Regular Meetings of Independent Directors. Our independent directors regularly meet in executive sessions with no members of management present.

•

Robust Strategy, Risk and Safety Oversight by Board and Committees. Our Board and committees have implemented a robust framework to actively oversee the strategy and risks relating to the operation and management of a publicly traded coal company. In addition, our Board has a strong commitment to the safety of our workers and the environments in which we operate and has formed a separate Board level committee to oversee these core company values.

•

Diversity on Board. We believe in diversity and value the benefits diversity can bring to our Board. In 2018, our Board adopted a policy regarding diversity of its members. Effective March 1, 2019, Sophie Bergeron was elected as a Class I director to fill the vacancy resulting from a retiring director.

•

Emphasis on Ethics Compliance. We believe strongly in our Code of Business Conduct and Ethics and training and awareness surrounding the CONSOL Ethics Compliance Hotline. Effective December 10, 2019, we updated the Code to among other things, change the “Code of Ethics Contact Person” for certain employees, clarify certain provisions relating approval of directors, executive officers and employees taking advantage of corporate opportunities and to add more specificity around the hotline. It is our policy to comply with all applicable laws and adhere to the highest level of ethical conduct, including anti-bribery laws, such as the U.S. Foreign Corrupt Practices Act (the FCPA) and similar laws in other jurisdictions. In that regard, in 2018 we adopted a Foreign Corrupt Practices Act Policy that has been distributed to all of our employees, directors and officers. In addition to these persons certifying compliance with the policy, we provide training on compliance with the FCPA and our policy. It is important that all of our business activities reflect our commitment to the highest standards of integrity and accountability.

•	Stock Ownership and Retention Guidelines. As further described on pages 44 and 70, our Board has adopted stock ownership and retention guidelines that apply to the Board and our executive officers.

4	– 2020 Proxy Statement

PROXY SUMMARY

•

Consistent Stockholder Outreach. Our management team spends a significant amount of time meeting and speaking to our stockholder base. We have initiated an integrated effort to interact and receive feedback from the proxy teams at our stockholder base to incorporate best governance, compensation and oversight practices.

•

Sustainability. We provide transparency into our operations through the regular publishing of corporate sustainability reports. Our Corporate Sustainability Report for 2019 was published in February 2020 and is available on our website. Copies of our Corporate Sustainability Report will also be available at the Annual Meeting.

•

Human Rights Policy. In February 2019, we adopted a human rights policy. This policy reinforces our commitment and responsibility to respect all human rights, including those of our employees, suppliers, vendors, subcontractors and other partners, and individuals in communities in which we operate. Our policy addresses promoting health and safety, eliminating compulsory labor and human trafficking, abolishing child labor, eliminating harassment and unlawful discrimination in the workplace, and providing competitive compensation.

•

Strong Commitment to Robust Corporate Governance Practices. As a relatively new public company, our Board is continuing to carefully work through and consider additional corporate governance practices to ensure that we have a strong corporate governance platform tailored to our company.

LEARN MORE ABOUT OUR COMPANY

You can learn more about our company by visiting our website, www.consolenergy.com.

– 2020 Proxy Statement	5

INFORMATION ABOUT THE ANNUAL MEETING

CONSOL Energy Inc.

1000 CONSOL Energy Drive, Suite 100

Canonsburg, Pennsylvania 15317

Telephone (724) 416-8300

GENERAL: Proxies are being solicited by the Board to be voted at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 8, 2020, at 8:00 a.m., Eastern Time, at the Hyatt Regency Pittsburgh International Airport, Earhart Room (CD), 1111 Airport Boulevard, Pittsburgh, Pennsylvania 15231. The specific proposals to be considered and voted upon at the Annual Meeting are summarized in the Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

PROPOSALS, BOARD RECOMMENDATION AND VOTE REQUIRED: Stockholders are being asked to vote on the following proposals at the Annual Meeting. The table on the following page also outlines the Board’s recommendation on how to vote for each proposal and the vote required with respect to each proposal.

VOTE TABULATION: In tabulating the voting result for any particular proposal, votes that are withheld or shares that constitute broker non-votes (described below) are not considered entitled to vote on that proposal and have no effect on the outcome except in the case of Proposal No. 5, which requires the approval of the holders of at least 75% of the voting power of all of CEIX’s outstanding common stock. In the case of Proposal No. 5, broker non-votes will be considered a vote against the proposal. Abstentions have the same effect as votes against the matter, except in the case of Proposal No. 1, where abstentions would not have an effect on the outcome.

RECORD DATE AND QUORUM: The record date with respect to this solicitation is March 11, 2020. All holders of record of CEIX common stock as of the close of business on the record date are entitled to vote at the Annual Meeting and any adjournment or postponement thereof. As of the record date, CEIX had 26,029,202 shares of common stock outstanding. Each share of common stock is entitled to one vote for each matter to be voted on at the Annual Meeting. Stockholders do not have cumulative voting rights. In order to hold the Annual Meeting, a quorum representing the holders of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting must be present in person or represented by proxy.

6	– 2020 Proxy Statement

INFORMATION ABOUT THE ANNUAL MEETING

Item	Proposal	Board Recommendation	Vote Required
1	Election of Class III Directors Election of two Class III director nominees, each for a one-year term ending in 2021.	FOR EACH NOMINEE

Plurality of the votes cast. Under this plurality vote standard, the director nominees who receive the highest number of “for” votes cast are elected as directors. Under our bylaws, if a director nominee does not receive a majority of the votes cast in favor of his or her election, then the director must tender his or her resignation to the Board.

2

Ratification of Appointment of Ernst & Young LLP

The Audit Committee appointed Ernst & Young LLP as CEIX’s independent registered public accounting firm for fiscal year 2020. As a matter of good corporate governance, stockholders are being asked to ratify the Audit Committee’s appointment of the independent registered public accounting firm.

		FOR	Affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the meeting and entitled to vote on the matter.
3

Advisory Approval of 2019 Named Executive Officers’ Compensation

Stockholders are being asked to approve, on an advisory basis, the compensation paid to CEIX’s named executive officers in 2019. CEIX’s executive compensation programs are designed to create a direct linkage between stockholder interests and management with incentives specifically tailored to the achievement of financial, operational and stock performance goals.

		FOR	Affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the meeting and entitled to vote on the matter.
4

Approval of the CEIX 2020 Omnibus Performance Incentive Plan

Stockholders are being asked to approve an amendment and restatement of CEIX’s Omnibus Performance Incentive Plan. As amended and restated, the CEIX 2020 Omnibus Performance Incentive Plan will increase the number of authorized shares under the plan and make certain other changes to reflect best practices and current applicable law.

		FOR	Affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the meeting and entitled to vote on the matter.
5

Approval of Amendments to our Certificate of Incorporation to Eliminate Supermajority Vote Requirements After our Board is Declassified

Stockholders are being asked to approve amendments to CEIX’s Certificate of Incorporation, which amend Article VI, Section 6.2(c) and Article XI. Specifically, stockholders are being asked to approve the following changes to our Certificate of Incorporation:

•  amend Article VI, Section 6.2(c) to permit the removal of our directors with the vote of the holders of a majority of our outstanding shares of capital stock at any point on or after the date of our Annual Meeting in 2022; and

•  amend Article XI to permit amendments to Section 6.2 of Article VI with the vote of such number of shares of our capital stock as are required by Delaware law at any point on or after the date of our Annual Meeting in 2022.

		FOR	Affirmative vote of the holders of at least three quarters (75%) of the voting power of all of the outstanding shares of CEIX’s Common Stock.

– 2020 Proxy Statement	7

INFORMATION ABOUT THE ANNUAL MEETING

PROXY MATERIALS AND INFORMATION ABOUT THE MEETING: We mailed to all stockholders of record entitled to vote at the Annual Meeting the Internet Notice on or about March 27, 2020.

We are utilizing a Securities and Exchange Commission (“SEC”) rule that allows companies to furnish their proxy materials via the Internet rather than in paper form. This rule allows a company to send some or all of its stockholders the Internet Notice regarding Internet availability of proxy materials. The Internet Notice contains instructions on how to access the proxy materials over the Internet or how to request a paper copy of proxy materials.

An electronic copy of this Proxy Statement, the 2019 Annual Report and the Notice of Annual Meeting of Stockholders are available at www.edocumentview.com/CEIX.

Copies of our 2019 Annual Report furnished to our stockholders do not contain copies of exhibits to our Annual Report on Form 10-K for the year ended December 31, 2019. You can obtain copies of these exhibits electronically at the website of the SEC at www.sec.gov or by mail from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. The exhibits are also available as part of the Form 10-K for the year ended December 31, 2019 which is available on CEIX’s corporate website at www.consolenergy.com. Stockholders may also obtain copies of our Annual Report on Form 10-K for the year ended December 31, 2019, or the exhibits thereto, without charge by contacting our Investor Relations department at CONSOL Energy Inc., Investor Relations department, 1000 CONSOL Energy Drive, Suite 100, Canonsburg, Pennsylvania 15317, Telephone (724) 416-8300.

PROXIES AND VOTING: A proxy is your legal designation of another person to vote the CEIX common shares that you owned as of the record date. The person that you designate to vote your shares is called a “proxy” and when you designate someone to vote your shares in a written document, that document is also called a “proxy” or “proxy card”. The Board has appointed several officers of the company to serve as proxies on the proxy card.

If a proxy is properly executed and is not revoked by the stockholder, the shares it represents will be voted at the Annual Meeting in accordance with the instructions provided by the stockholder. If a proxy card is signed and returned without specifying choices, the shares will be voted in accordance with the recommendations of the Board. Accordingly, if no contrary instructions are given, the proxies named by the Board intend to vote the shares represented by such proxies as follows:

•	in favor of the election of those persons nominated as set forth in this Proxy Statement to serve as Class III directors of CEIX (Proposal No. 1);

•	in favor of the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of CEIX for the fiscal year ending December 31, 2020 (Proposal No. 2);

•	in favor of approval, on an advisory basis, of the compensation paid to our named executive officers in 2019 (Proposal No. 3);

•	in favor of approval of the adoption of the CEIX 2020 Omnibus Performance Incentive Plan (Proposal No. 4);

•	in favor of approval of the adoption of the amendments to the Certificate of Incorporation to eliminate the supermajority vote requirements after our board is declassified (Proposal No. 5); and

•	in accordance with their judgment on any other matters which may properly come before the Annual Meeting.

The Board does not know of any other business to be brought before the Annual Meeting other than as indicated in the Notice of Annual Meeting of Stockholders.

HOW TO VOTE: There are four ways for stockholders of record to vote:

•

VIA THE INTERNET BY PROXY: Stockholders who have received the Internet Notice by mail may submit proxies over the Internet by following the instructions on the Internet Notice. Stockholders who received a voting instruction form by mail or e-mail from their bank, broker or other nominee may submit proxies over the Internet by following the instructions on the voting instruction form provided by their bank, broker or other nominee.

•

VIA TELEPHONE BY PROXY: Registered stockholders of record may submit proxies by telephone by calling 1-800-652-8683 and following the instructions. Stockholders must have the 15-digit control number that

8	– 2020 Proxy Statement

INFORMATION ABOUT THE ANNUAL MEETING

appears on their Internet Notice when voting. Stockholders who have received a voting instruction form by mail or e-mail from their bank, broker or other nominee should check the voting instruction form for telephone voting availability. If available, those stockholders may vote by phone by calling the number specified on the voting instruction form provided by the bank, broker or other nominee.

•

VIA MAIL BY PROXY: Stockholders who have received a paper copy of a proxy card or voting instruction form by mail may submit proxies by completing, signing and dating their proxy card or voting instruction form and mailing it in the accompanying pre-addressed envelope.

•	IN PERSON AT ANNUAL MEETING: Stockholders of record may vote in person at the Annual Meeting.

BENEFICIAL OWNERSHIP AND BROKER NON-VOTES: If you hold shares beneficially in street name, then you must provide your voting instructions to your bank, broker or other nominee. If you do not provide your bank, broker or other nominee with voting instructions, your shares may be treated as “broker non-votes.”

Generally, broker non-votes occur on a matter when a bank, broker or other nominee is not permitted to vote on that matter without instructions from the beneficial owner and such instructions are not given. Banks, brokers or other nominees that have not received voting instructions from their clients cannot vote on their clients’ behalf on “non-routine” proposals, such as Proposal Nos. 1, 3, 4 and 5, although they may vote their clients’ shares on “routine matters,” such as Proposal No. 2.

REVOCATION OF PROXY: If you are the stockholder of record of shares of our common stock as of the close of business on the record date, you can revoke your proxy at any time before its exercise by:

•

sending a written notice to CEIX at 1000 CONSOL Energy Drive, Suite 100, Canonsburg, Pennsylvania 15317, attention: Secretary, bearing a date later than the date of the proxy, that is received prior to the Annual Meeting, stating that you revoke your proxy;

•	submitting your voting instructions again by telephone or over the Internet;

•	signing another valid proxy card bearing a later date than the proxy initially received and mailing it so that it is received by CEIX prior to the Annual Meeting; or

•	attending the Annual Meeting and voting in person.

If you hold your shares through a bank, broker or other nominee, you must follow the instructions found on your voting instruction form, or contact your bank, broker or other nominee, in order to revoke your previously delivered proxy. Attendance at the Annual Meeting without a request to revoke a proxy will not by itself revoke a previously executed and delivered proxy.

– 2020 Proxy Statement	9

INFORMATION ABOUT THE ANNUAL MEETING

ATTENDING THE MEETING IN PERSON: Subject to space availability, all stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting in person. Because seating is limited, admission to the meeting will be on a first come, first served basis.

Registration will begin at 7:30 a.m. Eastern Time. Stockholders who attend may be asked to present valid government-issued photo identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting. Please also note that if you hold your shares in “street name” (that is, through a bank, broker or other nominee), a copy of a brokerage statement reflecting your stock ownership as of the record date must be provided during check-in at the registration desk at the Annual Meeting.

If you require directions to the Annual Meeting, please contact CEIX’s Investor Relations department at (724) 416-8300.

Although we intend to hold our Annual Meeting in person, CEIX continues to monitor evolving conditions surrounding the COVID-19 outbreak. We are preparing for the possibility that the Annual Meeting may need to be held in a different location or by means of remote communication, which includes the possibility of a virtual meeting. If we determine such action is warranted, we will announce the decision via a press release on our website, www.consolenergy.com, as soon as practicable and through the filing of additional proxy materials with the Securities and Exchange Commission. If we decide to hold a virtual meeting, all references to attending the Annual Meeting “in person” in this Proxy Statement shall mean attending the Annual Meeting virtually.

PROXY SOLICITATION: All costs relating to the solicitation of proxies will be borne by CEIX. Georgeson LLC has been retained by CEIX to aid in the solicitation of proxies at an estimated cost of $9,000, plus reimbursement of out-of-pocket expenses. Proxies may also be solicited by officers, directors and employees personally, by mail, or by telephone, facsimile transmission or other electronic means. None of these directors, officers or employees will receive any additional or special compensation for soliciting proxies. Upon request, CEIX will reimburse banks, brokers and other nominees for their reasonable expenses in sending proxy materials to their customers who are beneficial owners of CEIX’s common stock.

SECRECY IN VOTING: As a matter of policy, proxies, ballots and voting tabulations that identify individual stockholders are held confidentially by CEIX. Such documents are available for examination only by the inspectors of election and certain employees who assist in the tabulation of votes. The vote of any individual stockholder will not be disclosed except as may be necessary to meet applicable legal requirements.

10	– 2020 Proxy Statement

PROPOSAL NO. 1 — ELECTION OF CLASS III DIRECTORS

The Nominating and Corporate Governance Committee has recommended, and the Board has nominated, our current Class III directors, William P. Powell and John T. Mills, whose terms expire at the Annual Meeting, for re-election by the stockholders as Class III directors at the Annual Meeting. Upon election, each such director will serve a one-year term until the 2021 annual meeting of stockholders or until his successor is elected and qualified, or his earlier death, resignation or removal.

To be elected, each nominee must receive a plurality of the votes cast (i.e., the director nominees who receive the highest number of “for” votes cast, up to the maximum number of directors to be elected, are elected as directors). If any nominee should for any reason become unable to serve, all shares represented by valid proxies will be voted for the election of such other person as the Board may designate, as recommended by the Nominating and Corporate Governance Committee. Alternatively, the Board may reduce the number of directors to eliminate the vacancy.

Our bylaws provide that if an incumbent director receives a greater number of votes “withheld” from his or her election than votes “for” such director nominee’s election, the director must tender his or her resignation promptly to the Board. The Nominating and Corporate Governance Committee will make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board will act on the tendered resignation, taking into account the Nominating and Corporate Governance Committee’s recommendation, and publicly disclose its decision and the underlying rationale in a press release, a filing with the SEC or other broadly disseminated means of communication within 90 days from the date of the certification of the election results.

The biographies included in this Proxy Statement below include information concerning the nominees for director and the continuing directors, including their recent employment, positions with CEIX, other directorships, board committee memberships and ages as of March 11, 2020.

– 2020 Proxy Statement	11

PROPOSAL NO. 1—ELECTION OF CLASS III DIRECTORS | Biographies of Class III Director Nominees

Biographies of Class III Director Nominees

JOHN T. MILLS
FORMER CHIEF FINANCIAL OFFICER—MARATHON OIL CORPORATION Director Since: 2017 Age: 72	Class III Director Term expires 2020 CEIX Committees: • Audit (Chair) • Compensation • Health, Safety and Environmental

BACKGROUND:

John T. Mills joined the Board on November 14, 2017. He currently serves as a member of our Board’s Audit Committee, which he chairs, Compensation Committee and Health, Safety and Environmental Committee. Mr. Mills previously served as a member of the board of directors of CNX from March 2006 until November 28, 2017, when CEIX separated from CNX. From December 2007 until August 2015, he served on the board of directors of Cal Dive International Inc., a marine contractor providing manned diving, derrick, pipelay and pipe burial services to the offshore oil and natural gas industry, where he served as lead independent director, and as a member of the audit, compensation, and corporate governance and nominating committees. From January 2008 through June 2010, Mr. Mills was a member of the board of directors and audit, conflicts and risk management committees of Regency GP, LLC, the general partner of Regency GP, LP, the general partner of Regency Energy Partners LP, a natural gas gathering, processing and transportation master limited partnership. Mr. Mills joined the board of directors of Horizon Offshore, Inc., a marine construction company, in June 2002 and served as the chairman of the board of directors from September 2004 until December 2007, when Horizon Offshore, Inc. was acquired by Cal Dive International, Inc. Mr. Mills was the Chief Financial Officer of Marathon Oil Corporation, an integrated energy company, from January 2002 until his retirement in December 2003. In 2011, Mr. Mills attended the Harvard Business School program “Making Corporate Boards More Effective.”

QUALIFICATIONS:

As a licensed attorney with over 40 years of business experience, including 16 years as an officer of Marathon Oil Corporation and U.S. Steel Corporation, Mr. Mills brings significant knowledge and experience to our Board. In particular, Mr. Mills brings an in-depth understanding of the evaluation of organic growth capital projects and acquisition and disposition opportunities, and the importance of maintaining a competitive capital structure and liquidity. In addition, having previously served as Senior Vice President, Finance and Administration, and later Chief Financial Officer of Marathon Oil Corporation, Mr. Mills has developed a wealth of financial knowledge with respect to the oversight of (i) the preparation of consolidated financial statements, (ii) internal audit functions, and (iii) public accountants, skills which are critical to our company and particularly our Audit Committee.

WILLIAM P. POWELL
MANAGING PARTNER—535 PARTNERS LLC Director Since: 2017 Age: 64	Class III Director Term expires 2020 CEIX Committees: • Audit • Compensation • Health, Safety and Environmental

BACKGROUND:

William P. Powell joined the Board on November 28, 2017 and has served as Chair of our Board since that time. He currently serves as a member of our Board’s Audit Committee, Compensation Committee and Health, Safety and Environmental Committee. Mr. Powell previously served as a member of the board of directors of CNX from January 2004 until November 28, 2017, when CEIX separated from CNX. Mr. Powell also previously was a director of Cytec Industries, a global specialty chemicals and materials company, from 1993 until its merger with Solvay SA in December 2015, where he served as lead independent director, as chair of the governance committee and as a member of the audit committee. From May 2001 until May 2007, Mr. Powell was a Managing Director of William Street Advisors, a New York City-based merchant banking boutique. Mr. Powell resigned from William Street Advisors to establish a family office, 535 Partners LLC, where he has served as Managing Partner since May 2007. Prior to his time at William Street Advisors, he served as a Managing Director of UBS Warburg LLC and its predecessor Dillon, Read & Co. Inc. since 1991.

QUALIFICATIONS:

With an MBA degree and over 30 years of financial, management and investment experience, Mr. Powell brings a wealth of knowledge to our Board. Having served on multiple public company boards for over 20 years, Mr. Powell also has significant expertise in corporate governance matters.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE ABOVE-NAMED CLASS III DIRECTOR NOMINEES FOR RE-ELECTION TO THE BOARD OF DIRECTORS.

12	– 2020 Proxy Statement

PROPOSAL NO. 1—ELECTION OF CLASS III DIRECTORS | Biographies of Continuing Class II Directors

Biographies of Continuing Class II Directors with Terms Expiring at the 2022 Annual

Meeting of Stockholders

JOSEPH P. PLATT
GENERAL PARTNER—THORN PARTNERS, LP Director Since: 2017 Age: 72	Class II Director Term expires 2022 CEIX Committees: • Compensation (Chair) • Nominating and Corporate Governance • Health, Safety and Environmental

BACKGROUND:

Joseph P. Platt joined the Board on November 28, 2017. He currently serves as a member of our Board’s Compensation Committee, which he chairs, Nominating and Corporate Governance Committee and Health, Safety and Environmental Committee. Mr. Platt previously served as a member of the board of directors of CNX Resources Corporation (“CNX”), CEIX’s former parent, from May 2016 until November 28, 2017, when CEIX separated from CNX. He is the general partner at Thorn Partners, LP, a family limited partnership, a position he has held since 1998. Mr. Platt’s career at Johnson and Higgins, a global insurance broker and employee benefits consultant (J&H), spanned 27 years until 1997, when J&H was sold to Marsh & McLennan Companies. At the time of the sale, Mr. Platt was an owner, director and executive vice president of J&H. Mr. Platt has served on the board of directors of Greenlight Capital Re, Ltd., a property and casualty reinsurer, since 2004 and has been its lead independent director since 2007, and also serves as an independent director of BlackRock’s Multi-Asset Funds and on the boards of various other nonpublic companies and not-for-profit institutions.

QUALIFICATIONS: Mr. Platt brings significant financial, compensation and risk management expertise to our Board.

EDWIN S. ROBERSON
FORMER CHIEF EXECUTIVE OFFICER— CHRIST COMMUNITY HEALTH SERVICES Director Since: 2017 Age: 74	Class II Director Term expires 2022 CEIX Committees: • Audit • Nominating and Corporate Governance (Chair) • Health, Safety and Environmental

BACKGROUND:

Edwin S. Roberson joined the Board on November 28, 2017. He currently serves as a member of our Board’s Audit Committee, Nominating and Corporate Governance Committee, which he chairs, and Health, Safety and Environmental Committee. Mr. Roberson previously served as a member of the board of directors of CNX from May 2016 until November 28, 2017, when CEIX separated from CNX. From 2014 until his retirement on December 31, 2017, Mr. Roberson served as Chief Executive Officer of Christ Community Health Services, a health system of eight clinics providing high quality healthcare to the underserved in the Memphis, Tennessee community. Prior to that, Mr. Roberson served as Chief Executive Officer of various cancer research and biotech firms, and as President of Beacon Consulting, LLC, a business consulting firm, from 2006 to 2011. From 1991 to 2006, he worked at Conwood LLC, the nation’s second-largest manufacturer of smokeless tobacco products and a major seller and distributor of tobacco products manufactured by third parties, where he served in several roles, including Chief Financial Officer and, ultimately, President. After serving in the Army from 1969 to 1971, where he was awarded two Bronze Stars in Vietnam, Mr. Roberson, a certified public accountant, began his professional career at KPMG, an international accounting and consulting firm, where he was a tax partner until 1991. Mr. Roberson also served on the board of directors of Paragon National Bank, where he was chairman of the audit committee. Mr. Roberson currently serves on the board of directors of Infocare, Inc. (US), and on the boards of directors of several private companies. Additionally, he serves on the Board of Directors of the Sycamore Institute and the Gateway for Cancer Research.

QUALIFICATIONS:

Mr. Roberson received a BSBA in accounting from the University of North Carolina at Chapel Hill and an MBA from the University of Georgia. Mr. Roberson brings to the Board significant leadership skills and financial, accounting and strategy expertise. Further, Mr. Roberson is a certified public accountant.

– 2020 Proxy Statement	13

PROPOSAL NO. 1—ELECTION OF CLASS III DIRECTORS | Biographies of Continuing Class I Directors

Biographies of Continuing Class I Directors with Terms Expiring at the 2021 Annual Meeting of Stockholders

SOPHIE BERGERON
FORMER GENERAL MANAGER, ÉLÉONORE MINE OF NEWMONT CORPORATION Director Since: 2019 Age: 42	Class I Director Term expires 2021 CEIX Committees: • Nominating and Corporate Governance • Health, Safety and Environmental (Chair)

BACKGROUND:

Sophie Bergeron joined the Board on March 1, 2019. She currently serves as a member of our Board’s Health, Safety and Environmental Committee, which she chairs, and Nominating and Corporate Governance Committee. Ms. Bergeron most recently worked for Goldcorp Inc. (now Newmont Corporation), a gold production company headquartered in Vancouver British Columbia, Canada, which she joined in 2010. At Newmont Corporation, Ms. Bergeron worked across the company’s project portfolio and mining operations in the Americas, serving as the General Manager for Newmont Corporation’s Éléonore Mine (James Bay, Québec), a position she held from April 2019 to February 2020, as the Mine General Manager, a position she held from November 2017 to April 2019, and as the Project Manager for the Century Project (Timmins, Ontario), a position she held from December 2016 to October 2017. Prior to that, Ms. Bergeron was the Operations Manager for Goldcorp’s Hoyle Pond Mine (Timmins, Ontario) from February 2015 to February 2016 and the Operations Manager for the Mine Ramp-Up (Cerro Negro, Argentina) from July 2014 to February 2015. Her other positions at Goldcorp included Director, Health and Safety from November 2012 to June 2014 and Senior Mining Manager from September 2010 to November 2012. Prior to joining Goldcorp in 2010, Ms. Bergeron held various positions with Xstrata Nickel (Xstrata), a nickel producer headquartered in Toronto, Canada. During her time at Xstrata, Ms. Bergeron rose to the position of Continuous Improvement Superintendent, completed her Six Sigma certification and earned a certificate in business optimization from Melbourne University in Australia. Ms. Bergeron is an active member of the Québec Mining Association and sits on its board of directors.

QUALIFICATIONS:

Through Ms. Bergeron’s education and experience, she has gained expertise in the mining sector, which provides significant value and insight to the Board, particularly with respect to operating and strategic issues. Ms. Bergeron has extensive expertise in health and safety, mine operations management and continuous improvement.

JAMES A. BROCK
PRESIDENT & CHIEF EXECUTIVE OFFICER OF CEIX Director Since: 2017 Age: 63	Class I Director Term expires 2021 CEIX Committees: • Health, Safety and Environmental

BACKGROUND:

James A. Brock has served as our Chief Executive Officer since June 21, 2017, and as our President since December 4, 2017, and he has been a member of our Board since November 28, 2017. He currently serves as a member of our Board’s Health, Safety and Environmental Committee. Mr. Brock previously served as the Chief Operating Officer-Coal of CNX from December 10, 2010 until November 28, 2017, when CEIX separated from CNX. Mr. Brock also currently serves as Chief Executive Officer and Chairman of the board of directors of the general partner of CONSOL Coal Resources LP, a position he has held since March 16, 2015. Previously, he served as Senior Vice President-Northern Appalachia-West Virginia Operations of CNX from 2007 to 2010, and as Vice President-Operations of CNX from 2006 to 2007. Mr. Brock began his career with CNX in 1979 at the Matthews Mine and since then has served at various locations in many positions including Section Foreman, Mine Longwall Coordinator, General Mine Foreman and Superintendent. Mr. Brock’s achievements in mining were recognized with his being named 2010 Coal Safety Leader of the Year in West Virginia and his induction into the West Virginia Coal Hall of Fame in 2016. Mr. Brock also currently serves as the Treasurer of the Pennsylvania Coal Alliance board of directors, and as a member of the boards of directors of the National Coal Council, the American Coalition for Clean Coal Electricity (ACCCE) and the National Mining Association.

QUALIFICATIONS:

With a career in coal spanning five decades, we believe Mr. Brock’s extensive knowledge of our industry and our operations gained during his years of service with CNX, and now CEIX, provides our Board with valuable experience.

14	– 2020 Proxy Statement

PROPOSAL NO. 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of CEIX’s independent registered public accounting firm. The Audit Committee has appointed Ernst & Young LLP as the independent registered public accounting firm for CEIX for the fiscal year ended December 31, 2020. The Board now recommends that CEIX’s stockholders ratify this appointment.

Neither CEIX’s governing documents nor the law require stockholder ratification of the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm. However, the Board is submitting the appointment of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of CEIX and its stockholders.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to address the meeting and respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.

– 2020 Proxy Statement	15

AUDIT COMMITTEE AND AUDIT FEES

Audit Committee Report

The Audit Committee has reviewed and discussed with management and Ernst & Young LLP (“E&Y”), CEIX’s independent registered public accounting firm, the audited financial statements of CEIX for the fiscal year ended December 31, 2019 (the “Audited Financial Statements”). In addition, the Audit Committee has discussed with E&Y the matters required to be discussed under the auditing standards of the Public Company Accounting Oversight Board (“PCAOB”) (Auditing Standard No. 1301—Communications with Audit Committees) and the SEC relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of the registered public accounting firm’s activities or access to requested information and any significant disagreements with management.

The Audit Committee also has received the written disclosures and letter from E&Y regarding E&Y’s independence required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with the independent registered public accounting firm that firm’s independence from CEIX and its subsidiaries.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the Audited Financial Statements be included in CEIX’s Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the SEC.

Members of the Audit Committee:

John T. Mills, Chair

William P. Powell

Edwin S. Roberson

The foregoing Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of CEIX under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that CEIX specifically incorporates the Report by reference therein.

16	– 2020 Proxy Statement

AUDIT COMMITTEE AND AUDIT FEES | Independent Registered Public Accounting Firm

Independent Registered Public Accounting Firm

The following table presents fees billed for professional audit services rendered by E&Y in connection with its audits of CEIX’s annual financial statements for the years ended December 31, 2019 and 2018 and fees for other services rendered by E&Y during those periods, excluding the fees billed to CONSOL Coal Resources LP (“CCR”).

	2019 (E&Y Fees)	2018 (E&Y Fees)
Audit Fees	$1,396,200	$1,333,600
Audit-Related Fees	$—	$540,000
Tax Fees	$—	$—
All Other Fees	$7,200	$7,200

Total	$1,403,400	$1,880,800

As used in the table above, the following terms have the meanings set forth below.

Audit Fees

The fees for professional services rendered in connection with the audit of CEIX’s annual financial statements, for the review of the financial statements included in CEIX’s Quarterly Reports on Form 10-Q, and for services that are normally provided by the accounting firm in connection with statutory and regulatory filings or engagements.

Audit-Related Fees

There were no professional services for audit-related fees in 2019. The professional services for audit-related fees in 2018 were for the pre-implementation assessment of our Oracle enterprise resource planning software that became our system of record on January 1, 2019.

Tax Fees

There were no professional services for tax-related work in 2019 or 2018.

All Other Fees

The fees for products and services provided, other than for the services reported under the headings “Audit Fees,” “Audit-Related Fees” and “Tax Fees.” These fees were for publications and online subscriptions.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee, or the Chair of the Audit Committee, must preapprove all audit and non-audit services provided to CEIX by its independent registered public accounting firm. The Audit Committee must consider whether such services are consistent with SEC rules on auditor independence. All of the services performed by E&Y in 2019 were pre-approved by the Audit Committee.

– 2020 Proxy Statement	17

PROPOSAL NO. 3 — ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), CEIX is required to provide its stockholders with the opportunity to cast a non-binding advisory vote on compensation paid to our named executive officers. Accordingly, we ask our stockholders to vote, on an advisory basis, “FOR” the compensation paid to our named executive officers in 2019 as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, and to adopt the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to CEIX’s named executive officers, as disclosed in this Proxy Statement, including the “Compensation Discussion and Analysis” compensation tables and narrative discussion, is hereby APPROVED on an advisory basis.”

As described in detail in the “Compensation Discussion and Analysis,” our executive compensation program is designed to attract, motivate and retain key executives who drive our success and industry leadership. We achieve these objectives through compensation that:

•	links a significant portion of total compensation to performance, which we believe will create long-term stockholder value;

•	includes stock-based compensation, which encourages our named executive officers to act as owners of CEIX;

•	is tied to overall corporate performance, and financial and operational goals (annual and long-term) such that our executives are paid for performance;

•	enhances retention in a highly competitive market by subjecting a significant portion of total compensation to multi-year vesting or performance conditions;

•	discourages unnecessary and excessive risk-taking; and

•	provides a competitive total pay opportunity.

The Compensation Committee reviews the compensation programs for our executive officers to ensure they achieve the desired goal of aligning our executive compensation structure with our stockholders’ interests and current market practices. Please read the “Compensation Discussion and Analysis” beginning on page 32, and the tabular compensation disclosures and accompanying narrative discussion beginning on page 46. The Compensation Discussion and Analysis discusses our executive compensation philosophy, programs and objectives, while the tabular compensation disclosures and accompanying narrative discussion provide detailed information on the compensation of our named executive officers.

We are asking our stockholders to indicate their support for the compensation paid to our named executive officers in 2019 as described in this Proxy Statement (including the Compensation Discussion and Analysis, the compensation tables and other related compensation disclosures required by Regulation S-K Item 402 and contained herein). This proposal is intended to give our stockholders the opportunity to express their views on the compensation paid to our named executive officers in 2019. This vote is not intended to address any specific item of compensation, but rather the overall compensation paid to our named executive officers, and the philosophy, policies and practices described in this Proxy Statement.

As an advisory vote, your vote will not be binding on CEIX, the Board or the Compensation Committee. However, our Board and our Compensation Committee, which are responsible for designing and administering CEIX’s executive compensation program, value the opinions of our stockholders and to the extent there is any significant vote against the compensation paid to our named executive officers in 2019, we will consider our stockholders’ concerns, if any, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

After our stockholders voted in 2018, on an advisory basis, on the frequency of this advisory vote on compensation, the Company elected to hold future advisory votes on compensation on an annual basis until the next stockholder advisory vote on frequency, which we expect will be conducted at our annual meeting of stockholders in 2024.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE, ON AN ADVISORY BASIS, “FOR” THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS IN 2019, AS DISCLOSED IN THIS PROXY STATEMENT, PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

18	– 2020 Proxy Statement

PROPOSAL NO. 4 — APPROVAL OF THE CEIX 2020 OMNIBUS PERFORMANCE INCENTIVE PLAN

Executive Summary

The Board proposes to amend the Omnibus Performance Incentive Plan (the “Plan”) to increase the number of shares available for grant by 2,350,000 million.

The terms of the Plan are aligned with stockholders’ interests, including a minimum vesting requirement, no automatic single-trigger vesting for eligible employees upon a change in control, no liberal share counting, no use of discounted stock options or stock appreciation rights (SARs), and no use of reload options.

We maintain strict annual compensation limits on the dollar amount of any award to an individual non-employee director eligible to participate in the Plan, as well as similar dollar and annual share limits on compensation payable to any employee eligible to participate in the Plan.

We also have robust compensation governance and equity grant practices, including plan provisions that permit dividend payouts only after vesting and performance conditions are met, and forfeiture/cancellation provisions for cause terminations, as well as restrictive covenants and clawback features in all awards and we also maintain an anti-hedging and anti-pledging policy as part of our corporate governance guidelines.

While the exception to the $1 million cap on deductible compensation under Internal Revenue Code (the “Code”) Section 162(m) was repealed, we generally continue to abide by the procedural rules associated with establishing performance goals and certifying performance against such pre-established goals.

Background

We currently maintain the Plan, which was last approved in 2017 by stockholders with 100% of stockholder votes cast in favor of the Plan. Under the Plan, we have reserved a number of shares of our common stock for issuance to eligible employees (including executive officers and non-employee directors) as equity-based awards in the form of restricted stock, restricted stock units, deferred stock units, stock options, SARs and performance-based awards which may be settled in shares of company common stock or cash. The Plan was originally adopted by CONSOL Mining Corporation, effective as of November 22, 2017, and submitted to our former parent’s stockholders (CNX Resources Corporation) on November 22, 2017. The Plan is currently scheduled to expire on November 22, 2027. On March 12, 2020, our Board approved the adoption of the 2020 Omnibus Performance Incentive Plan which amends and restates the Plan originally adopted in 2017. The 2020 Omnibus Performance Incentive Plan is subject to the approval of our stockholders at the annual meeting, principally to increase the number of shares available for grant.

Material Changes to the Plan

The 2020 Omnibus Performance Incentive Plan makes the following material changes:

•	Increases the number of shares of our common stock available for awards under the Plan by 2,350,000 million shares.

•	Imposes a minimum vesting requirement on all awards (both service and performance-based).

•	Ensures “double trigger” vesting so that an employee participant’s award will vest only if the participant’s employment is terminated in connection with a change in control.

•	Adjust the individual annual maximum dollar limit on any award payable to a non-employee director from $400,000 to $500,000.

•

Adjust the annual dollar limit (from $4 million to $6 million) and annual share limits (from 500,000 to 750,000 for Stock Options, Stock Appreciation Rights and PSUs) on any award payable to an employee participant even though such limits are no longer required by Code Section 162(m).

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PROPOSAL NO. 4—APPROVAL OF THE CEIX 2020 OMNIBUS PERFORMANCE INCENTIVE PLAN

Impact of the 2020 Omnibus Performance Incentive Plan based on Information as of February 12, 2020

•

As of February 12, 2020, under the current authorization, there are 22,091 shares of common stock available for grant as equity-based awards. Based on our current run rate, these shares will expire before our Annual Meeting even though the current Plan term has seven years remaining. We believe it is appropriate to increase the number of shares of our common stock available for awards under the Plan so that our company can continue the practice of granting equity-based awards. We estimate the total dilutive effect of our Plan on our stockholders (sometimes called “overhang”) resulting from the 2020 Omnibus Performance Incentive Plan would be approximately 14.38%, with the incremental overhang resulting from the requested share increase equal to approximately 7.75%. The overhang is calculated as of February 12, 2020. The table below provides updated information about our common stock subject to equity compensation plan(s) as of February 12, 2020

(a) Incremental share request subject to stockholder approval	2,350,000

(b) Shares underlying outstanding awards of restricted shares/stock-settled restricted stock units under equity plan	2,001,272

(c) Stock Options outstanding under all equity plans	0

(d) Shares currently available for future issuance under all equity plans	22,091

(e) Total shares authorized for, or outstanding under, Equity awards (a + b + c + d)	4,373,363

(f) Total common shares outstanding	26,029,202

(g) Fully diluted overhang (e/(e+f))	14.38%

For the past three calendar years (2017-2019), the weighted average annual share usage was 1.4% (excluding converted awards) and 1.9% (including converted awards) of our common shares outstanding. Converted awards are awards that were originally granted by our former parent, CNX Resources Corporation from whom CEIX separated in November of 2017, made under our former parent’s plan that automatically converted into CEIX awards under the Plan as a result of the separation. If the Plan is approved, we expect the pool of requested shares to last one to two years year based on our current stock price, and due to recent volatility in the market place, specifically in the coal industry.

Purpose

The Plan is intended to serve a critical role in our pay-for-performance compensation program. In addition, our Board believes that equity-based awards aid in our ability to attract, retain and motivate our employees and non-employee directors, and it is the most direct way to align employee and non-employee Director interests with those of stockholders. As part of our pay-for-performance practices, more than 1,770 employees receive variable incentives. The portion of the variable incentive equity-based awards generally increases with compensation levels according to long-term incentive targets, generally expressed as a percentage of the individual executive’s base salary, aligning employees’ interests with those of stockholders. In addition, our executive officers receive PSUs that must be earned by meeting specific pre-established performance criteria, as described on page 40 for awards granted in February 2019. More highly compensated employees receive a portion of their variable incentive as restricted stock units (RSUs). Equity awards granted to employees are subject to forfeiture/cancellation and clawback features which encourage appropriate behavior and manage risk in our compensation program; these features are described on page 44. The value of RSUs tracks the price of our common shares.

The Plan also provides a vehicle through which we compensate our nonemployee directors who are eligible to receive an annual equity award in the form of RSUs for their service on the Board. See the description of our non-employee director compensation beginning on page 70.

The Plan is the company’s vehicle for delivering deferred equity-based awards. Since the Plan was last approved by stockholders in 2017, the amount of common stock awarded has averaged approximately 858,000 shares annually; we now have 22,091 shares remaining for awards under the Plan. The Board has determined to increase the shares of our common stock available for awards under the Plan by 2,350,000 million shares to enable the granting of Plan

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PROPOSAL NO. 4—APPROVAL OF THE CEIX 2020 OMNIBUS PERFORMANCE INCENTIVE PLAN

awards in the future. The alternative would be to increase the use of cash awards, which we believe would be less aligned with stockholder interests. Therefore, the Board recommends amending the Plan to increase the number of shares of common stock available for awards under the Plan.

The additional 2,350,000 million shares authorized under the Plan would allow our company to continue its current grant practices for one to two years.

Plan Features and Grant Practices That Protect Stockholder Interests

The Plan and the company’s grant practices continue to include a number of features intended to protect the interests of stockholders.

What We Do

The Compensation Committee reviews the dilutive impact of our stock program, including by monitoring its “overhang” relative to its peer group of energy and coal companies.

With the shares requested, our overhang will be approximately 14.38%.

Based on data available as of February 12, 2020, we believe the rate at which CEIX grants equity-based awards relative to its outstanding shares of common stock (or run rate) is a reasonable grant practice.

Stock retention requirements align executive officer and stockholder interests by linking the value realized from equity-based awards to sustainable company performance. Since 2017, we have had in place stock ownership guidelines that require our senior executive officers to own a minimum number of shares of our common stock, based on a multiple of base salary. See page 44 of the Compensation Discussion & Analysis. The company has also required senior executives to hold 50% of net after-tax shares received from equity-based awards until such ownership guidelines are met. Similarly, our non-employee Directors are also subject to stock ownership guidelines. See page 70 under “Stock Ownership Guidelines” following non-employee Director Compensation.

Equity awards are subject to multiple separate and distinct “clawback” requirements that can result in the awards potentially being forfeited or cancelled or prior payments recouped. These clawback requirements work together to ensure that rewards realized over time appropriately reflect the time horizon of the risks taken and encourage proper conduct. These clawback requirements are discussed in detail under “Compensation Discussion and Analysis” on page 44.

The Plan includes minimum vesting requirements. All awards generally cannot vest earlier than the first anniversary of the grant date of the award. Certain limited exceptions are permitted.

While we have not yet declared any dividends on any awards, our Plan and grant practices would require that any dividends/dividend equivalents on restricted stock shares/units awarded to employees would be accrued with interest from the grant date and paid only if and when the underlying award becomes vested.

While Code Section 162(m) no longer applies, we continue to impose annual share and dollar limits on executive awards, and follow procedural requirements associated with the establishment of performance goals and certification of our performance against such goals, even though no longer required under the Code.

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PROPOSAL NO. 4—APPROVAL OF THE CEIX 2020 OMNIBUS PERFORMANCE INCENTIVE PLAN

What We Don’t Do

Automatic vesting of awards upon a change in control (sometimes referred to as “single trigger” vesting) for eligible employees is not allowed. Instead, the Plan permits the Compensation Committee to provide for award vesting only if an employee participant’s employment is terminated in connection with a change in control (i.e., “double trigger” vesting); single trigger vesting is only permissible for non-employee directors.

The Plan does not include provisions frequently labeled as “liberal share counting” (e.g., the ability to re-use shares tendered or surrendered to pay the exercise cost or tax obligation of grants or the “net counting” of shares for stock option or SAR exercises). The only share re-use provisions are for awards that are cancelled or forfeited, or for awards settled in cash.

The use of discounted stock options or SARs, the use of dividend equivalents on stock options or SARs, and the use of reload options is prohibited.

The Plan broadly prohibits the repricing of stock options or SARs without stockholder approval, including the repurchase of underwater options or SARs for cash.

Option or equity transferability to third parties “for consideration” is not allowed. The transfer of awards, if at all, is limited to immediate family members without consideration and by the laws of descent and distribution.

Overview of the Plan

The following is a summary of the material terms of the Plan, as amended. It is qualified in its entirety by reference to the terms of the Plan, as amended. A copy of the Plan, marked to show the amendment and restatement approved by the Board on March 12, 2020, is attached to this proxy statement as Appendix B. The proposed amendment and restatement of the Plan will become effective only if the Plan, as amended and restated, is approved by our stockholders.

Number of Shares

The Plan, as approved by stockholders in 2017, provides that the aggregate number of shares of our common stock available for grants of awards under the Plan from and after November 22, 2017 will not exceed the sum of (i) 2,600,000 million shares plus (ii) any shares that were converted awards, originally issued by CNX Resources Corporation (our former parent), that were assumed by the company under a certain Employee Matters Agreement, when the company was spun off from our former parent on November 28, 2017. As of February 12, 2020, there were approximately 22,091 common shares available for future awards under the Plan. The 2020 Omnibus Performance Incentive Plan, if approved by stockholders, would increase the number of shares available for awards by 2,350,000 shares, to approximately 4,950,000 million shares estimated based on information available on February 12, 2020.

Under the Plan, each award, whether granted as a stock option, SAR, restricted stock share, PSU, RSU, or deferred stock unit, counts against the available share pool as one share for each share awarded.

The share re-use provisions under the Plan do not include any “liberal share counting” features. Shares covered by awards will continue to be available for awards if and only to the extent (a) the award is cancelled or forfeited or (b) the award is settled in cash. Shares used to cover the exercise price of stock options or to cover any tax withholding obligations in connection with awards will continue to be unavailable for awards under the Plan. In addition, the total number of shares covering stock-settled SARs or net-settled options will be counted against the pool of available shares, not just the net shares issued upon exercise.

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PROPOSAL NO. 4—APPROVAL OF THE CEIX 2020 OMNIBUS PERFORMANCE INCENTIVE PLAN

Administration

The Plan is administered by the Board of Directors who has delegated primary responsibility for administering the Plan to the Compensation Committee. To the extent permitted by law, the Compensation Committee may designate an individual or committee (which need not consist of directors) to act as the appropriate committee under the Plan for granting awards to eligible employees who are not “officers” under Section 16 of the Securities Exchange Act; provided, however, that any awards made to non-employee directors must be approved by the Board. Under the Plan, the Compensation Committee (as a result of the Board’s delegation referred to immediately above) has authority with respect to the following:

•	the selection of the eligible employees to receive awards from time to time

•	the granting of awards in amounts as it determines

•	the imposition of limitations, restrictions and conditions upon awards

•	the certification of the attainment of performance goals, if applicable

•	the interpretation of the Plan and the adoption, amendment and rescission of administrative guidelines and other rules and regulations relating to the Plan

•	the correction of any defect or omission or reconciliation of any inconsistency in the Plan or any award granted under the Plan

•	the making of all other determinations and taking of all other actions necessary or advisable for the implementation and administration of the Plan

The Board administers grants of awards including stock options, RSUs and deferred stock units under the Plan to non-employee directors.

Eligibility

Except for certain non-employee director restricted stock awards as described below, “eligible employees” of CONSOL Energy Inc. and its subsidiaries may participate in the Plan, as selected by the Compensation Committee. Eligible employees are those employees of CONSOL Energy Inc. and its subsidiaries who occupy managerial or other important positions and who have made, or are expected to make, important contributions to our business, as determined by the Compensation Committee. Under an Equity Grant Practices policy adopted by the Board, the Compensation Committee has authority to delegate to the Chairman and Chief Executive Officer authorization to award grants to non-executive officers subject to terms and conditions approved by the Compensation Committee. As mentioned above, the Compensation Committee in its discretion selects which key employees will receive any awards. As noted elsewhere in this Proxy Statement, as part of our director compensation program, our Board grants RSUs and deferred stock units to non-employee directors on the day of their election or appointment as a non-employee director. Any non-employee director nominee that receives at least a majority of votes cast at the annual meeting will be elected at the annual meeting, and will be eligible to receive the restricted stock award as part of their 2020-2021 director compensation assuming that this proposal is approved.

The approximate number of eligible employees who may participate in the Plan are 360. We have historically granted equity to a broad set of employees. In order to be as efficient as possible with the use of equity, we may in the future limit the use of equity to fewer employees and use different forms of rewards for employees who would not normally receive equity compensation based on competitive market practices.

Types of Awards

The Plan permits awards of stock options, SARs, restricted stock shares PSUs and RSUs to key employees and restricted stock shares to non-employee directors, all of which are described in more detail below.

Awards of Stock Options and SARs. The Plan provides for the grant of options to purchase shares of our common stock at option prices which are not less than the fair market value of a share of our common stock at the close of business on the date of grant. (The fair market value of a share of our common stock as of February 12, 2020 was $6.98). The Plan also provides for the grant of SARs to key employees. SARs entitle the holder upon

– 2020 Proxy Statement	23

PROPOSAL NO. 4—APPROVAL OF THE CEIX 2020 OMNIBUS PERFORMANCE INCENTIVE PLAN

exercise to receive either cash or shares of our common stock or a combination of the two, as the Compensation Committee in its discretion may determine, with a value equal to the difference between: (i) the fair market value on the exercise date of the shares with respect to which a SAR is exercised; and (ii) the fair market value of the shares on the date of grant.

Awards of options under the Plan, which may be either incentive stock options (which qualify for special tax treatment) or non-qualified stock options, are determined by the Compensation Committee. No more than an aggregate of 750,000 shares in any one calendar year may be awarded to a participant as incentive stock options or SARs under the Plan. The terms and conditions of each option and SAR are to be determined by the Compensation Committee (or its designees) at the time of grant.

Options and SARs granted under the Plan will expire not more than 10 years from the date of grant, and the award agreements entered into with each participant will specify the extent to which options and SARs may be exercised during their respective terms, including in the event of the participant’s death, disability or termination of employment.

The Plan includes two additional limitations on stock option and SAR grants:

•	The Plan expressly prohibits dividend equivalents with respect to stock options and SARs.

•	The Plan permits non-qualified stock options and SARs to be transferable if and to the extent permitted under the applicable award agreement, but prohibits transfers to be made for consideration.

Our Board has not granted any stock options or SARs since the Plan was adopted in 2017.

Awards of Restricted Stock and Restricted Stock Units (including performance-based RSUs). Under the Plan, the Compensation Committee may award eligible employees restricted shares of our common stock, PSUs or RSUs, which represent the right to receive shares of our common stock (or cash equal to the fair market value of those shares). Each award agreement will contain the terms of the award, including any applicable conditions, which may include continued service of the participant, the attainment of specified performance goals or any other conditions deemed appropriate by the Compensation Committee. With respect to any PSU, our Plan provides that a maximum of 750,000 shares as of the grant date in any one calendar year of CEIX may be awarded to an employee participant.

Restricted stock will be held in our custody until the applicable restrictions have been satisfied. The participant cannot sell, transfer, pledge, assign or otherwise alienate or hypothecate restricted stock shares until the applicable restrictions are satisfied. Once the restrictions are satisfied, the shares will be delivered to the participant’s account, free of restrictions. During the period of restriction, the participant may exercise full voting rights with respect to the restricted stock shares. While the company has not yet granted any dividends, the Plan and our grant practice is not to pay dividends on restricted stock during the vesting period, but to accrue those dividends with interest from the grant date to be paid only if and when the underlying award becomes vested.

The award agreement for any RSUs will specify whether units that become earned and payable will be settled in shares of our common stock (with one share of common stock to be delivered for each earned and payable RSU), in cash (equal to the aggregate fair market value of the RSUs that are earned and payable), or in a combination of shares and cash. Shares of our common stock used to pay earned RSUs may have additional restrictions, as determined by the Compensation Committee. Unpaid RSUs may have dividend equivalent rights, as determined by the Compensation Committee and evidenced in the award agreement. As with restricted stock shares, our Plan and our grant practice is not to include dividend equivalent rights for awards of RSUs. Unpaid RSUs have no voting rights.

Non-Employee Director Awards. The Plan also provides for awards of RSUs to our non-employee directors as part of our director compensation program. These awards vest one year after the date of grant, or earlier in case of death, disability or a change in control. If a director terminates his service before the one-year vesting date, a prorated amount of the award vests based on the number of days the director served during the vesting period before his termination of service with the Company. No director may be granted in any one fiscal year of CEIX, calculated as of the grant date an award valued at more than $500,000. Awards may be deferred under the Company’s Deferred Compensation Plan for non-employee directors. See “Understanding Our Director Compensation Table” on page 70 for additional details about our director compensation program.

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PROPOSAL NO. 4—APPROVAL OF THE CEIX 2020 OMNIBUS PERFORMANCE INCENTIVE PLAN

Cash Awards. The Plan also permits awards to be made in the form of cash with such vesting or other restrictions, if any determined by the Board (or Committee, as appropriate). If a cash award is intended to be performance-based, the individual award value to an employee participant (on the grant date) may not exceed $6 million in any one calendar year.

Minimum Vesting Conditions

The Plan, as amended and restated imposes a minimum vesting requirement so that generally all awards will vest no more quickly than the first anniversary of the grant date of the award. This requirement does not apply to (1) certain substitute awards arising from acquisitions, (2) shares delivered in lieu of fully vested cash incentive awards or (3) a maximum of five percent (5%) of our available share reserve authorized under the Plan. In addition, the minimum vesting requirement does not apply to the Compensation Committee’s discretion to provide for accelerated exercisability or vesting of any award, including in cases of retirement, workforce reduction, death, disability, or a change in control, in the terms of the award or otherwise.

Withholding for Payment of Taxes

The Plan provides for the withholding and payment by a participant of any payroll or withholding taxes required by applicable law. The Plan permits a participant to satisfy this requirement, with the approval of the Compensation Committee and subject to the terms of the Plan, by withholding from the participant a number of shares of our common stock otherwise issuable under the award having a fair market value equal to the amount of applicable payroll and withholding taxes. The amendment to the Plan, if approved by stockholders, would permit the company and the participant to withhold at rates up to the maximum statutory tax rates.

Adjustments for Changes in Capitalization

In the event of any change in the number of our outstanding shares of common stock by reason of any stock dividend, split, spin-off, recapitalization, merger, consolidation, combination, exchange of shares or otherwise, the aggregate number of shares of our common stock with respect to which awards may be made under the Plan, the annual limit on individual awards, the limits on incentive stock options, restricted stock, PSUs and RSUs and the terms, types of shares and number of shares of any outstanding awards under the Plan will be equitably adjusted by the Compensation Committee in its discretion to preserve the benefit of the award for us and the participant.

No Single Trigger Vesting Upon a Change in Control for Eligible Employees

The Plan permits the Board or the Compensation Committee to provide for vesting of awards to eligible employees in connection with a change in control of the company if there is also a termination of employment in connection with the change in control. This is often referred to as “double trigger” vesting. For these purposes, a termination is considered to be in connection with a change of control if it occurs upon or within two years after the change in control and is for one of the following two reasons: (i) an involuntary termination by the company without “cause” or (ii) a termination by the participant for “good reason.” “Cause” is defined in the Plan and “good reason” will be as defined in the applicable award agreement. In addition, the Board or the Compensation Committee may provide for the assumption or substitution of awards by a surviving corporation. Awards to non-employee directors may fully vest upon a change in control.

Amendment and Termination of the Plan

Our Board has the power to amend, modify or terminate the Plan on a prospective basis. Stockholder approval will be obtained for any change to the material terms of the Plan to the extent required by New York Stock Exchange listing requirements or other applicable law. The Plan, as amended and restated, automatically terminates at the close of business on November 22, 2027, following which no awards may be made under the Plan.

Option and SARs Repricing Prohibited

The Plan specifically prohibits the repricing of stock options or SARs without stockholder approval. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (A) changing the terms of a stock option or SAR to lower its exercise price; (B) any other action that is treated as a

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PROPOSAL NO. 4—APPROVAL OF THE CEIX 2020 OMNIBUS PERFORMANCE INCENTIVE PLAN

“repricing” under generally accepted accounting principles; and (C) repurchasing for cash or canceling a stock option or SAR at a time when its exercise price is greater than the fair market value of the underlying stock in exchange for another award, unless the cancellation and exchange occurs in connection with change in capitalization or similar change. Such cancellation and exchange would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the eligible employee.

Federal Income Tax Treatment

The following discussion summarizes certain U.S. federal income tax consequences of awards under the Plan based on the law as in effect on the date of this document. The following discussion does not purport to cover federal employment taxes or other federal tax consequences that may be employed with awards, nor does it cover state, local or non-U.S. taxes.

Non-qualified Stock Options. A participant generally will not recognize taxable income upon the grant or vesting of a non-qualified stock option with an exercise price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon the exercise of a non-qualified stock option, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the stock option on the date of exercise and the exercise price of the stock option. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the fair market value of the shares on the exercise date.

Incentive Stock Options. A participant generally will not recognize taxable income upon the grant of an incentive stock option. If a participant exercises an incentive stock option during employment or within three months after employment ends (twelve (12) months in the case of permanent and total disability), the participant will not recognize taxable income at the time of exercise for regular U.S. federal income tax purposes (although the participant generally will have taxable income for alternative minimum tax purposes at that time as if the stock option were a non-qualified stock option). If a participant sells or otherwise disposes of the shares acquired upon exercise of an incentive stock option after the later of (a) one year from the date the participant exercised the option and (b) two years from the grant date of the stock option, the participant generally will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the disposition and the exercise price of the stock option. If a participant sells or otherwise disposes of shares acquired upon exercise of an incentive stock option before these holding period requirements are satisfied, the disposition will constitute a “disqualifying disposition,” and the participant generally will recognize taxable ordinary income in the year of disposition equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the stock option (or, if less, the excess of the amount realized on the disposition of the shares over the exercise price of the stock option). The balance of the participant’s gain on a disqualifying disposition, if any, will be taxed as short-term or long-term capital gain, as the case may be.

With respect to both non-qualified stock options and incentive stock options, special rules apply if a participant uses shares of common stock already held by the participant to pay the exercise price or if the shares received upon exercise of the stock option are subject to a substantial risk of forfeiture by the participant.

Stock Appreciation Rights. A participant generally will not recognize taxable income upon the grant or vesting of a SAR with a grant price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon the exercise of a SAR, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the SAR on the date of exercise and the grant price of the SAR.

Restricted Stock and Restricted Stock Units (including performance-based RSUs (PSUs). A participant generally will not have taxable income upon the grant of restricted stock, RSUs or PSUs. Instead, the participant will recognize ordinary income at the time of vesting or payout equal to the fair market value (on the vesting or payout date) of the shares or cash received minus any amount paid. For restricted stock only, a participant may instead elect to be taxed at the time of grant.

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PROPOSAL NO. 4—APPROVAL OF THE CEIX 2020 OMNIBUS PERFORMANCE INCENTIVE PLAN

Deferred Stock Units. A participant will generally not have taxable income upon the grant of a deferred stock unit. Instead, the participant will recognize ordinary income not at the time of vesting, but on such future date certain to which the participant has deferred receipt of the award. Accordingly, the participant will recognize ordinary income equal to the fair market value (on the payout date following the date certain to which he has deferred the award) of the shares or cash received.

Cash Awards. A participant will generally recognize taxable income on cash paid to him at the time of vesting and or payment of the award, unless the participant has deferred receipt of the award.

Tax Consequences to the Company. We generally will be entitled to a deduction at the same time, and in the same amount, as a participant recognizes ordinary income, subject to certain limitations imposed under the Code, including those imposed by Section 162(m) which limits the amount of compensation that is payable to a certain senior executives to $1 million.

New Stock Plan Benefits

It is not possible to determine the benefits that will be received by executive officers, by other employees or by non-employee directors under the Plan if the Plan is approved by the stockholders. Such benefits will depend on future actions of the Compensation Committee or the Board, the fair market value of our common stock at various future dates, the extent to which performance goals set by our Compensation Committee are met and/or the individual performance of the particular executive officer or employee. And, because awards under the Plan are discretionary, they are generally not determinable at this time.

Additional Information

Securities Authorized For Issuance Under the CONSOL Energy Inc. Equity Compensation Plan

The following table summarizes CEIX’s equity compensation plan information as of December 31, 2019. The impact of the amendment based on information as of February 12, 2020 is provided on page 20.

Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders as of December 31, 2019	646,601	(1)	—	1,340,198
Equity compensation plans not approved by security holders	—		—	—
Total	646,601	(1)	—	1,340,198

(1)

Of this total, 381,911 shares are subject to outstanding RSUs, 71,425 shares are subject to outstanding deferred stock units and 193,265 shares are subject to outstanding PSUs (assuming a target performance level payout for future years).

No options have been granted under the Plan, since it was originally adopted on November 22, 2017, to any current named executive officer, current executive officer, non-employee director or any associate of such person, nor to any other employee or person.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE CEIX 2020 OMNIBUS PERFORMANCE INCENTIVE PLAN.

– 2020 Proxy Statement	27

PROPOSAL NO. 5 — APPROVAL OF AMENDMENTS TO THE CERTIFICATE OF INCORPORATION TO ELIMINATE SUPERMAJORITY VOTE REQUIREMENTS AFTER OUR BOARD IS DECLASSIFIED

Current Supermajority Voting Provisions

Our current Certificate of Incorporation includes two supermajority voting provisions that the Board is recommending that you consider amending:

•

The first supermajority provision (included in current Section 6.2(c) of Article VI) requires the affirmative vote of the holders of at least two-thirds (66 2/3%) in voting power of the outstanding shares of our capital stock to remove a director from office, with or without cause, after our board is fully declassified (which shall occur at our 2022 Annual Meeting).

•

The second supermajority provision (included in current Article XI) requires the affirmative consent of the holders of at least 75% of the voting power of all of the outstanding shares of our capital stock to amend current Section 6.2 of Article VI.

Nominating and Corporate Governance Committee and Full Board Considerations

The supermajority voting provisions were included in our Certificate of Incorporation in connection with CEIX’s separation from its former parent. After the spin-off, the Nominating and Corporate Governance Committee and our full Board engaged in an on-ongoing review and assessment of CEIX’s corporate governance principles and practices. In light of the timing for the Board to be fully declassified at our 2022 annual meeting, the Nominating and Corporate Governance Committee and the Board considered the relative arguments for and against maintaining the supermajority voting provisions once the Board is declassified.

Supermajority voting provisions are often argued to be tools that provide corporate governance stability, protection against large stockholders acting in their self-interest and a means of encouraging negotiation with the sitting board. On the other hand, supermajority voting provisions have been criticized as impeding director accountability and responsiveness to stockholders, contributing to stale boards and limiting shareholder rights.

After weighing the advantages and disadvantages inherent in such provisions, as a result of its review and after careful deliberations, the Board has determined it is in the best interest of CEIX and its stockholders to propose an amendment to eliminate certain provisions of our Certificate of Incorporation so that the supermajority voting provisions are no longer effective immediately upon the Board becoming declassified at our 2022 annual meeting.

Proposed Amendment

The full text of the proposed amendments are included in Appendix C. The general descriptions of the proposed amendments above are qualified in their entirety by reference to the full text of the proposed amendments included in Appendix C.

Proposed additions to our Certificate of Incorporation are indicated by underlining, and proposed deletions are indicated by strike-outs. If approved by the stockholders, the amendments would become effective when the Company files a certificate of amendment with the Secretary of State of the State of Delaware, which would occur promptly after the Annual Meeting. The elimination of the supermajority voting provisions would become effective at our 2022 annual meeting once the Board is declassified.

Bylaws

Our bylaws include the same supermajority provisions that are currently included in our Certificate of Incorporation. If the amendment to the Certificate of Incorporation is approved, our bylaws will be amended and restated to, among other things, eliminate the same supermajority provisions from the bylaws at the same time.

28	– 2020 Proxy Statement

PROPOSAL NO. 5—APPROVAL OF AMENDMENTS TO THE CERTIFICATE OF INCORPORATION TO ELIMINATE SUPERMAJORITY VOTE REQUIREMENTS AFTER OUR BOARD IS DECLASSIFIED

Vote Required

The affirmative vote of the holders of at least three quarters (75%) of the voting power of all of the outstanding shares of capital stock of CEIX entitled to vote thereon, voting together as a single class is required to approve this Proposal No. 5. Abstention from or failure to vote, either by proxy or in person, will have the same effect as a vote against the approval of this Proposal No. 5. This Proposal No. 5 is considered a “non-routine” matter, and accordingly, brokerage firms are prohibited from voting in their discretion on behalf of their clients if such clients have not furnished voting instructions. Therefore, broker “non-votes” will have the same effect as a vote against this Proposal. Unless instructions to the contrary are specified in a proxy properly voted and returned through available channels, the proxies will be voted FOR this Proposal No. 5.

Not Conditioned on Other Proposals

This Proposal No. 5 is separate from, and is not conditioned on, the approval of any other proposal at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENTS TO THE CERTIFICATE OF INCORPORATION TO ELIMINATE SUPERMAJORITY VOTE REQUIREMENTS AFTER OUR BOARD IS DECLASSIFIED.

– 2020 Proxy Statement	29

EXECUTIVE OFFICERS

CEIX’s executive officers are listed below. Each officer is appointed by the Board and holds office for the term set forth in the officer’s written employment agreement or until the officer’s successor has been elected and qualified, or until such officer’s earlier death, resignation or removal.

Name	Age	Executive Since	Position
James A. Brock	63	2017	President and Chief Executive Officer
Miteshkumar B. Thakkar	41	2020	Interim Chief Financial Officer
James J. McCaffrey	63	2017	Chief Commercial Officer
John M. Rothka	42	2017	Chief Accounting Officer
Kurt R. Salvatori	50	2017	Chief Administrative Officer
Martha A. Wiegand	49	2017	General Counsel and Secretary

The biographical information for Mr. Brock is provided under the caption “Proposal No. 1 – Election of Class III Directors – Continuing Class I Directors with Terms Expiring at the 2021 Annual Meeting of Stockholders” on page 14.

Miteshkumar B. Thakkar

Mr. Thakkar has served as our Interim Chief Financial Officer since January 1, 2020. Mr. Thakkar has also served as Director of Finance and Investor Relations of CEIX and CONSOL Coal Resources LP since November 2017 and as Director of Finance and Investor Relations of CONSOL Coal Resources LP since May 2015. He previously served in various roles in the equity research department of FBR Capital Markets Corporation (now part of B. Riley FBR, Inc.) from May 2007 through May 2015 where he provided equity research coverage for companies in the metals and mining sector starting as an intern and moving up to VP, Research Analyst from July 2011 to May 2015. Prior to his work at FBR, he served in various roles at Reliance Engineering Associates Pvt. Ltd. from September 2002 through June 2006 where he managed project planning and controls for various petrochemical and telecom-related projects. Mr. Thakkar holds a Bachelors of Engineering (Mechanical) degree from the Maharaja Sayajirao University of Baroda and a Masters in Business Administration degree from Texas A&M University.

James J. McCaffrey

Mr. McCaffrey has served as our Chief Commercial Officer since November 1, 2019. Prior to this appointment he served as our Senior Vice President—Coal Marketing since July 10, 2017 and acts as our functioning chief commercial officer. Mr. McCaffrey also has served as Senior Vice President—Sales of CONSOL Pennsylvania Coal Company, a wholly-owned subsidiary of CEIX, since June 2016. From January 2013 to June 2016, Mr. McCaffrey served as Senior Vice President—Energy Marketing for CONSOL Pennsylvania Coal Company, and from April 2003 to January 2013, he served as Senior Vice President of Coal Sales, Vice President of Materials & Supply Chain Management, Senior Vice President—CNX Land Resources, Vice President of Supply Chain and Vice President of Marketing Services in the coal operations group of CNX. Mr. McCaffrey, a certified mine foreman in Pennsylvania, started his career as a coal miner with CNX in 1976, and joined CNX’s management team as Vice President and General Manager of Consolidation Coal Mining Operations in March 2002. Additionally, Mr. McCaffrey serves on the Board of Directors of the Washington Health System Foundation and is a member of the Board of Visitors of the University of Pittsburgh Swanson School of Engineering.

30	– 2020 Proxy Statement

EXECUTIVE OFFICERS

John M. Rothka

Mr. Rothka has served as our Chief Accounting Officer since November 22, 2017. Mr. Rothka also serves as the Chief Accounting Officer of the general partner of CONSOL Coal Resources LP, a position he has held since August 2, 2017. Prior to his appointment as the Chief Accounting Officer of the general partner of CONSOL Coal Resources LP and beginning in July 2015, Mr. Rothka served as the Controller of the general partner. Mr. Rothka joined the Accounting Department of CNX in September 2005, where he served in positions of increasing responsibility, and was promoted to Senior Manager in February 2012, a position he served in until July 2015. Prior to joining CNX, Mr. Rothka began his professional career at the accounting firm of Aronson LLC, where he served from September 1999 to November 2002, before joining Deloitte from November 2002 to September 2005, where he held several positions of increasing responsibility in the audit and assurance groups. Mr. Rothka is a certified public accountant.

Kurt R. Salvatori

Mr. Salvatori has served as our Chief Administrative Officer since July 10, 2017. Mr. Salvatori has also served as Vice President- Administration of CONSOL Pennsylvania Coal Company since January 1, 2017. Previously, Mr. Salvatori served as Vice President Shared Services for CNX from July 2016 to December 2017, and prior to that as Vice President Human Resources for CNX from September 2011 to June 2016. Mr. Salvatori joined CNX in April 1992 and held numerous positions at CNX and CNX Gas Corporation, including Director of Human Resources from April 2006 to September 2011, Manager of Human Resources from January 2005 to April 2006, and Supervisor of Retirement and Investment Plans from April 2002 to January 2005. Active in non-profit organizations, Mr. Salvatori served as a trustee of the Washington County Community Foundation from 2010 through June 2019 and as a trustee of the Monongahela Health System since 2014. Mr. Salvatori has also served as chairman of the CONSOL Energy Political Action Committee (PAC) since 2017. In 2019, Mr. Salvatori became a trustee of the newly founded CONSOL Cares Foundation.

Martha A. Wiegand

Ms. Wiegand has served as our General Counsel and Secretary since July 10, 2017. Ms. Wiegand has also served as General Counsel and Secretary of the general partner of CONSOL Coal Resources LP since March 16, 2015, and as a member of the Board of Directors of the general partner since January 2, 2020. Ms. Wiegand joined the legal department of CNX in December 2008 as Senior Counsel and was promoted to Associate General Counsel of CNX effective in 2012, where she was responsible for a variety of legal matters, including coal and natural gas marketing and transportation, labor and employment, financing arrangements and certain corporate transactions. Prior to joining CNX, Ms. Wiegand worked for approximately 10 years for several large Pittsburgh-based law firms, where she handled financing and corporate transactions for clients in the banking and energy industries, among others. She is licensed to practice law in Pennsylvania and New Jersey and is a member of the American Bar Association, the Pennsylvania Bar Association and the Energy & Mineral Law Foundation. Ms. Wiegand has also served on the American Coalition for Clean Coal Electricity (ACCCE) Strategy & Policy Committee since 2018 and on the Board of Trustees of the Energy & Mineral Law Foundation since 2019. She also served on the Committee of Unsecured Creditors in the Westmoreland Coal Company bankruptcy.

– 2020 Proxy Statement	31

EXECUTIVE COMPENSATION INFORMATION

Compensation Discussion and Analysis –

Named Executive Officers

James A. Brock
President and Chief Executive Officer
James J. McCaffrey
Chief Commercial Officer
Martha A. Wiegand
General Counsel and Secretary
Kurt R. Salvatori
Chief Administrative Officer

32	– 2020 Proxy Statement

EXECUTIVE COMPENSATION INFORMATION | Compensation Discussion and Analysis

Compensation Discussion and Analysis

As one of the major producers of high-Btu bituminous thermal and crossover metallurgical coal in the United States, we operate with a pay for performance philosophy in a challenging, highly competitive and rapidly evolving environment. This Compensation Discussion and Analysis (“CD&A”) discusses the compensation decisions made for the fiscal year 2019 with respect to our named executive officers (“NEOs”), who are listed below.

Our Named Executive Officers (NEOs)

Name	Title

James A. Brock	President and Chief Executive Officer

James J. McCaffrey	Chief Commercial Officer

Martha A. Wiegand	General Counsel and Secretary

Kurt R. Salvatori	Chief Administrative Officer

David M. Khani*	Former Executive Vice President, Chief Financial Officer and Treasurer

*   Mr. Khani resigned from CEIX effective as of December 31, 2019 and is no longer with our company. While he is required to appear in the summary compensation table, and other tables, he was not eligible for payments under many of the CEIX plans and programs resulting in payouts with respect to the 2019 or 2020 fiscal year.

Executive Summary

HOW DID WE PERFORM?	✓	— Strengthened CEIX balance sheet by making net payments toward debt of nearly $184 million in 2019
	✓	— Repurchased $32.7 million of CEIX Stock resulting in capital return to CEIX Stockholders
	✓	— Completed debt refinancing and extended maturities which reduced CEIX projected interest expense by approximately $4.2 million per year
✓

—   Met the threshold performance level for 2018 LTIC and exceeded the target performance level for 2016 LTIC with respect to pre-established performance metrics associated with our 2016 and 2018 performance-based long-term incentive programs**

	✓	— Failed to meet the pre-established performance-metrics of our 2019 annual incentive plan for operating margin and free cash flow targets**
	✓	— Achieved 2019 adjusted EBITDA* and coal sales volume consistent with publicly announced guidance ranges despite commodity price volatility
▼
WHAT DID WE CHANGE FOR 2019?	✓

—   Authorized discretionary annual incentive payouts at below target levels to each of our NEOs based on adjusted corporate goals due to economic circumstances and market conditions beyond the control of our executives

	✓	— Adjusted base salaries for four of our NEOs to reflect results of competitive compensation peer group data, general industry and internal pay equity of our NEOs
	✓	— Adjusted annual and long-term incentive targets for certain NEOs to reflect results of competitive compensation peer group data, general industry and internal pay equity of our NEOs

**

This CD&A, which relates to 2019 compensation determinations, contains references to one or more financial measures (indicated by *) that have not been calculated in accordance with GAAP. Through this document references to free cash flow are in accordance with our Compensation Program, which defines free cash flow as net cash provided by operating activities plus monetization of non-EBITDA producing assets less organic capital expenditures and distributions to non-controlling interests. See reconciliation of these disclosed non-GAAP financial measures including average cash margin per ton sold, average operating margin per ton sold, and free cash flow to the most directly comparable GAAP financial measures in Appendix A to this Proxy Statement.

– 2020 Proxy Statement	33

EXECUTIVE COMPENSATION INFORMATION | Compensation Discussion and Analysis

WHAT DID WE CHANGE FOR 2019?	✓

—   Implemented performance-based annual and long-term variable incentive compensation with goals tied to the achievement of operating margin and free cash flow annual targets, as well as relative total stockholder return and free cash flow long-term targets for our NEOs

	✓	— Reviewed and approved adjustments in our peer group
▼
HOW DO WE DETERMINE PAY?	✓

—   Design competitive pay programs to reward executives for positive company pre-established financial and operational goals, mitigate material risks and align with stockholder interests’ equity-based long-term incentive awards

	✓	— Establish pay levels commensurate with performance and the need to retain high-quality talent, as well as to preserve internal equity among new NEOs
✓

—   Consider many factors, including the advice of our Compensation Committee’s independent compensation consultant, internal pay equity among executives and the alignment of total pay opportunity and pay outcomes with performance and external competitive market data relating to our peer group and general industry

▼
HOW DID WE PAY OUR NEOS?	✓	— Base salaries reflected each NEO’s role, responsibility, experience and market conditions
	✓	— Discretionary payout under our 2019 STIC due to unprecedented economic conditions beyond the control of our NEOs to reward for strong corporate performance, and to retain our key executives
	✓	— Vesting under two of our long-term programs aligned with performance of our stock as compared to our peers
	✓	— Long-term equity incentives granted at target levels delivered through a mix of performance-based restricted stock units (“PSUs”) (60%) and time-based restricted stock units (“RSUs”) (40%)
	✓	— No off-cycle equity awards or material perquisites for any of our NEOs
▼
HOW DO WE ADDRESS RISK AND GOVERNANCE?	✓

—   Provide an appropriate balance of short and long-term compensation with payouts based on the company’s achievement of pre-established financial and operational goals, including a focus on sustainability, environmental compliance and safety

✓

—   Follow practices that promote good governance and serve the interests of our stockholders, with threshold and maximum payout caps for annual cash incentives and long-term performance awards, and policies on clawbacks, anti-pledging, anti-hedging, insider trading, stock ownership and equity grant practices

	✓	— Solicit “say-on-pay” stockholder vote annually at stockholder meeting
	✓	— Conducts an annual risk assessment of our compensation policies and practices through our Compensation Committee, with the assistance of an independent compensation consultant
	✓	— Review our compensation program and practices with an independent compensation consultant that reports directly to our Compensation Committee

34	– 2020 Proxy Statement

EXECUTIVE COMPENSATION INFORMATION | Compensation Discussion and Analysis

▼
WHY YOU SHOULD APPROVE THE SAY-ON-PAY PROPOSAL	✓	— Fiscal 2019 performance continued to support long-term stockholder value
	✓	— Fiscal 2019 annual and long-term incentive payouts for our NEOs aligned with company performance
	✓	— Our pay program is aligned with stockholder interests, emphasizing achievement of strategic objectives both annually and over the long term
	✓	— Our pay practices are tied to robust risk management and corporate governance principles

Say-on-Pay Vote

We took into consideration the results of the say-on-pay voting by our stockholders last year when reviewing our current policies and practices related to compensation of our NEOs. Of the 22,089,381 million votes cast by our stockholders, over 99% were in favor of our 2018 executive compensation program. While we believe we have a fair and effective compensation program, we are gratified to receive the vote of confidence from our stockholders. We therefore determined not to make any significant changes to our current compensation program. We commit to staying up-to-date on recommended best practices where practicable. Finally, our Compensation Committee and senior management will also continue to consider stockholder input, including the advisory say-on-pay vote, as we evaluate the future design of our executive compensation programs and the specific compensation decisions for each of our NEOs.

CEIX Executive Compensation Policies and Practices

Our commitment to strong corporate governance practices extends to the compensation plans, principles, programs and policies established by our Compensation Committee and our Board, which include the following governance practices and policies:

WHAT WE DO	WHAT WE DON’T DO
✓ Pay for Performance ✓ Meaningful Stock Ownership/Holding Requirements ✓ Anti-Hedging Policy ✓ Assess Compensation Risk	No Excessive Perquisites No Income Tax Gross Ups No Backdating of Stock Options No Repricing of Stock Options (without stockholder approval)
✓ Equity Grant Practices Policy	No Discounting of Stock Options
✓ Clawback Provisions in All Incentive Awards
✓ Double Trigger Cash Change in Control Provisions
✓ Independent Compensation Consultant

– 2020 Proxy Statement	35

EXECUTIVE COMPENSATION INFORMATION | Compensation Discussion and Analysis

CEIX Executive Compensation Philosophy

Our compensation philosophy is designed to attract and retain key talent necessary for us to compete, promote a pay-for-performance culture, incentivize our NEOs to achieve desired financial and operating results, and create a balanced compensation program that aligns risk-taking with the sustainability and long-term financial health of our company.

Our philosophy is founded on the following six guiding principles:

•	Compensation targets and the mix of pay based on market practices.

•	Actual compensation should align with results against performance objectives.

•	Incentives should promote above-median pay when performance exceeds company and peer expectations and below-median pay when performance lags behind these indicators.

•	Compensation should be aligned with the long-term interest of our stockholders.

•	Compensation practices and policies should not encourage unreasonable risk-taking.

•	Compensation programs should align with our corporate values.

Our compensation philosophy also reflects our commitment to enhancing management retention and leadership stability in a highly competitive market by subjecting a significant portion of total compensation to multi-year vesting or performance conditions described on pages 40-43, relating to our long-term compensation programs.

2019 Compensation Overview

Elements of Total 2019 Compensation Program. In 2019, our NEOs were compensated through the following elements of compensation.

Compensation Element	Form of Compensation	Purpose

Base Salary	Cash	Provides fixed compensation element necessary to attract and retain key executives

2019 Short-Term Incentive Compensation (“STIC”)	Cash	Motivates NEOs to work towards achievement of key operational and financial goals, including a focus on sustainability, environmental compliance, safety, profitability and balance sheet strength

2019 Long-Term Incentive Compensation (“LTIC”)

Equity: Performance-based restricted stock units that vest ratably over 3 years based on pre-established performance goals

Equity: Service-based restricted stock units that vest ratably over 3-year period

Performance goals tied to relative total stockholder return and free cash flow promote investor alignment through ownership consistent with peer group practices

Change in Control and Non CIC Severance Agreements	Cash severance including post-termination benefits	Attracts and retains NEOs, provides competitive benefits and ensures NEOs remain focused to act in best interest of company if faced with significant strategic event

Retirement Benefits	Active qualified 401(k) savings plan with company matching and discretionary contributions	Broad-based plan that provides income security through employee and company contributions for all participants including NEOs

36	– 2020 Proxy Statement

EXECUTIVE COMPENSATION INFORMATION | Compensation Discussion and Analysis

Pay Mix. The charts below illustrate the target total direct compensation opportunity for 2019 for Mr. Brock and the average of our other NEOs; 63.20% of CEO’s total direct compensation is equity based and 85.3% is performance-based.

CEO 14.7% Base; 22.1% STIC; 63.2% LTIC	Other NEOs 24.9% Base; 14.7% STIC; 60.4% LTIC

Our Compensation Committee and Management Roles. Our Compensation Committee requests that the CEO be present at committee meetings, where compensation and corporate performance are discussed and evaluated. The CEO is encouraged to provide insight, suggestions or recommendations regarding executive compensation if present during these meetings or at other times. However, only independent committee members are allowed to vote on decisions made regarding executive compensation. In making its determinations with respect to executive compensation, the committee is supported by CEIX’s Chief Administrative Officer, its General Counsel and Mercer, the committee’s independent compensation consultant. While the committee meets with the CEO to discuss his own compensation package, ultimately, decisions regarding the CEO’s compensation are made by the committee in executive session without the CEO or any other executive officer present, solely based upon the committee’s deliberations. Decisions regarding other NEOs who report directly to the CEO are also made by the committee (or Board, in the case of equity grants, absent a delegation to the committee or CEO) after considering recommendations from the CEO, Mercer and the Chief Administrative Officer.

CEIX Compensation Consultant. Our Compensation Committee retained Mercer as an independent compensation consultant directly, although in carrying out its assignments, Mercer also interacts with CEIX management when necessary and appropriate. Specifically, the Chief Administrative Officer, responsible for Human Resources matters, including executive compensation, interacts with the consultant to provide compensation data, best practices data, and executive compensation trends. In addition, Mercer may, in its discretion, seek input and feedback from executives regarding its consulting work product prior to the presentation to the Compensation Committee to align with CEIX’s business strategy, to determine that additional data may need to be gathered, or to identify other issues, if any, prior to the presentation to the Compensation Committee. Annually, the Compensation Committee reviews with management the independence of any compensation consultant it retains. In February 2020, the Compensation Committee conducted an independence review of Mercer by analyzing the factors mandated by the listing standards of the New York Stock Exchange and concluded that there were no conflicts of interest arising from Mercer’s work.

– 2020 Proxy Statement	37

EXECUTIVE COMPENSATION INFORMATION | Compensation Discussion and Analysis

2019 Compensation Actions and Programs in Effect

Increase in 2019 Base Salaries, 2019 STIC and LTIC Targets. In early 2019, our Compensation Committee approved increases in the base salaries for four (4) of our named executive officers to reflect their increased roles and responsibilities and to ensure that our executives are compensated competitively in line with CEIX’s Peer Group and general industry. The Compensation Committee also approved certain adjustments in the STIC and LTIC compensation targets for our NEOs to ensure that their short-term and long-term compensation opportunities are in line with the CEIX Peer Group and general industry. The base salaries and targets, expressed as a percentage of each NEO’s base salary, are included in the table below reflecting adjustments from 2018 to 2019.

Name of Executive	2018 Base Salary	2019 Base Salary	2018 STIC	2019 STIC	2018 LTIC	2019 LTIC

Mr. Brock	$650,000	$810,000	110%	150%	350%	430%

Mr. McCaffrey	$389,500	$400,000	50%	50%	128%	150%

Ms. Wiegand	$300,000	$350,000	50%	60%	42%	114%

Mr. Salvatori	$270,000	$300,000	50%	50%	46%	83%

2019 Peer Group. The Compensation Committee selected the following 11 companies (the “Peer Group”) based on the recommendation of Mercer, which includes companies in the coal and energy industry similar in revenue size to CEIX and with industry and business characteristics comparable to CEIX in terms of revenue and market cap and with whom we compete for talent. The Compensation Committee’s 2019 review focused on additions and removals necessary in light of the continued industry pressures on the coal and mining industry. Based on that review, Westmoreland Coal Company and Foresight Energy LP were removed due to insufficient capitalization and Cloud Peak Energy was similarly removed as it was acquired and taken private and no longer a relevant competitor. Three additional companies were added to the group, Warrior Met Coal, Inc., Contura Energy, Inc. and SunCoke Energy, Inc., which were considered to be more appropriate peers from a financial comparability standpoint in terms of industry scope. The Compensation Committee does not target a particular percentile within the Peer Group in setting an NEO’s compensation, but uses the Peer Group compensation data as one of several reference points in determining the form and amount of compensation. The Compensation Committee also uses general industry competitive market data to evaluate our NEO total compensation packages.

Alliance Resources Partners, L.P.	Louisiana-Pacific Corporation
Arch Coal, Inc.	Natural Resources Partners L.P.
Cleveland-Cliffs Inc.	Peabody Energy Corporation
Compass Minerals International, Inc.	SunCoke Energy, Inc.
Contura Energy, Inc.	Warrior Met Coal, Inc.
Hallador Energy Company

2019 Short-Term Incentive Compensation (STIC) (Original Design). In January 2019, our Compensation Committee approved 2019 annual incentive awards for the performance period beginning January 1, 2019 through December 31, 2019, the payment of which were contingent on the company’s successful achievement of performance goals related to operating margin and free cash flow, equally weighted, but subject to modification influenced by each NEO’s contribution towards achieving environmental and safety initiatives and other value added priorities, as determined by our President and CEO, and approved by our Compensation Committee. At the time these performance goals were established, our Compensation Committee believed they would encourage our NEOs to stay focused on operational execution and balance sheet strength.

After thorough deliberation and consideration, including discussions with the Committee’s independent compensation consultant (prior to the end of 2019 and again in February of 2020) the Committee decided to adjust the corporate performance goals under the 2019 STIC. The Committee recognized that the operating margin and free cash flow performance goals, while sound when initially established, had been set at an aggressive level under starkly different economic circumstances in early 2019 as compared to the end of 2019. As a result, the Committee did not want to unfairly punish or reward executives for economic factors that were out of their control.

38	– 2020 Proxy Statement

EXECUTIVE COMPENSATION INFORMATION | Compensation Discussion and Analysis

The Committee expressed concern that management would not be rewarded appropriately for achieving strong operational performance in the face of extreme fluctuations in coal prices well beyond the control of 2019 STIC participants. In reaching its decision, the Committee adjusted the weightings associated with corporate performance and individual performance by decreasing the weighting on corporate performance from ninety percent (90%) to seventy-five percent (75%) and by increasing the weighting on individual performance from ten percent (10%) to twenty-five percent (25%).

Original 2019 STIC Performance Goals equally weighted at 45% each and 10% allocated to individual NEO performance appear below:

Performance Goals	Operating Margin	Free Cash Flow

Threshold (50%)	$15.59 Per Ton	$ 88 million

Target (100%)	$16.69 Per Ton	$120 million

Maximum (200%)	$18.27 Per Ton	$166 million

In February 2020, the Compensation Committee evaluated the original performance goals with 0% as the unadjusted payout percentage as CEIX did not achieve threshold performance levels for either operating margin or free cash flow.

Adjusted 2019 STIC Performance Goals: The Committee used discretion reserved to it under the 2019 STIC terms to evaluate the CEIX’s 2019 performance based on the following positive corporate results (modified by each NEO’s individual performance):

•	Strengthened the company’s balance sheet by making net payments toward debt of nearly $184 million in 2019

•	Repurchased $32.7 million of CEIX common stock resulting in capital return to CEIX shareholders

•	Achieved adjusted EBITDA* guidance of $406 million*, which was considered above the mid-point of guidance range anticipated

•	Maintained a strong sales portfolio during 2019 and also built a substantial sales book for 2020

•	Relative 2019 performance of CEIX against its Peer Group in terms of revenue growth, adjusted EBITDA* achieved, market cap and enterprise value

*	See reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure in Appendix A to this Proxy Statement.

Based on the discretionary authority reserved under the 2019 STIC terms, the Committee approved payouts to our named executive officers in the amounts displayed below, which represent on average a percentage payout slightly below target performance for each executive. As compared to the payout percentage achieved under the unadjusted 2019 STIC terms, the Committee increased the total payout percentage from zero percent (0%) to just below target performance reflecting company performance, and further influenced by each executive’s contribution towards achieving environmental and safety initiatives and other value-added priorities, as determined by our President and CEO, and approved by our Compensation Committee.

The 2019 STIC award payout formula under the original and the adjusted formula appears below:

Annual Base Salary	X	Target Opportunity Percentage (% of Base Salary)	X	(+/- Up to 200% Modifiers)	=	2019 STIC Adjusted Award Payout

NEO	2019 Target Opportunity Percentages (% of Base Salary)	2019 Target Payout Opportunity	2019 STIC Payout Formulaic Score (% of Opportunity)	2019 STIC Payout Adjusted Score (% of Opportunity)	2019 Actual Adjusted Payout
Mr. Brock	150%	$1,215,000	—%	98.7%	$1,199,813
Mr. McCaffrey	50%	$ 200,000	—%	98.7%	$ 195,000
Ms. Wiegand	60%	$ 210,000	—%	93.7%	$ 196,875
Mr. Salvatori	50%	$ 150,000	—%	82.5%	$ 123,750

– 2020 Proxy Statement	39

EXECUTIVE COMPENSATION INFORMATION | Compensation Discussion and Analysis

To illustrate CEIX’s pay for performance culture, the 2019 payout percentage is significantly below the historical payout percentages displayed below under the 2018 and 2017 annual incentive plans, demonstrating that our Committee approves higher payouts to recognize superior performance and reduced payouts when performance falls short.

NEO	2018 STIC Payout Score (% of Opportunity)	2018 Actual Payout	2017 STIC Payout Score (% of Opportunity	2017 Actual Payout
Mr. Brock	200%	$1,430,000	197.7%	$540,042
Mr. McCaffrey	200%	$ 389,500	197.7%	$385,021
Ms. Wiegand	200%	$ 300,000	197.7%	$139,379
Mr. Salvatori	197.5%	$ 266,625	197.7%	$166,760

2019 Performance Highlights of Our NEOs

•

James A. Brock. As our Chief Executive Officer, Mr. Brock continued to lead CEIX in its second full year as a standalone company, and continued his role as Chief Executive Officer of the general partner of CCR. The Pennsylvania Mining Complex produced 27.3 million tons in 2019, which is its second highest production year in its history. Despite a challenged commodity market, the PAMC ran at approximately 96% capacity utilization during 2019, highlighting the sustained desirability of our product. Additionally, the CONSOL Marine Terminal achieved record terminal revenue of $67.4 million. On the strategic front, Mr. Brock spearheaded the company’s growth and diversification efforts by launching the Itmann Metallurgical Coal Project and foray into coal-to-products space.

•

James J. McCaffrey. As our Chief Commercial Officer, Mr. McCaffrey holds a critical role as the leader of the marketing team for our coal business, which has delivered a relatively stable pricing and volume performance over the past 2 years even while the thermal coal industry continued to shrink domestically and internationally. Furthermore, the CONSOL Marine Terminal reported a record revenue year in 2019, primarily driven by the take-or-pay contract Mr. McCaffrey was able to secure. Mr. McCaffrey’s team built CEIX’s coal sales portfolio for 2020 through 2021, resulting in our company being greater than 95% contracted for 2020 and 43% contracted for 2021, assuming an annual coal sales volume at the midpoint of our 2020 coal sales volume guidance range.

•

Martha A. Wiegand. As the General Counsel and Secretary of CEIX and the general partner of CCR, Ms. Wiegand has played a critical role in leading both internal and external teams of lawyers in her role of advising both boards on various corporate governance and other board-level issues, serves as the top legal advisor for the Pennsylvania Mining Complex and oversees the companies’ land, legal, cybersecurity, health, safety and environmental, and internal audit functions. During the year Ms. Wiegand was also appointed to the board of the general partner of CCR.

•

Kurt R. Salvatori. As our Chief Administrative Officer, Mr. Salvatori oversees the company’s human resource, government affairs, information technology and public relations functions. During 2019, these functions went “live” with the company’s new enterprise resource planning system, launched CONSOL’s new charitable giving vehicle, the CONSOL Cares Foundation, and continued the overall management of the company’s long-term liability portfolio.

2019 Long-Term Incentive Compensation (LTIC). In February of 2019, our Compensation Committee designed the long-term program for our NEOs to include grants of PSUs and RSUs. The RSUs and PSUs both vest ratably over a three-year period, although vesting of the PSUs is subject to the company’s satisfactory achievement of pre-established performance goals as follows:

Form of 2019 LTIC	Weight	Performance Goal and Vesting Period

Performance-Based Restricted Stock Units (PSUs)	60%	Performance Goals - 50% Relative TSR of XME Metals & Mining Index - 50% Free Cash Flow Ratable vesting over three-year performance period

Service-Based Restricted Stock Units (RSUs)	40%	Ratable vesting over three-year service period

40	– 2020 Proxy Statement

EXECUTIVE COMPENSATION INFORMATION | Compensation Discussion and Analysis

Our Compensation Committee believes the PSUs and RSUs align the interests of our executives with those of our stockholders because (1) the vesting of the RSUs increases executive stock ownership and supports executive retention, and (2) the vesting of the PSUs is tied to the achievement of pre-established goals related to our stock price and the sustained financial and operational stability of our company over the long-term. While most companies tie target relative TSR to peer group median performance, we have imposed a higher performance bar for target vesting. As described below, CEIX is required to perform above the median (60th percentile) to earn target award values. Our Compensation Committee also designs the targets for our future performance goals to be attainable but reasonably difficult to meet such that future performance must generally exceed current fiscal year performance.

The target accounting values for the 2019 PSU and RSU grants for our NEOs appear below. These values are computed in the same manner as the stock awards in the Summary Compensation Table that appears on page 46 as explained by footnote 3 to the table.

Named Executive Officer	PSU Target Grant ($)	RSU Target Grant ($)

Mr. Brock	$2,380,687	$1,393,200

Mr. McCaffrey	$410,099	$240,000

Ms. Wiegand	$273,371	$160,000

Mr. Salvatori	$170,876	$100,000

The vesting of the NEOs’ PSUs will be calculated annually based on the following pre-established equally weighted goals, with the aggregate payout capped at 200% of target performance.

(1)

The TSR relative to the XME Metals and Mining ETF (measured at the end of each year) during the 3-year performance period using the 10-day average closing price ending December 31 for the applicable tranche; and

(2)	Free Cash Flow means net cash provided by operating activities plus monetization of non-EBITDA producing assets less organic capital expenditure and distributions to non-controlling interests.

The PSU target performance goals for the 2019 tranche performance period under the 2019-2021 LTIC appear below:

2019	Weight	50% Target	100% Target	200% Target
Relative TSR	50%	25th Percentile	60th Percentile	75th Percentile
Free Cash Flow	50%	$88 million	$120 million	$166 million

2019 to 2021 LTIC Payout for 2019 Tranche. CEIX company performance against pre-established goals for the 2019 year failed to meet the threshold performance levels related to free cash flow, which was $65 million for the 2019 year and below the threshold performance level of $88 million, and Relative TSR performance was at the 4th percentile, also below the threshold performance level, the 25th percentile. Accordingly, the Committee authorized no vesting or payout with respect to the 2019 year under the 2019 to 2021 LTIC.

2018 to 2020 LTIC Payout. In January of 2018, Messrs. Brock, McCaffrey and Salvatori and Ms. Wiegand were granted PSUs that vest ratably over a three-year period (January 1, 2018 through December 31, 2020), based on Relative TSR and Free Cash Flow as follows:

2019	Weight	50% Target	100% Target	200% Target
Relative TSR	50%	25th Percentile	60th Percentile	75th Percentile
Free Cash Flow	50%	$26 million	$67 million	$98 million

– 2020 Proxy Statement	41

EXECUTIVE COMPENSATION INFORMATION | Compensation Discussion and Analysis

2018 to 2020 LTIC Payout for 2019 Tranche. The vesting of the 2018-2020 PSUs is calculated annually based on the following pre-established equally weighted performance goals, with the maximum payout capped at 200% of target performance:

Performance Metric	Performance Results	Target Units Earned (%)	Weighting (%)	Total Units Earned (%)
Relative TSR	7th Percentile	—	50%	—
Free Cash Flow*	$65 million	196%	50%	98%

In February 2019, the Compensation Committee evaluated the company’s achievement against the above-described performance goals under the 2018 - 2020, and determined that our NEOs earned the following payouts with respect to the 2019 PSU tranche:

Named Executive Officer	2019 PSU Tranche (at target)	Target Payout (%)	Payout Amounts (# of shares)
Mr. Brock	14,361	49%	7,038
Mr. McCaffrey	3,155	49%	1,547
Ms. Wiegand	788	49%	387
Mr. Salvatori	788	49%	387

Our Former Parent Long-Term Incentive Compensation Programs. The awards and payouts described below include awards granted under our former parent’s equity plan and assumed by CEIX under our Omnibus Performance Incentive Plan (the “Omnibus Plan”). These awards included PSUs that are eligible for vesting with respect to the company’s performance during the 2019 Year.

Former Parent 2016 to 2020 LTIC Payout. In January 2016, Messrs. Brock, McCaffrey and Salvatori were granted PSUs by our former parent that vest, if earned, ratably over a five-year period (January 1, 2016 through December 31, 2020) based on Absolute Stock Price and Relative TSR as compared to the S&P 500. The performance goals established for the 2016 through 2020 performance period for 2019 are as follows:

The vesting of these awards is calculated annually based on the pre-established equally weighted performance goals described above, with the aggregate payout capped at 200% of target performance. Our performance for the 2019 tranche is shown below:

Performance Metric	Performance Results	Target Units Earned (%)	Weighting (%)	Total Units Earned (%)
Relative TSR	40th Percentile	71%	50%	35.50%
Absolute Stock Price Per Share	$14.69	200%	50%	100.00%

42	– 2020 Proxy Statement

EXECUTIVE COMPENSATION INFORMATION | Compensation Discussion and Analysis

Relative TSR for the 2019 tranche was measured by comparing CEIX’s common stock price 10-day average closing stock price per share ending on December 31, 2019, against the companies in the S&P 500 as of the same date using a 10-day average closing stock price per share ending on December 31, 2016. The Absolute Stock Price metric for the 2019 tranche was measured by comparing the 2019 target grant date stock price (“GDSP”) of $8.47 per share against CEIX’s 10-day average closing stock price per share ending December 31, 2019 of $14.69 per share.

In February 2019, the Compensation Committee evaluated the company’s achievement against the above-described performance goals, and determined that our NEOs (other than Ms. Wiegand who was not a participant in the 2016 LTIC) earned the following payouts with respect to the 2019 PSU tranche:

Named Executive Officer	2019 PSU Tranche (at target)	Target Payout (%)	Payout Amounts (# of shares)
Mr. Brock	9,960	135.5%	13,496
Mr. McCaffrey	2,490	135.5%	3,374
Mr. Salvatori	747	135.5%	1,012

Change in Control and CEO Employment Agreements. In connection with a review of the plans and programs that we assumed from our former parent in connection with the separation, our Compensation Committee recommended, and the Board approved, new severance and double trigger cash severance CIC agreements covering each of our NEOs (other than the CEO), as well as an employment agreement for our CEO and President, all of which became effective on February 15, 2018.

These agreements (including the employment agreement for our CEO) provide for non-CIC severance exclusively upon a termination of employment absent “cause.” In the case of a CIC scenario, each NEO is only entitled to cash severance if, following, or in connection with, a CIC, the NEO’s employment is terminated by CEIX absent “cause” or if the NEO resigns due to constructive termination within a specified period. The purpose of these agreements is to ensure that CEIX (a) offers a compensation package that is competitive with that offered by other companies with whom we compete for talent, (b) retains and relies upon the undivided focus of our senior executives immediately prior to, during and following a CIC, and (c) diminishes the inevitable distraction of our NEOs by virtue of personal uncertainties and risks created by the potential job loss following a CIC.

In addition to the double trigger severance CIC provisions, all of the agreements (including the CEO’s employment agreement) include post termination restrictive covenants relating to confidentiality, non-competition and non-solicitation and also require each NEO to sign an appropriate release of claims. These agreements do not include any gross up feature arising from the excise tax payable on an excess parachute payment.

The CEO’s employment agreement also provides for a three-year initial term of employment automatically renewed for additional one-year periods unless either party provides advance written notice within sixty days of the end of the term.

Retirement Benefit Plans. We maintain several retirement plans, the purpose of which is to attract and retain employees and to ensure an overall competitive compensation and benefits offering for all of our employees, including our NEOs. The maintenance of these plans also reflects commitments made at the time of our separation from our former parent that required us to assume certain plan liabilities as a result of the separation.

•

Qualified Defined Contribution Plan. We maintain a qualified Investment Plan which operates as a 401(k) savings plan for eligible employees of CEIX and its affiliates, including our NEOs. Plan participants may make before-tax and/or after-tax contributions of 1% to 75% of eligible compensation to the plan via payroll deductions. Plan participants who have attained age 50 before the end of the plan year are eligible to make catch-up contributions. A participant may also separately designate from 1% to 75% (not to exceed $10,000) of any incentive compensation payment as a before-tax and/or after-tax contribution. The company matches 100% of a participant’s contribution up to 6% of eligible compensation. The plan also permits certain discretionary contributions ranging from 1% to 6%.

– 2020 Proxy Statement	43

EXECUTIVE COMPENSATION INFORMATION | Compensation Discussion and Analysis

•

Qualified Defined Benefit Plan. We also maintain an Employee Retirement Plan, a qualified defined benefit plan under Section 401(a) of the Code, which was initially frozen in 2014 for certain plan participants and then subsequently frozen to all remaining plan participants as of December 31, 2015. None of our named executive officers accrue any future benefit under this plan.

•

Non-Qualified Retirement Restoration Plan (the “Restoration Plan”). This plan is an unfunded deferred compensation plan maintained for the benefit of employees whose eligible compensation under the Pension Plan (defined below) exceeded limits imposed by the federal income tax laws. This plan has been frozen since December 31, 2006. None of our named executive officers accrue any future benefit under this plan.

•

Non-Qualified Supplemental Retirement Plan (“SERP”). This plan includes certain obligations for participants under a company predecessor plan. The plan was frozen effective as of December 31, 2011, and none of our named executive officers accrue any future benefit under this plan.

•

Non-Qualified Defined Contribution Restoration Plan (the “New Restoration Plan”). This plan also includes obligations for certain participants arising from a predecessor company plan. However, this plan is not frozen and covers our current employees, including our NEOs. Eligibility for benefits under this plan is determined each calendar year, and participants whose eligible plan compensation exceeds the compensation limits imposed by section 401(a)(17) of the Code (up to $280,000 for 2019) are eligible for New Restoration Plan benefits. The amount of each participant’s benefit under this plan is equal to 9% times his or her eligible plan compensation, less 6% times the lesser of his or her annual base salary as of December 31 or the compensation limit imposed by the Code for such year ($280,000 for 2019). These benefits are described in the compensation tables following this CD&A beginning on page 46.

Governance Policies

Clawback Policy. We maintain a clawback policy in our Omnibus Plan that permits our Compensation Committee to recover any award (whether cash or equity based), which is subject to recovery under any law, government regulation, and stock exchange listing requirement or company policy. In addition, any awards made under our Omnibus Plan are subject to recoupment in the event an award recipient violates any restrictive covenant in his or her award agreement relating to confidentiality, non-competition or non-solicitation. During 2019, all CEIX incentive awards (whether cash or equity based) were made under the terms of the Omnibus Plan and thus subject to recovery under our policy.

Stock Ownership Guidelines/Holding Requirements for NEOs. We adopted stock ownership guidelines applicable to each of our NEOs, which require that they own a minimum number of shares of CEIX stock, based upon a multiple of base salary. The guidelines provide each NEO with a five-year period from January 25, 2018 to achieve the applicable ownership level. The ownership requirements applicable to the NEOs are as follows:

Named Executive Officer	Ownership Requirement (As Multiple of Base Salary)
President and Chief Executive Officer	5x
Executive Vice President, Chief Financial Officer and Treasurer	2x
Chief Commercial Officer	2x
General Counsel and Secretary	2x
Chief Administrative Officer	2x

Our stock ownership guidelines were adopted to align our NEOs’ (as well as our non-employee directors’) interests with those of our stockholders. Unless an NEO has satisfied his or her guideline level, he or she must retain an amount equal to 50% of the net shares received (after tax withholding) upon the exercise or vesting of any equity award under the Omnibus Plan. Shares counted towards the guideline include: shares owned outright by the executive officer or his or her immediate family members residing in the same household; shares held in trust for the benefit of the executive officer or his or her immediate family members residing in the same household; vested shares of restricted stock; and vested deferred stock units, restricted stock units or performance share units that may only be settled in shares.

44	– 2020 Proxy Statement

EXECUTIVE COMPENSATION INFORMATION | Compensation Committee Report

No Hedging/Pledging Policy. Our Corporate Governance Guidelines prohibit any executive officer (including an NEO) from entering into speculative transactions in CEIX securities, and similarly prohibit an executive officer from purchasing or selling puts, calls, options or other derivative securities based on CEIX securities. The policy also prohibits hedging or monetization transactions, such as forward sale contracts, in which the holder continues to own the underlying CEIX security without all the risks or rewards of ownership. In addition, directors and officers of CEIX are prohibited from holding CEIX securities in a margin account or otherwise pledging CEIX securities as collateral for a loan.

Equity Grant Practices Policy. We maintain a written policy for granting equity awards, which describes the Compensation Committee’s practices relating to equity grants to executives and the timing of such grants in relation to material and non-public information and which specifically prohibits the backdating of stock options. The policy also describes the Compensation Committee’s delegation of authority to the Chair and Chief Executive Officer to award equity to non-executive employees. We do not have a practice or policy of timing our grants in relation to the announcement of material non-public information. In accordance with the policy, all stock option grants must have an exercise price equal to the closing price of CEIX common stock on the date of grant.

Perquisites. We provide limited perquisites that we believe are reasonable, competitive and consistent with our compensation program, which are described more fully in the footnotes to the Summary Compensation Table that appears on pages 46-47.

Tax, Accounting and Regulatory Considerations. Our Compensation Committee believes that stockholder interests are best served if their discretion and flexibility in awarding compensation is not restricted, even though some compensation awards may result in non-deductible compensation expenses. However, our Compensation Committee does not anticipate a shift away from variable or performance-based compensation payable to our executive officers in the future, nor do we anticipate applying less rigor in the process by which we establish performance goals or evaluate performance against such pre-established goals, with respect to compensation paid to our NEOs. In addition, accounting considerations are one of many factors that our Compensation Committee considers in determining compensation mix and amount.

Compensation Risk Assessment. Annually, our Compensation Committee reviews the compensation programs and practices of CEIX. The CEIX pay philosophy provides for an effective balance in cash and equity mix, short and long-term performance periods, and financial and non-financial performance goals, and affords the Compensation Committee discretion to adjust payouts under the company’s compensation plans. Further, CEIX policies to mitigate compensation-related risk include stock ownership guidelines, vesting periods on equity, insider trading prohibitions, a clawback policy, caps on the amount of compensation that may be earned and independent Compensation Committee oversight. In February 2019, the Compensation Committee determined that our plans and programs do not encourage unnecessary risk-taking and do not pose a material adverse effect on the company. The review was conducted by CEIX management with the assistance of the Compensation Committee’s independent compensation consultant, Mercer.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section above with CEIX’s management and, based upon such review and discussion, the Compensation Committee has recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into CEIX’s Annual Report on Form 10-K for the year ended December 31, 2019. The Compensation Committee’s charter is available on our website at www.consolenergy.com.

Members of the Compensation Committee:

Joseph P. Platt, Chair

John T. Mills

William P. Powell

The foregoing Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of CEIX under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that CEIX specifically incorporates the Report by reference therein.

– 2020 Proxy Statement	45

EXECUTIVE COMPENSATION INFORMATION | Summary Compensation Table

Summary Compensation Table

The following table discloses the compensation for our NEOs, which include Mr. Brock, the principal executive officer of CEIX, Mr. Khani, the former principal financial officer of CEIX, and the other three most highly compensated executives of CEIX serving at fiscal year-end 2019: Mr. McCaffrey, Chief Commercial Officer; Ms. Wiegand, General Counsel and Secretary; and Mr. Salvatori, Chief Administrative Officer.

Name and Principal Position (a)	Year (b)	Salary(1) (c)	Bonus(2) (d)	Stock Awards(3) (e)	Option Awards (f)	Non-Equity Incentive Compensation (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) (h)	All Other Compensation(5) (i)	SEC Total (j)
James A. Brock President and Chief Executive Officer	2019	$803,231	$1,199,813	$3,773,887	—	—	$733,841	$39,600	$6,550,372
	2018	$641,163	—	$2,438,915	—	$1,430,000	—	$46,000	$4,556,078
	2017	$419,855	—	$2,138,000	—	$540,042	$417,165	$891,572	$4,406,634
James J. McCaffrey Chief Commercial Officer	2019	$399,520	$195,000	$650,099	—	—	$713,779	$47,128	$2,005,526
	2018	$389,500	—	$536,000	—	$389,500	—	$63,472	$1,378,472
	2017	$389,123	$125,000	$450,000	—	$385,021	$428,415	$49,456	$1,827,015
Martha A. Wiegand General Counsel and Secretary	2019	$347,855	$196,875	$433,371	—	—	$42,756	$31,143	$1,052,000
	2018	$297,500	—	$133,980	—	$300,000	$18,866	$47,788	$798,134
	2017	$234,231	$200,000	$300,000	—	$139,379	$21,814	$104,312	$999,736
Kurt R. Salvatori Chief Administrative Officer	2019	$298,731	$123,750	$270,876	—	—	$278,960	$29,800	$1,002,117
	2018	$268,885	—	$133,980	—	$266,625	—	$47,096	$716,586
	2017	$240,224	$100,000	$200,000	—	$166,760	$174,051	$30,998	$912,033
David M. Khani(6) Former Executive Vice President, Chief Financial Officer and Treasurer	2019	$530,566	—	$2,167,009	—	—	—	$36,873	$2,734,448
	2018	$530,068	—	$2,770,188	—	$739,078	$52,599	$52,814	$4,144,747
	2017	$530,068	$150,000	$3,197,692	—	$612,915	$99,402	$29,200	$4,619,277

(1)

The amounts in this column represent base salaries before compensation reduction under any CEIX or affiliated company qualified retirement and/or 401(k) savings plan in effect during 2019. In addition, these salary amounts are not annualized but represent the amounts actually earned and paid to each NEO during 2019; as a result, the base salary numbers above vary slightly from the base salary amounts shown in the chart on page 38 in the “Compensation Discussion and Analysis,” which describes how the 2019 STIC, as adjusted, and LTIC amounts are computed.

(2)

The values in this column for 2019 reflect discretionary payouts under the 2019 STIC based on adjusted goals as discussed beginning on page 38 of the Compensation Discussion and Analysis, which describes our Compensation Committee’s decision-making process. The values in this column for 2017 represent discretionary cash awards to all of the NEOs, except Mr. Brock, in recognition of their significant contributions to the completion of the separation.

(3)

The values set forth in this column represent the aggregate grant date fair value of the service-based and performance-based restricted stock unit awards made in 2019 computed in accordance with FASB ASC Topic 718. The assumptions used in determining the grant date fair value of the stock awards are set forth in Notes 1 and 17 to our consolidated financial statements, included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019. For grants of restricted stock units, the fair value per share is equal to the closing price of CEIX’s common stock on the NYSE on the date of grant for awards made by CEIX. With respect to the 2019 grant of PSUs, the value is reported assuming the target level of performance is achieved. The value of the 2019 PSU awards to our NEOs, assuming the maximum level of performance is achieved, are as follows: $4,761,373 (Brock); $ -0- (Khani); $820,199 (McCaffrey); $546,741: (Wiegand); and $341,752 (Salvatori).

(4)

Amounts in this column reflect the actuarial increase in the present value of each NEO’s benefit under the CEIX’s Employee Retirement Plan, Retirement Restoration Plan, Supplemental Retirement Plan and New Restoration Plan between December 31, 2018 and December 31, 2019. These amounts were determined using the interest rate and mortality assumptions set forth in our consolidated financial statements, included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019. These amounts represent accounting values and were not realized by our NEOs during 2019. A zero is shown for Mr. Khani as his resignation from CEIX made him ineligible for benefits under the CONSOL Energy Supplemental Retirement Plan and the CONSOL Energy New Restoration Plan resulting in a decrease in the present value of his overall retirement benefit under CEIX’s retirement plans.

46	– 2020 Proxy Statement

EXECUTIVE COMPENSATION INFORMATION | Grants of Plan-Based Awards – 2019

(5)	The amounts shown in this column for 2019 are derived as follows:

Category	BROCK	McCAFFREY	WIEGAND	SALVATORI	KHANI
401(k) Plan Contributions(a)	$16,800	$16,800	$16,800	$16,800	$16,800
Vehicle Allowance or Company Car	$13,000	$13,000	$13,000	$13,000	$13,000
Executive Health Physical	$3,549	—	$1,343	—	$1,733
Business and Country Club Dues	$5,000	$17,328	—	—	$5,340
Spousal Travel	$1,251	—	—	—	—

(a)	Annual employer contribution to the 401(k) plan.

(6)

Mr. Khani, resigned from CEIX effective as of December 31, 2019 and is no longer with our company. Due to his resignation, Mr. Khani was not eligible for payments under many of the CEIX plans and programs resulting in payouts during or with respect to the 2019 fiscal year.

Grants of Plan-Based Awards – 2019

The following table sets forth each grant made to an NEO in the 2019 fiscal year under plans established by CEIX.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (STIC Awards)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (PSUs)(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (Target)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
James A. Brock	Annual STIC	$607,500	$1,215,000	$2,430,000	—	—	—	—	—	—	—
	2/07/2019	—	—	—	15,214	30,428	60,856	40,570	—	—	$3,773,887
James J. McCaffrey	Annual STIC	$100,000	$200,000	$400,000	—	—	—	—	—	—	—
	2/07/2019	—	—	—	2,621	5,241	10,482	6,988	—	—	$650,099
Martha A. Wiegand	Annual STIC	$105,000	$210,000	$420,000	—	—	—	—	—	—	—
	2/07/2019	—	—	—	1,747	3,494	6,988	4,659	—	—	$433,371
Kurt R. Salvatori	Annual STIC	$75,000	$150,000	$300,000	—	—	—	—	—	—	—
	2/07/2019	—	—	—	1,092	2,184	4,368	2,912	—	—	$270,876
David M. Khani	Annual STIC	$185,698	$371,396	$742,792	—	—	—	—	—	—	—
	2/07/2019	—	—	—	8,736	17,472	34,944	23,296	—	—	$2,167,009

(1)	These awards were made pursuant to the 2019 STIC, which is described in the “Compensation Discussion and Analysis” beginning on page 32.

(2)	This column reports the number of PSUs that may be earned by each NEO. The numbers above reflect the threshold (50%), the target (100%) and the maximum (200%) performance levels.

(3)	This column reports the number of CEIX RSUs granted to all of our NEOs during 2019.

(4)

The values set forth in this column reflect awards of PSUs (at target) for each of our NEOs and are based on the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718. The values set forth in this table may not correspond to the actual values that ultimately will be realized by the NEOs upon vesting and settlement. Due to Mr. Khani’s resignation from the company effective as of December 31, 2019, his unvested 2019 equity awards and STIC were forfeited.

– 2020 Proxy Statement	47

EXECUTIVE COMPENSATION INFORMATION | Understanding Our Summary Compensation and Grants of Plan-Based Awards Tables

Understanding our Summary Compensation and Grants of Plan-Based Awards Tables

In addition to base salaries, our executive officers receive a mix of at-risk compensation, both short- and long-term, for their services. Pursuant to various plans which were adopted by our former parent or CCR (and assumed by CEIX in connection with the separation), our NEOs are eligible to receive annual cash incentive awards based on the achievement of certain performance targets. With respect to long-term awards, each of our NEOs also is eligible to receive equity awards, which vary depending upon the year in which granted and include RSUs, PSUs (as well as historical grants made by our former parent and CCR) in the form of stock options and or phantom units. The RSUs and PSUs and the plans under which they are awarded are discussed below, and in greater detail in the “Compensation Discussion and Analysis” on pages 40-41.

STIC

To be eligible to receive an annual award under the STIC, an NEO must generally be an active, full-time employee on December 31 of the year for which the award was granted. For more information on the STIC, see the discussion beginning on page 38 in the “Compensation Discussion and Analysis” section.

RSUs

RSUs granted by our former parent were converted into CEIX awards under our Omnibus Plan. Our Compensation Committee determines the number of RSUs to be granted to each executive participant, the duration of such awards, the conditions under which the RSUs may be forfeited to CEIX, and the other terms and conditions of such awards. RSUs are structured to comply with Section 409A of the Code. Accordingly, distributions will be made only upon a permissible distribution event, including upon separation from service. See page 56 for a full description of the RSU award terms and conditions including the effect of termination under different scenarios on such awards.

PSUs

PSU awards were also granted and represent a contingent right to receive shares of CEIX common stock to the extent such units are earned and become payable pursuant to the terms of the plan and related award documents. For more information on the PSU awards, see the discussion beginning on page 40 in the “Compensation Discussion and Analysis” section. See page 57 for a full description of the PSU award terms and conditions including the effect of termination under different scenarios on such awards.

48	– 2020 Proxy Statement

EXECUTIVE COMPENSATION INFORMATION | Outstanding Equity Awards at Fiscal Year-End for CEIX – 2019

Outstanding Equity Awards at Fiscal Year-End for CEIX – 2019

The following table sets forth unvested RSU and PSU awards that have been awarded to our NEOs by our former parent and CEIX and were outstanding as of December 31, 2019.

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) (Exercisable) (b)	Number of Securities Underlying Unexercised Options (#) (Unexercisable) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) Options (d)	Option Exercise Price (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($) (h)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)(1)
James A. Brock	—	—	—	—	—	68,104	(2)	$988,189	64,897	(5)	$941,655
	—	—	—	—	—	13,496	(3)	$195,827	—		—
	—	—	—	—	—	7,038	(4)	$102,121	—		—
James J. McCaffrey	—	—	—	—	—	13,433	(2)	$194,913	12,642	(5)	$183,435
	—	—	—	—	—	3,374	(3)	$48,957	—		—
	—	—	—	—	—	1,547	(4)	$22,447	—		—
Martha A. Wiegand	—	—	—	—	—	7,948	(2)	$115,325	5,451	(6)	$79,094
	—	—	—	—	—	387	(4)	$5,615	—		—
Kurt R. Salvatori	—	—	—	—	—	5,084	(2)	$73,769	4,453	(5)	$64,613
	—	—	—	—	—	1,012	(3)	$14,684	—		—
	—	—	—	—	—	387	(4)	$5,615	—		—
David M. Khani(7)	—	—	—	—	—	—		—	—		—
	—	—	—	—	—	—		—	—		—
	—	—	—	—	—	—		—	—		—

(1)	The market value for RSUs was determined by multiplying the closing market price for CEIX common stock on December 31, 2019 ($14.51) by the number of shares underlying the RSU awards.

(2)

This represents RSUs granted on December 12, 2017, February 6, 2018 and February 7, 2019 that vest in three equal installments (subject to rounding) beginning on the first anniversary of the grant date.

(3)	The performance period for the 2019 tranche of the 2016 PSU awards was January 1, 2019 through December 31, 2019. These amounts are based on actual performance results for the period.

(4)	The performance period for the 2019 tranche of the 2018 PSU awards was January 1, 2019 through December 31, 2019. These amounts are based on actual performance results for the period.

(5)

This column shows the number of unvested PSUs as of December 31, 2019. The performance period for the PSUs granted in 2016 is January 1, 2016 through December 31, 2020, vesting one-fifth per year, for the PSUs granted in 2018 is January 1, 2018 through December 2020, vesting one-third per year, and for the PSUs granted in 2019 is January 1, 2019 through December 31, 2021 vesting one-third per year. The amounts presented for the PSU awards are based on achieving the target performance level. The 2016 PSUs provide for a catch-up payout at target performance for missed years, if the Absolute Stock Price portion of the award is achieved at the target performance level or greater at the end of a future period.

(6)

This column shows the number of unvested PSUs as of December 31, 2019. The performance period for the PSUs granted in 2018 is January 1, 2018 through December 31, 2020, vesting one-third per year and for the PSUs granted in 2019, is January 1, 2019 through December 31, 2021. The amounts presented for the PSU awards are based on achieving the target performance level.

(7)	As of December 31, 2019, Mr. Khani had no outstanding equity awards in CEIX common stock.

– 2020 Proxy Statement	49

EXECUTIVE COMPENSATION INFORMATION | Option Exercises and Stock Vested Table—2019

Option Exercises and Stock Vested Table – 2019

The following table sets forth information concerning any vesting of RSUs and PSUs of CEIX (some of which were initially granted by our former parent) during fiscal 2019.

	Option Awards(1)		Stock Awards(2)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
James A. Brock	—	—	66,599	$2,168,510
James J. McCaffrey	—	—	15,627	$503,254
Martha A. Wiegand	—	—	4,336	$105,598
Kurt Salvatori	—	—	4,710	$142,390
David M. Khani	—	—	138,514	$4,843,149

(1)	There are no stock options outstanding that were granted by CEIX.

(2)

These amounts reflect the number of shares relating to RSUs that vested on the applicable vesting date, prior to the withholding of any shares to satisfy taxes for each of the NEOs affected. Values include the vesting of (i) RSU awards granted in 2017, 2018 and 2019, (ii) PSU awards granted in 2016, 2017 and 2018.

50	– 2020 Proxy Statement

EXECUTIVE COMPENSATION INFORMATION | Pension Benefits Table – 2019

Pension Benefits Table – 2019

The following table provides information with respect to each plan that provides for specified retirement payments or benefits, or payments or benefits that will be provided primarily following retirement, including tax-qualified defined benefit plans and non-qualified defined benefit plans (which we refer to as the Retirement Restoration Plan, the Supplemental Retirement Plan and the New Restoration Plan), but excluding nonqualified defined contribution plans.

Name	CEIX Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit(1) ($)	Payments During Last Fiscal Year ($)

James A. Brock	Employee Retirement Plan	34	$1,552,643	—

	Retirement Restoration Plan	25	$203,431	—

	Supplemental Retirement Plan	20	$1,894,279	—

	New Restoration Plan	8	$541,279	—

James J. McCaffrey	Employee Retirement Plan	37	$1,748,732	—

	Retirement Restoration Plan	28	$634,973	—

	Supplemental Retirement Plan	20	$1,801,930	—

	New Restoration Plan	8	$291,897	—

Martha A. Wiegand	Employee Retirement Plan	6	$46,339	—

	Retirement Restoration Plan	—	$—	—

	Supplemental Retirement Plan	—	$—	—

	New Restoration Plan	4	$79,834	—

Kurt R. Salvatori	Employee Retirement Plan	23	$579,770	—

	Retirement Restoration Plan	—	$—	—

	Supplemental Retirement Plan	19	$389,433	—

	New Restoration Plan	8	$120,177	—

David M. Khani	Employee Retirement Plan	3	$45,931	—

	Retirement Restoration Plan	—	$—	—

	Supplemental Retirement Plan	—	$—	—

	New Restoration Plan	—	$—	—

(1)

The accumulated benefits included in this column were computed through December 31, 2019 using the assumptions stated in the financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (Note 14). Mr. Khani is no longer eligible for a benefit under the CONSOL Energy Supplemental Retirement Plan and the CONSOL Energy New Restoration Plan due to his resignation effective as of December 31, 2019.

Understanding Our Pension Benefits Table

This section provides information regarding CEIX’s retirement programs, which include the following plans that were either adopted or assumed in connection with the separation:

•	Employee Retirement Plan;

•	Retirement Restoration Plan;

•	Supplemental Retirement Plan; and

•	New Restoration Plan.

– 2020 Proxy Statement	51

EXECUTIVE COMPENSATION INFORMATION | Understanding Our Pension Benefits Table

Employee Retirement Plan (the “Pension Plan”)

CEIX assumed sponsorship of the CONSOL Energy Inc. Employee Retirement Plan (the “Pension Plan”), which was previously sponsored by our former parent and is a qualified defined benefit plan that pays retirement benefits based on years of service and compensation. The Pension Plan is a qualified plan, meaning that it is subject to a variety of Internal Revenue Service rules. Effective December 31, 2015, the Pension Plan was frozen and no employee, including any of our NEOs, is eligible for future accruals under the plan.

Eligibility. Historically, the Pension Plan covered employees of CEIX and affiliated participating companies that are classified as regular, full-time employees or that complete 1,000 hours of service during a specified twelve-month period. As mentioned above, the plan was frozen on December 31, 2015 for all participants as of December 31, 2015. As a result of these amendments, none of our NEOs have accrued any additional benefits under the Pension Plan after December 31, 2015.

Incapacity Retirement. Employees who have attained age 40 with at least 10 years of service who are deemed disabled and consequently receive a Social Security disability award (proving the disability occurred while employed by CEIX or a participating affiliated company) are eligible for an incapacity retirement resulting in an unreduced benefit under the Pension Plan, payable in the form of an annuity, commencing the month following termination. Messrs. Brock, McCaffrey, Wiegand and Salvatori have satisfied the age and service conditions necessary to be eligible for incapacity retirement under the Pension Plan as of December 31, 2019, if any such person had incurred a qualifying disability as of that date.

Separation Retirement. Employees who terminate employment with five or more years of service prior to attaining age 50, or who have attained age 50 but have fewer than 10 years of service upon termination, qualify for separation retirement. The accrued vested benefit is payable at a reduced amount for payments commencing prior to age 65, or the full benefit may be paid at age 65. As of December 31, 2019, Ms. Wiegand is eligible for separation retirement under the Pension Plan; provided, however, that Ms. Wiegand would not be entitled to payment until she attained age 50.

Early Retirement. Employees who have completed 10 or more years of service and are age 50 or older upon termination are eligible for early retirement. Under early retirement, an employee may elect to defer payment to age 65 or elect to begin receiving payment the first of any month up to age 65, subject to a reduction for age. Payments commencing prior to age 65 are reduced based on various early reduction schedules depending upon age at the payment commencement date and years of service at the time of termination. As of December 31, 2019, Messrs. Brock, McCaffrey, Khani and Salvatori are eligible for early retirement under the Pension Plan. Ms. Wiegand will be eligible once she attains age 50.

Normal Retirement. Employees who terminate employment and have attained age 65 qualify for normal retirement. Payment of the full benefit commences the month following termination. None of the NEOs qualify for normal retirement under the Pension Plan as of December 31, 2019, if they had terminated employment on that date.

Form of Payment. The portion of accrued pension benefits earned under the Pension Plan as of December 31, 2005 may be, upon the election of the participant, paid in the form of a lump-sum payment except in the case of an incapacity retirement as discussed above. Pension benefits earned after January 1, 2006 are payable in the form of a single life annuity, 50% joint and survivor annuity, 75% joint and survivor annuity or 100% joint and survivor annuity.

Calculation of Benefits. Pension benefits, which are now frozen, are based on an employee’s years of service and average monthly pay during the employee’s five highest-paid years while eligible for service under the Pension Plan. Average monthly pay for this purpose excludes compensation in excess of limits imposed by the Code. Since the Pension Plan is frozen, average monthly pay is based on pay as of December 31, 2014 for Messrs. Ms. Wiegand and Khani, and as of December 31, 2015 for Messrs. Brock, McCaffrey and Salvatori. Prior to January 1, 2006, pension benefits were calculated based on the average monthly pay during the employee’s three highest-paid years and included annual amounts payable under CEIX’s STIC, again excluding compensation in excess of limits imposed by the Code.

52	– 2020 Proxy Statement

EXECUTIVE COMPENSATION INFORMATION | Potential Payments Upon Termination or Change in Control Tables

Retirement Restoration Plan (the “Restoration Plan”)

CEIX assumed the obligations for certain participants under our former parent’s Restoration Plan and adopted a new plan effective as of the separation under which it will meet its obligation to pay these restoration plan benefits. This plan is an unfunded deferred compensation plan maintained by the company for the benefit of employees whose eligible compensation under the Pension Plan exceeded limits imposed by the federal income tax laws. This plan has been frozen since December 31, 2006.

Supplemental Retirement Plan (“SERP”)

CEIX also assumed the obligations for certain participants from our former parent’s Supplemental Retirement Plan, and adopted a new plan effective as of the separation under which it will meet its obligation to pay these supplemental retirement plan benefits. This plan has been frozen since December 31, 2011. Supplemental Retirement Plan benefits are forfeited in certain events, including but not limited to a breach by the executive of any restrictive covenant agreement with CEIX. See page 58 for a description of the effect of termination of employment under different scenarios.

New Restoration Plan

CEIX also assumed obligations for certain participants arising from our former parent’s New Restoration Plan, which, unlike the plans discussed above, is not frozen and covers current CEIX employees, including our NEOs. Eligibility for benefits under this plan is determined each calendar year, and participants whose eligible plan compensation exceeds the compensation limits imposed by Section 401(a)(17) of the Code (up to $280,000 for 2019) are eligible for New Restoration Plan benefits. The amount of each participant’s benefit under this plan is equal to 9% times his or her eligible plan compensation, less 6% times the lesser of his or her annual base salary as of December 31 or the compensation limit imposed by the Code for such year ($280,000 for 2019). New Restoration Plan benefits are forfeited in certain events, including but not limited to a breach by the executive of any restrictive covenant agreement with CEIX. See page 59 for a description of the effect of termination of employment under different scenarios.

Potential Payments Upon Termination or Change in Control Tables

Except as otherwise provided, the following narrative and tables set forth the potential payments and the value of other benefits that would vest or otherwise accelerate vesting at, following, or in connection with any termination, including, without limitation, resignation, an incapacity retirement or an involuntary termination absent cause of one of our NEOs, or a CIC of CEIX as defined by applicable plans and agreements.

For each currently employed NEO, the payments and benefits detailed in the tables below are in addition to any payments under our plans and arrangements that are offered or provided generally to all salaried employees on a non-discriminatory basis. The tables also assume that employment termination and/or a CIC occurred on December 31, 2019 and are based only on agreements in place as of December 31, 2019. Since Mr. Khani voluntarily terminated employment effective as of December 31, 2019, and was no longer an employee of CEIX, he is not included in the tables below.

– 2020 Proxy Statement	53

EXECUTIVE COMPENSATION INFORMATION | Potential Payments Upon Termination or Change in Control Tables

A description of the key elements of the plans, arrangements and agreements covered by the following tables and which provide for payments or benefits in connection with a termination of employment or CIC are described under “Compensation Discussion and Analysis” and further explained in the section following these tables entitled “Understanding our Change in Control and Employment Termination Tables and Information.” The footnotes to the tables also describe the assumptions that were used in calculating the amounts described below.

James A. Brock*

Payments Upon Termination	Incapacity Retirement	Involuntary Termination Absent Cause	Death	Disability	CIC Termination(1)

Compensation:

Base Salary	—	—	—	—	$2,430,000

Short-Term Incentive(2)	—	$1,215,000	$1,215,000	$1,215,000	$3,645,000

Non-CIC Severance(3)	—	$1,620,000	—	—	—

Long-Term Incentive Compensation:(4)

RSUs: Unvested	$106,866	$106,866	$106,866	—	$399,518

PSUs: Unvested	$254,709	$254,709	$254,709	—	$254,709

Benefits and Perquisites:

Outplacement service(5)	—	—	—	—	$25,000

Healthcare Continuation(6)	—	$22,893	—	—	$22,893

401(k) payment(7)	—	—	—	—	$25,200

Supplemental Retirement Plan(8)	—	—	—	—	$566,658

New Restoration Plan(9)	—	—	—	—	$249,201

TOTAL	$361,575	$3,219,468	$1,576,575	$1,215,000	$7,618,179

*	Applicable footnotes follow the last table in this section of the Proxy Statement.

James J. McCaffrey*

Payments Upon Termination	Incapacity Retirement	Involuntary Termination Absent Cause	Death	Disability	CIC Termination(1)

Compensation:

Base Salary	—	—	—	—	$800,000

Short-Term Incentive(2)	—	$200,000	$200,000	—	$769,487

Non-CIC Severance(3)	—	$400,000	—	—	—

Long-Term Incentive Compensation:(4)

RSUs: Unvested	$23,477	$23,477	$23,477	—	$93,517

PSUs: Unvested	$55,965	$55,965	$55,965	—	$55,965

Benefits and Perquisites:

Outplacement service(5)	—	—	—	—	$25,000

Healthcare Continuation(6)	—	$22,493	—	—	$22,493

401(k) payment(7)	—	—	—	—	$25,200

Supplemental Retirement Plan(8)	—	—	—	—	$662,485

New Restoration Plan(9)	—	—	—	—	$81,074

TOTAL	$79,442	$701,935	$279,442	—	$2,535,221

*	Applicable footnotes follow the last table in this section of the Proxy Statement.

54	– 2020 Proxy Statement

EXECUTIVE COMPENSATION INFORMATION | Potential Payments Upon Termination or Change in Control Tables

Martha A. Wiegand*

Payments Upon Termination:	Incapacity Retirement	Involuntary Termination Absent Cause	Death	Disability	CIC Termination(1)

Compensation:

Base Salary	—	—	—	—	$700,000

Short-Term Incentive(2)	—	$210,000	$210,000	—	$420,000

Non-CIC Severance(3)	—	$350,000	—	—	—

Long-Term Incentive Compensation:(4)

RSUs: Unvested	$24,652	$24,652	$24,652	—	$115,325

PSUs: Unvested	$42,152	$42,152	$42,152	—	$42,152

Benefits and Perquisites:

Outplacement service(5)	—	—	—	—	$25,000

Healthcare Continuation(6)	—	$14,133	—	—	$14,133

401(k) payment(7)	—	—	—	—	$25,200

New Restoration Plan(9)	—	—	—	—	$49,607

280G Cutback(10)	—	—	—	—	$(53,651)

TOTAL	$66,804	$640,937	$276,804	—	$1,337,766

*	Applicable footnotes follow the last table in this section of the Proxy Statement.

Kurt R. Salvatori

Payments Upon Termination:	Incapacity Retirement	Involuntary Termination Absent Cause	Death	Disability	CIC Termination(1)

Compensation:

Base Salary	—	—	—	—	$600,000

Short-Term Incentive(2)	—	$150,000	$150,000	—	$377,257

Non-CIC Severance(3)	—	$300,000	—	—	—

Long-Term Incentive Compensation:(4)

RSUs: Unvested	$17,601	$17,601	$17,601	—	$73,769

PSUs: Unvested	$31,559	$31,559	$31,559	—	$31,559

Benefits and Perquisites:

Outplacement service(5)	—	—	—	—	$25,000

Healthcare Continuation(6)	—	$14,549	—	—	$14,549

401(k) payment(7)	—	—	—	—	$25,200

Supplemental Retirement Plan(8)	—	—	—	—	$626,069

New Restoration Plan(9)	—	—	—	—	$40,151

TOTAL	$49,160	$513,709	$199,160	—	$1,813,554

(1)

In the event of a qualifying termination in connection with a CIC, each of our NEOs would be entitled to a lump sum cash payment equal to a multiple of base salary plus a multiple of incentive pay (the multiple for Mr. Brock is 3.0, for Mr. McCaffrey is 2.0, for Ms. Wiegand is 2.0, and for Mr. Salvatori is 2.0). The narrative following these tables contains a description of events that constitute a CIC.

(2)

In the event of death, each NEO would earn a pro rata portion of his or her short-term incentive award. In the event of a qualifying termination in connection with a CIC, each NEO would also be entitled to a pro-rated payment of his or her short-term incentive compensation based upon the length of service during the year in which the termination occurred under the terms of their CIC agreements. Assuming a target payout for 2019 and a CIC at year-end on December 31, 2019, each of these NEOs would receive, in addition to the amount shown in the table, the amounts set forth in the Grants of Plan-Based Awards Table under the target amounts for non-equity incentive plan awards.

(3)

Under the CIC and severance agreements adopted in 2018, each NEO is entitled to a cash lump sum benefit equal to a multiple of his or her base salary, but only in the event the executive is involuntarily terminated by the company absent cause (the multiple for Mr. Brock is 2.0 and for all of the other NEOs the multiple is 1.0).

– 2020 Proxy Statement	55

EXECUTIVE COMPENSATION INFORMATION | Understanding Our Change in Control and Employment Termination Tables and Information

(4)

Under the terms of the CIC and severance agreements covering our NEOs, all of their outstanding equity awards would vest in the event of a CIC resulting in the NEO’s termination of employment. The accelerated awards shown in this section for Messrs. Brock, McCaffrey and Salvatori and Ms. Wiegand relate only to the RSU awards granted on December 12, 2017, February 6, 2018, and February 7, 2019. Awards shown in this section are valued based on the company’s closing stock price of $14.51 on December 31, 2019.

(5)	Represents the lump sum payment due each NEO for outplacement services under their CIC agreements assuming a qualifying termination related to a CIC event on December 31, 2019.

(6)

Represents the lump sum payment due each NEO for the continuation of medical, drug and dental coverage for 18 months under their CIC agreements assuming a qualifying termination without cause absent a CIC or a qualifying termination related to a CIC event on December 31, 2019.

(7)	Represents the supplemental 401(k) contribution due each NEO under their CIC and severance agreements assuming a qualifying termination related to a CIC event on December 31, 2019.

(8)	Represents the benefit due Messrs. Brock, McCaffrey and Salvatori under the Supplemental Retirement Plan in the event of a qualifying termination related to a CIC event on December 31, 2019.

(9)	Represents the benefit due each NEO under the terms of the New Restoration Plan in the event of a qualifying termination related to a CIC event on December 31, 2019.

(10)

This calculation is an estimate for proxy disclosure purposes only. Note that actual payment for Ms. Wiegand would be reduced pursuant to the terms of her CIC agreement by the amount shown in the above table under “280G Cutback.” Payments made in connection with an actual CIC may differ based on factors such as transaction price, timing of employment termination and payments, methodology for valuing equity awards, changes in compensation, reasonable compensation analyses and the value of any covenant not to compete and also including assumed federal and applicable tax rates for each NEO.

Understanding Our Change in Control and Employment Termination Tables and Information

This section provides certain information regarding some of our agreements, plans and programs, which provide for benefits to be paid to our NEOs in connection with employment termination and/or a CIC of the company with respect to each of our NEOs.

RSUs

RSU Awards granted on December 12, 2017 or February 6, 2018. For RSU awards issued by CEIX after our separation from our former parent, such awards vest on a pro rata basis only in the event of a termination of employment other than for “cause” as follows:

•	Incapacity Retirement under the CEIX Pension Plan (or “Disability” as defined by the Omnibus Plan for RSUs granted in 2018);

•	Death;

•	Involuntary termination of NEO’s employment by CEIX absent “cause” (as defined by the Omnibus Plan); or

•	Attainment of age 50 (age 55 for 2018 grants).

In these circumstances, the NEO is entitled to retain a prorated portion of the RSUs based on the ratio of the number of completed months that the NEO worked during the vesting period. Any remaining portion of the award is forfeited. Similar to the pre-separation RSUs, if an NEO is terminated for “cause” or breaches the restrictive covenants relating to confidentiality, non-competition or non-solicitation, all unvested shares covered by the award are immediately forfeited and any vested shares are subject to recoupment by CEIX within one year after CEIX’s discovery of the NEO’s breach of any covenant.

Full vesting of RSU awards will occur in a CIC scenario as described below. If an acquirer assumes the RSU awards, and within two years following the CIC, the NEO terminates employment by reason of death, Disability, after reaching age 50, or if the assuming company terminates the NEO’s employment without cause, the RSUs will vest in full. In the event of a CIC where the RSUs are not assumed, the RSUs will immediately vest and be settled as soon as practicable.

RSU Awards granted in 2019. Awards granted in 2019 are subject to terms and conditions identical to awards granted in 2018 with the following exception: For any NEO who terminated employment after having attained age of 60 with 20 years of service with CEIX (or an affiliate), the awards will vest in full.

56	– 2020 Proxy Statement

EXECUTIVE COMPENSATION INFORMATION | Understanding Our Change in Control and Employment Termination Tables and Information

Awards granted before separation. All shares subject to RSU awards issued under the Omnibus Plan that were originally granted by our former parent in 2016 and 2017 will vest in full upon a termination of employment other than for “cause” (as defined in our plan) related to:

•	Incapacity Retirement under the CEIX Pension Plan; or

•	Death.

Also, if an NEO’s employment is terminated for “cause” or if the NEO breaches the non-competition or proprietary information covenants, then, in addition to awards being cancelled with respect to any unvested shares, the NEO will also forfeit all of his or her right, title and interest in and to any shares which have vested under existing awards and which are held by him or her at that time or are otherwise subject to deferred issuance. To the extent an NEO has sold any of his or her vested shares within the six-month period ending with the date of the NEO’s termination for “cause” or breach of the non-competition or proprietary information covenants or at any time thereafter, then the NEO will be required to repay to CEIX, within 10 days after receipt of written demand from CEIX, the cash proceeds received upon each such sale, provided the demand is made by CEIX within one year after the date of that sale. In the event employment is terminated because of a reduction in force, the NEO will not be subject to the non-competition and certain non-solicitation provisions contained in the award agreement.

RSU awards originally granted by our former parent, whether or not vested, vest upon a change in control (CIC) as defined in the Omnibus Plan, unless otherwise provided for in an award agreement. This is in contrast to RSUs granted post-separation by CEIX, which include double trigger vesting provisions described immediately below.

PSUs

PSU Awards granted by CEIX in 2018. PSUs granted by CEIX vest on a pro rata basis upon a termination of employment other than for “cause” (as defined in the Omnibus Plan) related to:

•	Attainment of age 55;

•	Death;

•	Disability (as defined in the Omnibus Plan) or;

•	Change in Control (as defined in the Omnibus Plan).

In all cases (other than a CIC), the NEO will be entitled to retain the PSUs and receive payment therefor, only to the extent that the PSUs are earned and payable, as approved by the Compensation Committee after evaluating the company’s actual performance against the performance goals attached to such awards at the end of the performance period. The pro rata portion of the PSUs that vest will be determined by multiplying the number of PSUs earned based on the ratio of the number of completed months that the NEO worked in the performance period against the number of months in the full performance period.

In the event of a CIC, the PSUs will vest on a pro rata basis (as described above) and be deemed earned in an amount equal to the greater of (x) the target performance level, or (y) the level of achievement of the performance goals for the PSUs as determined by the Compensation Committee through the date of the CIC, if determinable.

PSU Awards granted in 2019. Awards granted in 2019 are subject to terms and conditions identical to awards granted in 2018 with the following exception: For any NEO who terminates employment after having attained age 60 with 20 years of service with CEIX (or an affiliate), the awards will vest in full, but settled at the end of the applicable performance period subject to the performance level achieved.

All PSUs granted before separation. Any PSU award shown in the table that was initially issued by our former parent will vest either in full or on a pro rata basis (as noted below) upon a termination of employment other than for “cause” (as defined in our plan) related to:

•	Attainment of age 62 (pro rata vesting only);

•	Death (full vesting);

•	Disability (pro rata vesting only); or

•	Qualifying Separation (full vesting).

– 2020 Proxy Statement	57

EXECUTIVE COMPENSATION INFORMATION | Understanding Our Change in Control and Employment Termination Tables and Information

In all cases, the NEO will be entitled to retain the PSUs and receive payment therefor, only to the extent the PSUs are earned and payable, as approved by the Compensation Committee after evaluating the company’s actual performance against the performance goals attached to such awards at the end of the performance period. In the case of a termination on or after the NEO attaining the age of 62 or on account of Disability, the NEO’s prorated award will be based on the ratio of the number of completed months that the NEO worked in the performance period.

With respect to outstanding PSUs granted prior to 2017, the termination provisions generally are the same, except that (i) there will be no Qualifying Separation and (ii) if an NEO’s employment terminates by reason of a reduction in force as specified and implemented by CEIX prior to any payment date, the NEO will be entitled to retain the PSUs and receive payment, to the extent earned and payable.

PSU awards, whether or not vested, vest upon a change in control (CIC) as defined in the Omnibus Plan, unless otherwise provided for in an award agreement. However, with respect to outstanding PSU awards, upon a CIC, the applicable performance goals will be deemed to have been achieved on such date and the PSUs will be paid based on performance relative to such goals as of such date, with the value of such PSUs to be settled on the closing date of the CIC transaction; provided, however, that in the event of a CIC, PSUs may be settled in cash and/or securities or other property.

Omnibus Performance Incentive Plan Definitions

The following definitions and provisions are set forth in our Omnibus Plan:

“Cause” is defined, unless otherwise defined in the applicable award agreement, as a determination by the Compensation Committee that a person has committed an act of embezzlement, fraud, dishonesty or breach of fiduciary duty to CEIX, deliberately and repeatedly violated the rules of CEIX or the valid instructions of the Board or an authorized officer of CEIX, made any unauthorized disclosure of any previously undisclosed material secrets or confidential information of CEIX, or engaged in any conduct that could reasonably be expected to result in material loss, damage or injury to CEIX.

“Change in control” means (unless otherwise provided for in an equity award agreement) the earliest to occur of:

•

any one person (other than the company, trustee or other fiduciary holding securities under an employee benefit plan of the company and any company owned, directly or indirectly, by the stockholders of the company in substantially the same proportions as their ownership of company stock), or more than one person acting as a group, is or becomes the “beneficial owner” of shares that, together with the shares held by that person or group, possess more than 50% of the total fair market value or total voting power of the company’s shares;

•

a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or

•

the sale of all or substantially all of the company’s assets; provided, however, that in addition to the foregoing, such event must also qualify as a CIC event within the meaning of Treas. Reg. Section 1.409A-3(i)(5)(i) with respect to the company.

“Disability” is defined, unless otherwise defined in the applicable award agreement, as an award recipient’s inability, because of physical or mental incapacity or injury (that has continued for a period of at least 12-consecutive calendar months), to perform for CEIX or an affiliate of CEIX substantially the same services as he or she performed prior to incurring the incapacity or injury.

Supplemental Retirement Plan (“SERP”)

If a participant’s employment with CEIX or any subsidiary terminates for cause (which is defined in the Supplemental Retirement Plan to include a violation of any non-solicitation, non-competition or non-disclosure provision contained in any agreement entered into by and between a participant and CEIX or any subsidiary), no benefits will be payable under the Supplemental Retirement Plan. Additionally, each participant agrees by participating in the Supplemental

58	– 2020 Proxy Statement

EXECUTIVE COMPENSATION INFORMATION | Understanding Our Change in Control and Employment Termination Tables and Information

Retirement Plan that within 10 days after the date we provide the participant with a notice that there has occurred a termination on account of “cause,” the participant will pay to us in cash an amount equal to any and all distributions paid to or on behalf of such participant under the plan within the six months prior to the date of the earliest breach. A forfeiture of Supplemental Retirement Plan benefits will also occur for certain “cause” events even if the event does not occur or is not discovered until after any termination of employment. Cause includes a breach by executive of any restrictive covenant agreement with CEIX. Benefits under the Supplemental Retirement Plan will immediately vest upon death or disability of a participant or upon a CIC (as described below).

Further, the participant will be entitled to receive the vested benefits in a lump sum payment if the participant’s employment is terminated after, or in connection with, a change of control (as defined in the Supplemental Retirement Plan) on account of:

•	an involuntary termination associated with a CIC within the two year period after the CIC, or

•

a termination by CEIX other than for cause or due to the participant’s death or disability that (A) occurs not more than three months prior to the date on which a CIC occurs or (B) is required by a third party who initiates a CIC.

The benefit will be calculated as if the participant terminated on the date of the CIC, but the participant will be considered only for purposes of applying the appropriate actuarial reduction to have a minimum age of 55 and a minimum of 20 years of credited service. Additional service credit will also be provided for the term of any payments under a participant’s CIC Agreement, if any, with CEIX. See “Understanding our Pension Benefits Table” beginning on page 51 for more information regarding the Supplemental Retirement Plan.

New Restoration Plan

In the event a participant in the New Restoration Plan terminates employment with CEIX and its subsidiaries in connection with a change in control (CIC) (as defined in the New Restoration Plan), the participant is entitled to a contribution to the New Restoration Plan for the year in which the termination occurs. If such termination occurs prior to September 30 of a calendar year, then such contribution will be based upon the participant’s base salary and target bonus for the year and, if such termination occurs on or after September 30 of a calendar year, such contribution will be based upon the participant’s base salary and actual bonus for the year. Notably, the same contribution treatment applies for participants who incur an involuntary termination of employment due to death, disability, incapacity retirement or reduction in force, and the same compensation treatment for terminations that occur on or after September 30 applies to participants who voluntarily resign from employment. If a participant’s employment terminates on account of “cause” (as defined in the New Restoration Plan), no benefits will be payable under the plan. Cause includes a breach by executive of any restrictive covenant agreement with CEIX. Additionally, each participant agrees by participating in the New Restoration Plan that within 10 days after the date we provide the participant with a notice that there has occurred a termination on account of “cause,” the participant will pay to us in cash an amount equal to any and all distributions paid to or on behalf of such participant under the plan within the six months prior to the date of the earliest breach. A forfeiture of New Restoration Plan benefits will also occur for certain “cause” events even if the event does not occur or is not discovered until after any termination of employment.

Agreements in Place During 2019 (Change in Control and Non-CIC Severance)

As of December 31, 2019, all of our NEOs (other than Mr. Khani who terminated employment effective as of December 31, 2019) were covered by an agreement providing for CIC protection.

2018 Change in Control Agreements for Messrs. McCaffrey and Salvatori and Ms. Wiegand and Employment Agreement for Mr. Brock. During 2018, CEIX entered into severance and CIC agreements with all of our NEOs. In addition, CEIX entered into an individual employment agreement with our CEO and President that includes CIC severance protection.

The agreements for the NEOs (including the CEO employment agreement) provide for both (i) non-CIC cash severance and (ii) CIC cash severance exclusively upon a termination of employment absent “cause,” subject to the following requirements. In the case of a “CIC scenario,” the agreement is “double trigger” and each executive is only entitled to cash severance if, following, or in connection with, a CIC, the executive’s employment is terminated by CEIX absent “cause” or if the executive resigns due to constructive or good reason termination within 90 days prior to the CIC or within two years following the CIC. These agreements (including the CEO employment agreement) do not include any gross up feature arising from the excise tax payable on an excess parachute payment.

– 2020 Proxy Statement	59

EXECUTIVE COMPENSATION INFORMATION | Understanding Our Change in Control and Employment Termination Tables and Information

Under these agreements, each NEO would be entitled to receive:

•

a lump sum cash payment equal to a multiple of base salary (2x for Mr. Brock; 1x for Mr. McCaffrey; 1x for Ms. Wiegand; and 1x for Mr. Salvatori) in a non-CIC involuntary termination of employment absent “cause”;

•

a lump sum cash payment equal to a multiple of base salary plus a multiple of annual incentive pay in an involuntary termination of employment or constructive (or good reason) termination related to a CIC absent “cause” (3x for Mr. Brock; 2x for Mr. McCaffrey; 2x for Ms. Wiegand; and 2x for Mr. Salvatori);

•	a prorated payment of the executive’s annual incentive compensation for the year in which the termination occurs in both a CIC and non-CIC termination;

•

accelerated vesting of any outstanding long-term incentive compensation upon the second trigger related to a CIC termination event; provided, however, that any outstanding performance-based awards will be settled at the greater of target or actual performance (if ascertainable at the CIC) and prorated for service to the date of the CIC;

•	continued healthcare for 18 months for both a CIC and non CIC termination absent “cause”;

•	outplacement assistance in the form of a cash payment equal to $25,000 in a CIC termination only;

•

a cash payment equal to the total amount the executive would have received under the CONSOL Energy 401(k) plan assuming he or she continued employment for a period of eighteen (18) months in a CIC termination only; and

•

a pension enhancement in the form a cash payment equivalent to the difference between the present value of the executive’s accrued benefit at his or her actual termination date under CEIX’s qualified defined benefit plan and (if eligible) any plans sponsored by the Company or any of its affiliates providing non-qualified retirement benefits, the present value of the accrued benefit the executive would have received assuming he or she continued employment for 18 months in a CIC termination only.

The agreements also contain confidentiality, non-competition and non-solicitation obligations for each of our NEOs (including the employment agreement for Mr. Brock) pursuant to which NEOs have agreed not to compete with the business for two years, or to solicit customers or employees for one year following a termination of employment.

No payment or benefits are provided under any of these agreements (including the CEO’s employment agreement) unless the NEO executes, and does not revoke, a written release of any and all claims (other than entitlements under the terms of the agreements or which may not be released under applicable law).

For purposes of these agreements, the following definitions apply:

“Cause” is defined as a determination by a majority of the board of directors of CEIX that the executive has

(a)	engaged in gross negligence in the performance of his or her duties;

(b)	been convicted or entered a plea of guilty or nolo contendere to a felony or any misdemeanor involving fraud, theft or embezzlement;

(c)	failed or refused to perform his or her duties and responsibilities with the company (with an opportunity to cure);

(d)	breached a material restrictive covenant relating to non-competition, non-solicitation or confidentiality;

(e)	willfully violated any material provision of the company’s code of conduct; or

(f)	willfully engaged in conduct demonstrably and materially injurious to the company.

“Change in control” generally means:

(a)	an individual, entity or group acquires beneficial ownership of more than 25% of the total fair market value of the common stock of the company or combined voting power of the company;

(b)	the board composition is modified so less than a majority of the board pre-CIC remains in control;

60	– 2020 Proxy Statement

EXECUTIVE COMPENSATION INFORMATION | Human Capital Management

(c)	the consummation of or reorganization, merger or consolidation of the company or other business combination involving the sale of all or substantially all of the assets of the company; or

(d)	a complete liquidation of the company.

“Constructive” or “good reason” termination” means:

(a)	a material adverse change in position or material diminution in duties and responsibilities;

(b)	a material reduction in base salary (excluding generally a reduction applicable to all executive officers); or

(c)	the relocation of the executive’s principal work location that increases his or her commute by 50 or more miles.

The individual employment agreement between Mr. Brock and CEIX provides for a three-year initial term of employment automatically renewed for additional one-year periods unless either party provides advance written notice within 60 days of the end of the term.

Human Capital Management

We invest in our human capital by providing a wide range of benefits and programs that speak to our commitment to help our employees better manage their physical and financial health, as well as their work/life balance and professional development. Our annual incentive program is designed to reward all Company employees (including our senior management team) for their commitment to our values with respect to a variety of performance factors including safety, sustainability and environmental compliance. We offer a 401(k) plan that matches employee contributions, and permits a discretionary profit-sharing contribution in years where the Company exhibits extraordinary performance. We also offer competitive group health benefits, prescription drug, dental and vision coverage, short and long-term disability, a Health Savings Account (HSA), group accident, critical illness, tuition reimbursement and identity theft coverage. In an effort to encourage employees to invest in their own well-being, we also offer a voluntary wellness program. Finally, we provide opportunities for professional growth and development, and offer affordable benefits and programs that meet the diverse needs of our employees and their families.

Pay Ratio Disclosure

In accordance with Item 402(u) of Regulation S-K, promulgated by the SEC under the Dodd-Frank Wall Street Reform Act and Consumer Protection Act of 2010, we determined the ratio of the annual total compensation of Mr. Brock, our President and Chief Executive Officer, relative to the annual total compensation of our median employee.

We previously identified our median employee by using 2018 W-2 wages for U.S. individuals who were employed by CEIX and its affiliates on December 21, 2018, which included all of the company’s 1,774 employees. Since CEIX has not changed its compensation programs in any material way and the company has not experienced a material change in the employee population, we have used the same median employee in our calculation as permitted by SEC rules.

We determined total compensation for the median employee in the same manner as the “Total Compensation” column shown for Mr. Brock in the Summary Compensation Table on page 46.

Pay elements that were included to determine total annual compensation for the median employee were:

•	Base salary, including overtime, vacation and holiday pay;

•	Annual cash incentive; and

•	401(k) matching contribution.

We determined that the 2019 annual total compensation of our median employee was $122,804 and Mr. Brock’s 2019 annual total compensation was $6,550,372. The ratio of Mr. Brock’s total annual compensation to the median employee’s total annual compensation is 53.3 to 1. The pay ratio determination is made solely with respect to “Total Compensation” without regard to hours worked or employee duties or responsibilities.

We believe this pay ratio is a reasonable estimate calculated in a manner consistent with the pay ratio SEC rules based on our payroll and employment records and the methodology described above.

– 2020 Proxy Statement	61

BOARD OF DIRECTORS AND COMPENSATION INFORMATION

Board of Directors and Its Committees

Board of Directors

The business and affairs of CEIX are managed under the direction of our Board. Our Board currently consists of six directors, who are divided into three classes with staggered terms. Under our Certificate of Incorporation, Class III directors to be elected at the 2020 Annual Meeting will each serve a one-year term expiring in 2021. Beginning with the 2020 annual meeting of stockholders, all directors to be elected at each annual meeting will be elected to serve one-year terms, such that by 2022, all directors will be subject to election annually, and the Board will no longer be classified.

We do not have a formal policy regarding directors’ attendance at our annual meetings of stockholders; however, all directors are encouraged to attend. All of CEIX’s directors attended the 2019 Annual Meeting of Stockholders, and all of the directors are expected to attend this year’s Annual Meeting.

Board Leadership Structure

Our Board currently is structured with separate Chair and Chief Executive Officer positions. Our Corporate Governance Guidelines provide that the Board will determine whether to have a joint Chair and Chief Executive Officer or separate these offices as part of the succession planning process when it elects a Chief Executive Officer or at other appropriate times. The Board believes that the most effective leadership structure for our company at this time is to have Mr. Powell serve as independent Chair and Mr. Brock to serve as Chief Executive Officer. The Board believes these separate positions can facilitate Mr. Brock’s focus on the operation of our company and implementation of our strategy and business plans, while ensuring effective oversight and focus by the Board on accountability of management, oversight and corporate governance matters.

Determination of Director Independence

The New York Stock Exchange (NYSE) listing standards require a majority of our directors and each member of our Audit, Compensation and Nominating and Corporate Governance Committees to be independent. In February 2020, our Board evaluated the relevant relationships between each director or director nominee (and his or her immediate family members and affiliates) and CEIX, and affirmatively determined that each of our directors, other than Mr. Brock (who is the President and Chief Executive Officer of CEIX), had no material relationship with CEIX and is “independent” under the corporate governance rules of the NYSE codified in Section 303A of the NYSE Listed Company Manual. In February 2020, the Board also determined that each member of the Audit Committee meets the independence standards required for audit committee members under the NYSE listing standards and the SEC rules, and considered the additional factors under the NYSE rules relating to members of the Compensation Committee before determining that each of them is independent.

Membership and Meetings of the Board of Directors and its Committees

In 2019, five(1) of the six incumbent directors attended:

•	100% of the meetings held by our Board; and

•	100% of the meetings held by all Board committees on which he or she served.

(1)	One incumbent director attended 83% of the meetings held by our Board and 100% of the meetings held by Board committees on which the incumbent director served.

62	– 2020 Proxy Statement

BOARD OF DIRECTORS AND COMPENSATION INFORMATION | Board of Directors and Its Committees

Committee membership as of March 11, 2020, and the number of meetings held during 2019 by each committee, are shown in the following table:

	Board of Directors	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Health, Safety and Environmental Committee
William P. Powell	Chair	●	●		●
Sophie Bergeron	●			●	Chair
James A. Brock	●				●
John T. Mills	●	Chair	●		●
Joseph P. Platt	●		Chair	●	●
Edwin S. Roberson	●	●		Chair	●
No. of 2019 Meetings	8	6	6	5	5

Board Skills and Experience

The Nominating and Corporate Governance Committee seeks to cultivate a Board with the appropriate skill sets and diversity of experiences to discharge its responsibilities effectively. Each director possesses a unique background and, in the aggregate, we believe the Board encompasses the skills and experiences deemed important to effectively oversee our business.

This table below summarizes some of the key skills and experiences that the Nominating and Corporate Governance Committee currently believes should be represented on the Board, as well as the number of directors who possess each skill.

– 2020 Proxy Statement	63

BOARD OF DIRECTORS AND COMPENSATION INFORMATION | Board of Directors and Its Committees

Board’s Role in Risk Management

THE BOARD

•  Assesses major risks facing CEIX and reviews options for risk mitigation with the assistance of the various committees; and

•  Monitors risks that have been delegated to a particular committee through reports provided by the respective committee chairs at each regularly-scheduled Board meeting.

Audit Committee

•  Assists the Board in its general oversight of, among other things, CEIX’s policies related to risk assessment and risk management and information technology security and risks;

•  Reviews and assesses the quality and integrity of our financial statements and public reporting, as well as compliance with legal and regulatory requirements; and

•  Reviews the performance and independence of our independent auditors and the performance of our internal audit function.

Nominating and Corporate Governance Committee

•  Oversees review of governance-related risks of CEIX;

•  Addresses governance associated with our Board structure by reviewing, among other matters, how the Board and the committees of the Board function; and

•  Ensures that our Board is composed of capable individuals who provide appropriate oversight and insight to our executive management team in light of CEIX’s business.

Health, Safety and Environmental Committee

•  Oversees CEIX’s monitoring and enforcement of its policies to protect the health and safety of employees, contractors, customers, the public and the environment, and reviews with management the quality of procedures for identifying, assessing, monitoring and managing the principal risks in CEIX’s business associated with health, safety, protection of the environment and security matters; and

•  Reviews material compliance issues with health, safety and environmental laws, and material pending or threatened administrative, regulatory or judicial proceedings regarding health, safety, environmental or security matters and management’s response to the foregoing.

Compensation Committee

•  Reviews and comments on our succession planning; and

•  Oversees risk assessment in connection with our compensation programs, including assessing whether our compensation policies and practices may incentivize excessive risk-taking.

MANAGEMENT

•  Responsible for the management and assessment of risk at CEIX and its subsidiaries;

•  Identifies, communicates and discusses the risks affecting CEIX, its subsidiaries and our business through regular presentations to the Board and appropriate committees (as determined by the subject matter of the particular risk); and

•  In 2019, performed a comprehensive risk analysis of the material risks that could affect CEIX and communicated those results to the full Board.

64	– 2020 Proxy Statement

BOARD OF DIRECTORS AND COMPENSATION INFORMATION | Board of Directors and Its Committees

Committees of the Board of Directors

Our Board has four standing committees: Audit, Compensation, Nominating and Corporate Governance, and Health, Safety and Environmental. Our committees regularly make recommendations and report on their activities to the entire Board. All members of each of the Audit, Compensation and Nominating and Corporate Governance Committees are independent under the current listing standards of the NYSE and other applicable regulatory requirements, as described above under “Determination of Director Independence”. Our Board, considering the recommendations of our Nominating and Corporate Governance Committee, reviews committee membership at least annually. The responsibilities of each of the four committees are summarized below.

Audit Committee Three Independent Director Members

•  Assists our Board in its oversight of, among other things, the integrity of CEIX’s financial statements, CEIX’s compliance with legal and regulatory requirements, CEIX’s risk management policies and practices, and CEIX’s information technology security and risks;

•  Oversees the appointment, compensation, and retention of CEIX’s independent auditor, and oversees the work done by CEIX’s independent auditor and any other registered public accounting firm hired to perform audit-related functions;

•  Reviews and discusses with CEIX’s management and its independent auditor annual and quarterly financial statements, including those disclosures that appear under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in CEIX’s Form 10-Ks and Form 10-Qs;

•  Provides general oversight over the accounting principles employed in CEIX’s financial reporting and the effectiveness of CEIX’s internal controls over financial reporting;

•  Prepares any required Audit Committee Report; and

•  Oversees CEIX’s internal audit function.

Our Board has determined that all members of the Audit Committee are financially literate within the meaning of SEC rules and under the current listing standards of the NYSE. Our Board has also determined that each of the members of the Audit Committee qualify as an “audit committee financial expert.” A copy of the Audit Committee’s report for the 2019 fiscal year is included in this Proxy Statement.

Compensation Committee Three Independent Director Members

•  Establishes and reviews CEIX’s compensation philosophies, policies, plans and programs, consistent with CEIX’s objectives and stockholder interests, for our non-employee directors and executive officers;

•  Reviews executive officer compensation against peer group benchmark data and sets compensation levels for executive officers;

•  Reviews the performance of our executive officers and awards incentive compensation;

•  Reviews and discusses with management the Compensation Discussion and Analysis required to be included in our proxy statement;

•  Oversees CEIX’s policies on structuring compensation programs for executive officers;

•  Reviews and monitors our management development and succession plans and activities;

•  Engages and oversees the outside compensation consultant;

•  Reviews and oversees the risk assessment related to CEIX’s compensation programs; and

•  Prepares the Compensation Committee Report for full Board review.

– 2020 Proxy Statement	65

BOARD OF DIRECTORS AND COMPENSATION INFORMATION | Board of Directors and Its Committees

Our Compensation Committee’s charter generally permits it to delegate its authority, duties and responsibilities or functions to one or more members of the Compensation Committee or to CEIX’s officers, except where otherwise prohibited by law or applicable listing standards. The terms of our Omnibus Performance Incentive Plan (the “Omnibus Plan”) also permit our Compensation Committee to delegate any power and authority granted to it by the Board under the Omnibus Plan to our officers.

Our Compensation Committee periodically reviews the compensation paid to our non-employee directors and the principles upon which their compensation is determined. The Compensation Committee also periodically reports to the Board on how our non-employee director compensation practices compare with those of other similarly situated public corporations and, if the Compensation Committee deems it appropriate, recommends changes to our director compensation practices to our Board for approval.

For additional information regarding the Compensation Committee’s processes and procedures for reviewing and determining executive officer compensation, see pages 35-37 of “Compensation Discussion and Analysis”.

Nominating and Corporate Governance Committee Three Independent Director Members

•  Identifies qualified individuals for nomination, election or appointment to the Board;

•  Ensures appropriate Board and committee composition, and recommends appropriate Board structure and operations;

•  Oversees and assesses CEIX’s corporate governance system, including the responsibilities of Board members and committees, and related policies and procedures;

•  Oversees annual evaluation of the Board, committees and management;

•  Recommends each director nominee to our Board for nomination for election at the annual meetings, taking into account candidates whose names are submitted by stockholders; and

•  Annually reviews CEIX’s Corporate Governance Guidelines.

Director Nomination Process. The Nominating and Corporate Governance Committee annually reviews and assesses the Board’s membership needs, with the assistance of a consultant when appropriate. When assessing Board composition or identifying suitable candidates for appointment or re-election to the Board, the Nominating and Corporate Governance Committee will consider candidates based on the needs of the Board at the time, having due regard to the benefits of diversity. The Nominating and Corporate Governance Committee seeks to maintain a Board that is comprised of individuals who possess the following skills, experience and/or attributes:

•	general industry knowledge;

•	accounting and finance;

•	ability to make sound business decisions;

•	management;

•	leadership;

•	knowledge of international markets;

•	business strategy;

•	crisis management;

•	innovation;

•	environmental, social and corporate governance concerns;

•	prior board experience;

•	diversity; and

•	risk management.

The Nominating and Corporate Governance Committee seeks to identify director candidates with leadership experience in positions with a high degree of responsibility. Director nominees are expected to be selected based upon contributions that they can make to CEIX.

66	– 2020 Proxy Statement

BOARD OF DIRECTORS AND COMPENSATION INFORMATION | Board of Directors and Its Committees

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders, although a formal policy has not been adopted with respect to consideration of such candidates because stockholder recommendations may be submitted and considered by the Nominating and Corporate Governance Committee under its charter. Director candidates recommended by stockholders will be evaluated by the Nominating and Corporate Governance Committee using the same criteria as candidates identified by the Board or the Nominating and Corporate Governance Committee for consideration. Stockholders may submit names of director candidates to Secretary, CONSOL Energy Inc., 1000 CONSOL Energy Drive, Suite 100, Canonsburg, Pennsylvania 15317, and should follow the procedure set forth in the Company’s bylaws. See “Additional Matters” on page 77 for more information on making director nominations.

Board Diversity and Inclusion. The Board has adopted a policy regarding the diversity of its members, which is included in our Corporate Governance Guidelines. CEIX believes in diversity and values the benefits diversity can bring to its Board and to the Company. For the purposes of Board composition, diversity includes, but is not limited to, business experience, geography, age, gender and ethnicity. Board diversity promotes the inclusion of different perspectives and ideas, and ensures that the company has the opportunity to benefit from all available talent. The promotion of a diverse Board makes prudent business sense and makes for better corporate governance.

CEIX seeks to maintain a Board comprised of talented and dedicated directors with a diverse mix of expertise, experience, skills and background. The skills and backgrounded collectively represented on the Board should reflect the diverse nature of the business environment in which CEIX operates. CEIX will periodically assess the composition of the Board in light of the needs of the Board at the time, including the extent to which the current composition of the Board reflects a diverse mix of knowledge, experience, skills and backgrounds.

CEIX is committed to a Board composition that promotes a diverse and inclusive culture, that solicits multiple perspectives and views and which is free of conscious or unconscious bias and discrimination.

Process for Board Assessment and Future Candidates. Set forth below is a summary of the process the Nominating and Corporate Governance Committee and Board intend to use in reviewing Board needs and future candidates.

Health, Safety and Environmental Committee Six Director Members (Five Independent)

•  Oversees CEIX’s monitoring and enforcement of its policies to protect the health and safety of employees, contractors, customers, the public and the environment;

•  Reviews CEIX’s strategy, including objectives and policies, relative to the protection of the safety and health of employees, contractors, customers, the public and the environment;

•  Reviews material compliance issues or pending or threatened proceedings regarding health, safety or environmental matters, and management’s response to the same;

•  Reviews any significant health, safety and environmental public policy and legislative, political and social issues and trends, including but not limited to environmental, social and governance initiatives such as Bettercoal;

•  Reviews CEIX’s sustainability report on an annual basis and assists management in the formulation and oversight of policies and procedures designed to foster the sustainable development of the company; and

•  Reviews CEIX’s policies and procedures relative to potential employee strikes and/or terrorist activity and the protection of CEIX’s assets against damage, destruction and/or theft.

– 2020 Proxy Statement	67

BOARD OF DIRECTORS AND COMPENSATION INFORMATION | Board of Directors and Its Committees

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee has served as an officer or employee of CEIX at any time. During the last completed fiscal year, no CEIX executive officer served as a member of the compensation committee or on the board of directors of any company at which a member of CEIX’s Compensation Committee or Board of Directors served as an executive officer.

Corporate Governance Web Page and Available Documents

We maintain a corporate governance page on our website at www.consolenergy.com. The following documents are currently included on the corporate governance page of our website:

•	Corporate Governance Guidelines;

•	Code of Business Conduct and Ethics;

•	Related Person Transaction Policy and Procedures;

•	Charters of the Audit, Nominating and Corporate Governance, Compensation, and Health, Safety and Environmental Committees;

•	Related Person Transaction Policy; and

•	Human Rights Policy.

These documents address important principles and corporate governance processes. In addition, our annual Corporate Sustainability Report was published in February 2020 and is also available on our website.

We will provide a printed copy of any of these documents free of charge upon request to stockholders who contact our Investor Relations department in writing at CONSOL Energy Inc., 1000 CONSOL Energy Drive, Suite 100, Canonsburg, Pennsylvania 15317.

Communication with the Board of Directors

Stockholders and other interested persons who wish to communicate with the Board may do so by writing to the Board at Secretary, CONSOL Energy Inc., 1000 CONSOL Energy Drive, Suite 100, Canonsburg, Pennsylvania 15317, or by sending an e-mail to directors@consolenergy.com. The Secretary will relay all such communications to the Board in its entirety or to individual directors (as appropriate) at the next regularly scheduled Board meeting (or earlier as necessary) except for spam, junk mail, mass mailings, solicitations, résumés, job inquiries or other matters unrelated to CEIX. Communications that are intended specifically for the independent directors should be marked “Confidential” and sent to the street address noted above, to the attention of the Independent Directors in care of the Chair of the Board. Information concerning how to communicate with the Board is also included on CEIX’s website at www.consolenergy.com.

68	– 2020 Proxy Statement

BOARD OF DIRECTORS AND COMPENSATION INFORMATION | Director Compensation Table—2019

Director Compensation Table—2019

The following table sets forth the compensation elements of our non-employee directors for the 2019 fiscal year:

Name(1)	Fees Earned or Paid in Cash(2)	Stock Awards(3), (8)	All Other Compensation	Total
Sophie Bergeron(7)	$111,042	$178,125	—	$289,167
Alvin R. Carpenter(4)	$21,667	—	$90,887	$112,554
John T. Mills(5)	$150,000	$150,000	—	$300,000
Joseph P. Platt	$140,000	$150,000	—	$290,000
William P. Powell(6)	$207,500	$300,000	—	$507,500
Edwin S. Roberson	$137,500	$150,000	—	$287,500

(1)

While Mr. Brock, our President and Chief Executive Officer, is a member of our Board, his name does not appear in this table and his compensation is reported in the Summary Compensation Table and other sections of the Proxy Statement. In 2019, he did not receive any additional compensation in connection with his service on our Board.

(2)

This represents the cash retainer to each of our non-employee directors (including additional Committee Chair, Board Chair and Audit Committee member retainers). During 2019, Mr. Carpenter served as the Chair of our Health, Safety and Environmental Committee and was a member of our Compensation Committee until his retirement effective March 1, 2019. Mr. Mills served as the Chair of our Audit Committee and was a member of our Compensation Committee and Health Safety and Environmental Committee; Mr. Platt served as the Chair of our Compensation Committee and was a member of our Nominating and Corporate Governance Committee and Health, Safety and Environmental Committee; Mr. Powell served as the Chair of our Board and was a member of our Audit Committee, Compensation Committee (as of February 2019) and Health, Safety and Environmental Committee; Mr. Roberson served as the Chair of our Nominating and Corporate Governance Committee and was a member of our Audit Committee and Health, Safety and Environmental Committee; As of March 2019, Ms. Bergeron served as the Chair of our Health, Safety and Environmental Committee and was a member of our Nominating and Corporate Governance Committee.

(3)

This includes the value of the 2019 annual restricted stock unit (“RSU”) award made to each of our non-employee directors on May 8, 2019 and for Ms. Bergeron an initial prorated award of $28,125 on March 1, 2019. These amounts represent the aggregate grant date fair value of stock units granted in 2019 to non-employee directors computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The grant date fair value is computed based upon the closing price per share of CEIX stock on the date of grant. A discussion of the relevant assumptions made in the valuation of these stock awards is provided in Notes 1 and 17 to our consolidated financial statements, included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

(4)	Mr. Carpenter retired from the Board effective March 1, 2019. Subsequently, he entered into a consulting agreement in March 2019 which continued until August 2019.

(5)	Mr. Mills elected to defer receipt of his RSU award for the 2019-2020 year, covering 4,815 RSUs, until his termination of service with the Board.

(6)	Mr. Powell elected to defer receipt of his RSU stock award for the 2019-2020 year, covering 9,630 RSUs, until his termination of service with the Board.

(7)

Ms. Bergeron joined the Board effective March 1, 2019 and elected to defer receipt of her March 1, 2019 prorated RSU award covering 732 shares until March 1, 2022; in addition, Ms. Bergeron elected to defer receipt of her RSU award, for the 2019-2020 year covering 4,815 shares, until May 8, 2022.

(8)	The outstanding equity awards held by our non-employee directors on December 31, 2019 are set forth below

Name	No. of Securities Underlying Unexercised Options (#) Exercisable	No. of Securities Underlying Unexercised Options (#) Unexercisable	No. of Shares or Units of Stock That Have not Vested
Sophie Bergeron	—	—	4,815
Alvin R. Carpenter	—	—	—
John T. Mills	—	—	4,815
Joseph P. Platt	—	—	4,815
William P. Powell	—	—	9,630
Edwin S. Roberson	—	—	4,815

– 2020 Proxy Statement	69

BOARD OF DIRECTORS AND COMPENSATION INFORMATION | Understanding Our Director Compensation Table

Understanding Our Director Compensation Table

Each non-employee director is entitled to receive an annual equity award in the form of RSUs valued at $150,000 (other than the Board Chair whose RSUs are valued at $300,000) as of the close of business on the date of grant, which in 2019 was May 8, 2019. The RSU awards vest on the first anniversary of the grant date. Each non-employee director is also entitled to receive a cash Board Retainer, and if he or she serves as a Committee Chair, an Audit Committee member or the Board Chair, an additional cash retainer for his or her services as follows:

Element of Compensation	Dollar Value of Board Compensation
Chair Retainer	$200,000	(1)
Board Retainer	$120,000
Committee Chair Retainer (other than Audit & Compensation)	$10,000
Audit Committee Chair	$30,000
Compensation Committee Chair	$20,000
Audit Committee Member	$7,500

(1)	This value includes both the annual cash retainer of $120,000 and the additional $80,000 retainer paid to the Chair.

During 2019, the Compensation Committee of the Board reviewed with its independent compensation consultant the current director compensation program and concluded that (1) the mix of cash and equity compensation continues to be appropriate and consistent with broadly observed market practices, (2) the compensation levels are reasonable and in line with peer practices given the small size of the Board, and (3) the aggregate board compensation (reflecting the “total cost of governance”) is reasonably positioned as compared to the Company’s peer group members. The basic non-employee director compensation elements remain unchanged from 2018.

Deferred Compensation Plan for Non-Employee Directors

Our Non-Employee Director Deferred Compensation Plan authorizes our non-employee directors to defer all or a portion of their annual cash and/or stock compensation, effective with respect to deferrals of compensation during the calendar year. Participation in the plan is voluntary and at the election of each individual director. Amounts deferred under the plan (whether cash or equity–based) are payable in the form of deferred stock units and generally settled within thirty days of the director’s termination of service, but in no event later than the fifth anniversary of such termination date. The plan is an unfunded and unsecured liability of CEIX and any benefits paid to our non-employee directors will be paid from CEIX’s general assets.

Stock Ownership Guidelines

Our Board has adopted stock ownership guidelines to align the interest of our non-employee directors with those of our stockholders. The guidelines require that our non-employee directors hold CEIX common stock with a value equal to five times their annual Board cash retainer on or before the fifth anniversary of becoming a Board member. Shares counted towards the guidelines include: shares owned outright by the director or his or her immediate family members residing in the same household; shares held in trust for the benefit of the director or his or her immediate family members residing in the same household; vested shares of restricted stock; and vested deferred stock units, restricted stock units or performance share units that may only be settled in shares.

70	– 2020 Proxy Statement

BENEFICIAL OWNERSHIP OF SECURITIES

The following tables set forth information with respect to the beneficial ownership of CEIX’s common stock, as of March 11, 2020, by:

•	beneficial owners of more than 5% of CEIX’s common stock based upon information filed with the SEC; and

•	each director and each nominee for director, each named executive officer and all directors and executive officers of CEIX as a group.

The table also presents the ownership of common units of CCR held by each director and each nominee for director, each named executive officer and all directors and executive officers of CCR as a group, as of March 11, 2020.

Amounts shown below include options that are currently exercisable or that may become exercisable within 60 days of March 11, 2020 (i.e., May 10, 2020) and the shares underlying RSUs and deferred stock units that may be settled for common stock on or before May 10, 2020. Unless otherwise indicated, the named person has the sole voting and dispositive power with respect to the shares of CEIX common stock (or CCR common units, as applicable) set forth opposite such person’s name.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
azValor Asset Management, SGIIC, SA(2) Paseo de la Castellana 110 28046, Spain	4,081,268	15.68%
BlackRock, Inc.(3) 55 East 52nd Street New York, NY 10055	4,113,463	15.80%
Dimensional Fund Advisors LP(4) Building One 6300 Bee Cave Road Austin, TX 78746	1,481,964	5.69%
Lancaster Investment Management LLP(5) 60 Charlotte Street London, W1T 2NU, United Kingdom	2,590,720	9.95%
State Street Corporation(6) State Street Financial Center One Lincoln Street Boston, MA 02111	1,555,120	5.97%
The Vanguard Group(7) 100 Vanguard Boulevard Malvern, PA 19355	2,430,277	9.34%

– 2020 Proxy Statement	71

BENEFICIAL OWNERSHIP OF SECURITIES

Name	CONSOL Energy Inc. Shares Beneficially Owned	Percent of Class(1)	CONSOL Coal Resources LP Common Units Beneficially Owned	Percent of Class(1)
Sophie Bergeron(8)	5,547	*	—	—
James A. Brock	96,987	*	76,551	*
James J. McCaffrey	25,030	*	8,706	*
John T. Mills(8), (9)	46,057	*	30,000	*
Joseph P. Platt(8)	18,533	*	—	—
William P. Powell(10)	50,430	*	—	—
Edwin S. Roberson(8), (11)	26,830	*	6,500	*
Kurt R. Salvatori(12)	5,806	*	1,809	*
Martha A. Wiegand	7,222	*	10,609	*
David M. Khani(13)	144,583	*	13,000	*
All current directors and current executive officers as a group (total of 11)	287,696	*	143,610	*

*	Indicates less than 1% ownership.

(1)	As of March 11, 2020, there were 26,029,202 shares of CEIX common stock outstanding and 27,690,251 common units of CCR outstanding.

(2)

azValor Asset Management, SGIIC, SA has sole and shared voting power with respect to 4,081,268 shares. This information is based solely on the reporting person’s most recent Schedule 13G filed with the SEC on November 12, 2019, as updated for shares outstanding as of March 11, 2020.

(3)

BlackRock, Inc. has sole voting power with respect to 4,068,087 shares and sole dispositive power with respect to 4,113,463 shares. The interest of iShares Core S&P Small-Cap ETF represents more than 5% of CEIX’s common stock. This information is based solely on the reporting person’s most recent Schedule 13G/A filed with the SEC on February 4, 2020, as updated for shares outstanding as of March 11, 2020.

(4)

Dimensional Fund Advisors LP has sole voting power with respect to 1,454,711 shares and dispositive power with respect to 1,481,964 shares. This information is based solely on the reporting person’s most recent Schedule 13G filed with the SEC on February 12, 2020, as updated for shares outstanding as of March 11, 2020.

(5)

Lancaster Investment Management LLP (“Lancaster UK”) has shared voting power and dispositive power with respect to 2,590,720 shares. Lancaster UK is the investment manager of Lancaster Global LS Equity Master Limited (“the Lancaster Fund”). Mr. Matthew Wood is the Chief Investment Officer of Lancaster UK. Lancaster UK has reported that Mr. Wood may be deemed to beneficially own the shares held by the Lancaster Fund. This information is based solely on the reporting person’s most recent Schedule 13G filed with the SEC on February 6, 2020, as updated for shares outstanding as of March 11, 2020.

(6)

State Street Corporation has shared voting power with respect to 1,480,952 shares and shared dispositive power with respect to 1,554,908 shares. This information is based solely on the reporting person’s most recent Schedule 13G filed with the SEC on February 14, 2020, as updated for shares outstanding as of March 11, 2020.

(7)

The Vanguard Group has sole voting power with respect to 27,995 shares, shared voting power with respect to 3,134 shares, sole dispositive power with respect to 2,404,497 shares and shared dispositive power with respect to 25,780 shares. This information is based solely on the reporting person’s most recent Schedule 13G/A filed with the SEC on February 12, 2020, as updated for shares outstanding as of March 11, 2020.

(8)	For CEIX, includes 4,815 unvested RSUs that vest within 60 days of March 11, 2020.

(9)	For CEIX, includes 18,320 vested RSUs for which Mr. Mills has elected to defer delivery.

(10)	For CEIX, includes (i) 9,630 unvested RSUs that vest within 60 days of March 11, 2020, and (ii) 27,496 vested RSUs for which Mr. Powell has elected to defer delivery.

(11)	For CEIX, includes 11,251 vested RSUs for which Mr. Roberson has elected to defer delivery.

(12)

Mr. Salvatori transferred to his former wife 3,940 shares of common stock of CEIX and 1,809 common units of CCR pursuant to a divorce settlement agreement. Mr. Salvatori no longer reports as beneficially owned any securities owned by his former wife.

(13)

Mr. Khani resigned from CEIX on December 31, 2019 and is no longer an executive officer of CEIX. Information regarding company shares beneficially owned by Mr. Khani is based on information known to CEIX as of December 31, 2019.

72	– 2020 Proxy Statement

BENEFICIAL OWNERSHIP OF SECURITIES | Delinquent Section 16(a) Reports

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires CEIX’s directors, executive officers and persons who beneficially own more than 10% of CEIX’s common stock to file with the SEC and deliver to CEIX initial reports of ownership and reports of changes in ownership of such registered equity securities. To our knowledge, based solely upon a review of Section 16 filings with the SEC, written representations that no other reports were required, and on CEIX’s records, we believe that during 2019, CEIX’s executive officers, directors and greater than 10% stockholders complied with all applicable Section 16(a) filing requirements, with the exception of one late Form 4 for each of Ms. Bergeron, Mr. Platt, Mr. Roberson, Mr. Mills and Mr. Powell, reporting grants of RSUs earned under CEIX’s Omnibus Incentive Plan due to administrative error.

– 2020 Proxy Statement	73

RELATED PERSON TRANSACTION POLICY AND PROCEDURES AND RELATED PERSON TRANSACTIONS

Our Board adopted a written Related Person Transaction Policy and Procedures providing for the review and approval or ratification of related person transactions with directors, nominees for director and executive officers and certain of their family members (the “related persons”). A copy of the policy is available on our website at www.consolenergy.com.

Under the policy, prior to entering into a potential related person transaction (which generally is a transaction in excess of $120,000 involving CEIX and a related person), the director, director nominee or executive officer must notify our Chief Financial Officer and General Counsel of the material facts regarding the transaction. If our Chief Financial Officer and General Counsel determine that the proposed transaction is in fact a related person transaction, the details of the transaction are presented to our Audit Committee (or if it is not practicable or desirable to wait until the next Audit Committee meeting, to the Chair of the Audit Committee) for approval. The Audit Committee or its Chair, as applicable, will consider all relevant facts and circumstances available, including the terms of the transaction and terms that would be available to unrelated parties, the benefits to the company, and, if the transaction involves an independent director, any impact the transaction would have on such director’s independence. The Audit Committee or its Chair, as applicable, will also inform our Nominating and Corporate Governance Committee of any related person transactions involving directors or nominees. Since the SEC’s related person rules also apply to directors’ and executive officers’ family members, as well as entities in which they may be deemed to have an indirect material interest, it is possible that related person transactions could occur without a director or executive officer being aware of them and seeking approval in accordance with the policy. When we become aware of a related person transaction that has not been previously approved, the policy provides that the details of the transaction will be presented to our Audit Committee or its Chair, as applicable, for ratification or other action. Our Audit Committee also reviews, on an annual basis, ongoing related person transactions having a remaining term of more than six months or that are in excess of $120,000. We also require that officers and directors complete annual director and officer questionnaires and adhere to written codes of business conduct and ethics regarding various topics, including conflicts of interest, the receipt of gifts, service in outside organizations, political activity and corporate opportunities. Officers and directors must certify compliance with these codes in writing each year.

No reportable transactions existed during 2019, and there are currently no such proposed transactions, except as described below.

Relationship with CONSOL Coal Resources LP (CCR)

We are the sponsor of CONSOL Coal Resources LP (NYSE: CCR) and as of January 2020, we owned approximately 60% of the limited partnership interests in CCR and a 1.7% general partner interest in CCR through our wholly owned indirect subsidiary CONSOL Coal Resources GP, LLC (the “General Partner”).

The General Partner manages CCR’s operations and activities through its officers and directors. Messrs. Brock and Rothka and Ms. Wiegand serve as executive officers of both CEIX and the General Partner. In addition, Messrs. Brock and Salvatori, and Mses. Wiegand and Lackovic (an employee of CEIX), serve as directors of the General Partner.

•

Partnership Agreement and Distributions. Our relationship with CCR is governed under the terms of CCR’s Third Amended and Restated Partnership Agreement. Under the terms of the partnership agreement, CCR makes quarterly cash distributions to its unitholders, including us as the holder of approximately 60% of the limited partnership units and 1.7% of the general partnership units (as of January 2020). If distributions exceed the minimum quarterly distribution and other higher target distribution levels, CEIX is entitled to increasing percentages of the distributions, up to 48% of the distributions above the highest target distribution level. During 2019, CCR distributed approximately $34.4 million with respect to the limited partnership interests that we hold and approximately $1.0 million with respect to the general partner interest (including incentive distribution rights). Upon payment of the cash distribution to CCR’s limited partner unitholders with respect to the quarter ended

74	– 2020 Proxy Statement

RELATED PERSON TRANSACTION POLICY AND PROCEDURES AND RELATED PERSON TRANSACTIONS

June 30, 2019, the subordinated units converted into common units representing limited partner interests in CCR on a one-for-one basis as a result of the satisfaction of certain conditions for termination of the subordination period set forth in CCR’s partnership agreement. Assuming CCR generates sufficient distributable cash flow to support the payment of the full minimum quarterly distribution on all of its outstanding units for four quarters, the General Partner would receive an annual distribution of approximately $1.0 million on the 1.7% general partner interest, and we would receive an annual distribution of approximately $34.5 million on our common units.

•

Omnibus Agreement. CCR, the General Partner, CEIX and certain of CEIX’s subsidiaries are party to a First Amended and Restated Omnibus Agreement, as amended, that address the following matters: (1) CCR’s payment to CEIX of an annual administrative support fee for the provision of certain administrative support services by CEIX and its affiliates; (2) CCR’s payment of an annual executive support fee the provision of certain executive support services by CEIX and its affiliates; (3) CCR’s obligation to reimburse CEIX for the provision of certain management, operating, and investor relation services by it and its affiliates; (4) CCR’s obligation to reimburse CEIX for all other direct or allocated costs and expenses incurred by us in providing general and administrative services (which reimbursement is in addition to certain expenses of the General Partner and its affiliates that are reimbursed under the partnership agreement); and (5) certain indemnities from CEIX and CCR. In 2019, the total amount of fees and reimbursed expenses paid by CCR to CEIX under this agreement was approximately $11.5 million. So long as CEIX controls the General Partner, the omnibus agreement will remain in full force and effect. If CEIX ceases to control the General Partner, the omnibus agreement may be terminated, provided that the indemnification obligations will survive any such termination in accordance with their terms.

•

Other Agreements. CEIX and/or its subsidiaries have entered into commercial and other agreements with CCR and/or its subsidiaries. Descriptions of the nature of these agreements and the approximate amounts paid under these agreements in 2019 are provided below. Please refer to the Form 10-K filed by CCR for the year ended December 31, 2019 for more information about these agreements.

•

Operating Agreement with CCR Relating to the Pennsylvania Mining Complex. Under this agreement, CONSOL Thermal Holdings LLC (“CONSOL Thermal”), a wholly owned subsidiary of CCR, serves as the operator and assumes the management control over the day-to-day operations of the Pennsylvania Mining Complex for the life of the mines. The total amount invoiced under this agreement by CONSOL Thermal to subsidiaries of CEIX in 2019 was approximately $471.2 million

•

Affiliated Company Credit Agreement with CCR. This agreement provides for a revolving credit facility in an aggregate principal amount of up to $275 million to be provided by CEIX, as lender, to CCR and its subsidiaries as borrowers. CCR’s obligations under this credit agreement are guaranteed by CCR’s subsidiaries and secured by substantially all of the assets of CCR and its subsidiaries. Loans extended under this credit agreement bear interest at a rate as determined by the total net leverage ratio at the time interest is charged. As of December 31, 2019, CCR had $181 million of borrowings outstanding under this credit agreement which accrued interest at an average rate of 3.85% during fiscal year 2019. During 2019, CCR made $7 million in interest payments under this credit agreement.

•

Employee Services Agreement. Under the employee services agreement, CONSOL Pennsylvania Coal Company LLC (“CPCC”), a wholly owned subsidiary of CEIX, subject to CCR management, direction and control, provides personnel to mine and process coal from the Pennsylvania Mining Complex and performs the operational services that CCR is charged with providing under the operating agreement described above. CCR reimbursed approximately $63.4 million to CPCC under this agreement for 2019.

•

Contract Agency Agreement. Under the contract agency agreement, CONSOL Energy Sales Company (“CES”), a wholly owned subsidiary of CEIX, at CCR’s direction and subject to CCR’s control, acts as agent to market and sell the coal produced from the Pennsylvania Mining Complex and administers CCR’s existing coal purchase and sale contracts, including any extensions or renewals thereof, and any new coal purchase and sale contracts for the sale of coal produced from the Pennsylvania Mining Complex. CES will cause all revenues under these coal purchase and sale contracts to be deposited directly into CCR’s account. All costs related to these activities are included within the Omnibus Agreement.

– 2020 Proxy Statement	75

RELATED PERSON TRANSACTION POLICY AND PROCEDURES AND RELATED PERSON TRANSACTIONS

•

Terminal and Throughput Agreement. Under the terminal and throughput agreement, CCR has the option to transport or to cause to be transported through the CONSOL Marine Terminal, up to five million tons of coal each calendar year for a terminal fee of $4 per ton of coal transported through the CONSOL Marine Terminal, plus certain standard fees for long-term or excess storage of coal at the Baltimore Marine Terminal, re-handling services at the Baltimore Marine Terminal (if CCR elects such services) and certain fees related to the docking and undocking of vessels at the Baltimore Marine Terminal. Under this agreement, a subsidiary of CCR paid to a subsidiary of CEIX $0.7 million in 2019.

•

Securitization Facility. CONSOL Marine Terminals LLC (“CMT”) and CPCC, both wholly-owned subsidiaries of CEIX, are parties to a Securitization Facility (the “Securitization”) pursuant to which (i) CONSOL Thermal will sell current and future trade receivables to CPCC and (ii) CPCC and CMT will sell and/or contribute current and future trade receivables (including receivables sold to CPCC by CONSOL Thermal) to CONSOL Funding LLC (the “SPV”) and the SPV will, in turn, pledge its interests in the receivables to PNC Bank, National Association, which will either make loans or issue letters of credit on behalf of the SPV. The maximum amount of advances and letters of credit outstanding under the Securitization may not exceed $100,000,000. Loans under the Securitization will accrue interest at a reserve-adjusted LIBOR market index rate equal to the one-month Eurodollar rate. Loans and letters of credit under the Securitization also will accrue a program fee and a letter of credit participation fee, respectively, ranging from 2.00% to 2.50% per annum, depending on the total net leverage ratio of CEIX. The SPV’s assets and credit are not available to satisfy the debts and obligations owed to the creditors of CEIX, CONSOL Thermal, CMT or CPCC. CONSOL Thermal, CMT and CPCC and CPCC as servicer are independently liable for their own customary representations, warranties, covenants and indemnities. In addition, CONSOL Energy has guaranteed the performance of the obligations of CONSOL Thermal, CMT and CPCC and will guarantee the obligations of any additional originators or successor servicer that may become party to the Securitization. However, neither CONSOL Energy nor its affiliates will guarantee collectability of receivables or the creditworthiness of obligors thereunder. As of December 31, 2019, CCR, through CONSOL Thermal, sold $33,294 of trade receivables to CPCC.

76	– 2020 Proxy Statement

ADDITIONAL MATTERS

Stockholder Proposals for Inclusion in Next Year’s Proxy Statement or Presentation at Next Year’s Annual Meeting

Any proposal submitted by a stockholder for inclusion in the proxy statement and form of proxy for the 2020 annual meeting must (a) conform to the requirements of Rule 14a-8 promulgated under the Exchange Act and (b) be received by the Secretary of CEIX at our principal executive office no later than November 27, 2020. Any such proposal should be addressed to Secretary, CONSOL Energy Inc., 1000 CONSOL Energy Drive, Suite 100, Canonsburg, Pennsylvania 15317. Please see additional information below regarding the content of proposals.

CEIX’s bylaws require that all stockholder matters to be submitted for consideration at the 2021 annual meeting, but not included in CEIX’s proxy statement, including any stockholder proposal not submitted under Rule 14a-8 or any director nomination, be received by the Secretary of CEIX by written notice no later than the close of business on February 7, 2021, and no earlier than the close of business on January 8, 2021, together with certain information specified in the bylaws.

If the date of the 2021 annual meeting is more than 30 days before or more than 60 days after the anniversary date of the 2020 Annual Meeting, notice by the stockholder must be delivered not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of the 90th day prior to the annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of the meeting is first made by CEIX.

General Information Regarding the Requirements for Stockholder Nominations of Directors

Any stockholder desiring to nominate an individual for election as a director of CEIX must follow the process described above and submit to the Secretary the information required by Sections 2.9 and 2.10 of the bylaws (a copy of which will be provided to any stockholder upon written request to the Secretary), including, but not limited to, (i) the proposing person’s notice, (ii) the nominee’s written questionnaire with respect to the background and qualifications of such nominee and the background of any other person or entity on whose behalf, directly or indirectly, the nomination is being made, and (iii) a written representation and agreement of the nominee in the form provided by the Secretary upon written request.

In addition, CEIX may require the stockholder to provide such further information as it may reasonably request.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address and the same last name by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. CEIX and some brokers household proxy materials, delivering a single copy of the Internet Notice (or proxy statement and annual report) to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once stockholders have received notice from their broker or CEIX that materials will be sent in the householding manner to the stockholder’s address, householding will continue until otherwise notified or until the stockholder revokes such consent. If, at any time, stockholders no longer wish to participate in householding and would prefer to receive a separate proxy statement, they should notify their broker if shares are held in a brokerage account or CEIX if holding registered shares. CEIX will deliver promptly upon written or oral request a separate copy of the Internet Notice (or annual report or proxy statement), as applicable, to a stockholder at a shared address to which a single copy of the documents was delivered. To request householding, stockholders should notify their broker or CEIX. Requests to CEIX should be addressed to the Investor Relations

– 2020 Proxy Statement	77

ADDITIONAL MATTERS

department of CONSOL Energy Inc., 1000 CONSOL Energy Drive, Suite 100, Canonsburg, Pennsylvania 15317, or may be made by calling CEIX at (724) 416-8300:

•	to receive a separate copy of the Internet Notice (or the annual report and proxy statement) for this meeting;

•	to receive separate copies of those materials for future meetings; or

•	if stockholders sharing an address wish to request delivery of a single copy of the Internet Notice (or annual report and proxy statement) if now receiving multiple copies of such materials.

Other

The Board knows of no other proposals that may properly be presented for consideration at the Annual Meeting but, if other matters do properly come before the Annual Meeting, the persons named in the proxy will vote your shares according to their best judgment.

By the Order of the Board of

Directors of CONSOL Energy Inc.

78	– 2020 Proxy Statement

APPENDIX A

Reconciliation of Non-GAAP Measures

Our management team uses a variety of financial and operating metrics to analyze our performance. These metrics are significant factors in assessing our operating results and profitability, and include financial measures that have not been calculated in accordance with accounting principles generally accepted in the United States (“GAAP”). The metrics include: (i) coal production, sales volumes and average revenue per ton; (ii) average cash margin per ton sold, an operating ratio derived from non-GAAP financial measures, (iii) average operating margin per ton sold, an operating ratio derived from non-GAAP financial measures, (iv) free cash flow, a non-GAAP financial measure, and (v) adjusted EBITDA, a non-GAAP financial measure.

Average cash margin per ton sold, average operating margin per ton sold, free cash flow and adjusted EBITDA normalize the volatility contained within comparable GAAP measures by adjusting certain non-operating or non-cash transactions. Each of these non-GAAP metrics are used as supplemental financial measures by management and by external users of our financial statements, such as investors, industry analysts, lenders and ratings agencies, to assess:

•	our operating performance as compared to the operating performance of other companies in the coal industry, without regard to financing methods, historical cost basis or capital structure;

•	the ability of our assets to generate sufficient cash flow;

•	our ability to incur and service debt and fund capital expenditures;

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities; and

•	the attractiveness of capital projects and acquisitions and the overall rates of return on alternative investment opportunities.

In addition, management believes that the non-GAAP measure of free cash flow is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures due to the fact that these expenditures are considered necessary to maintain and expand CEIX’s asset base and are expected to generate future cash flows from operations. It is important to note that free cash flow as defined in our compensation program differs slightly from the measure of free cash flow disclosed in our quarterly earnings releases and that free cash flow does not represent the residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from the measure.

Non-GAAP financial measures should not be considered an alternative to total coal revenue, total costs, net income, operating cash flow, or any other measure of financial performance or liquidity presented in accordance with GAAP. These measures exclude some, but not all, items that affect net income or net cash, and these measures and the way we calculate them may vary from those of other companies. As a result, the items presented below may not be comparable to similarly titled measures of other companies.

This Proxy Statements contains references to certain non-GAAP measures, including in the CD&A section discussing the targets under the 2019 STIC program. The non-GAAP measures discussed in this Proxy Statement and their definitions are provided below.

•

Average Operating Margin Per Ton Sold. Average operating margin per ton sold is defined as the average revenue per ton sold net of average direct operating cost of coal sold per ton. The GAAP measure that is most directly comparable to average operating margin per ton sold is total coal revenue. Our average direct operating cost of coal sold per ton represents our direct operating costs of coal sold divided by the tons of coal we sold. We define direct operating cost of coal sold as production costs directly related to produced tons sold. The direct operating cost of coal sold per ton includes items such as labor and related expenses, operating supplies, maintenance expenses, contractor costs, utility expenses, and depreciation, depletion and amortization costs on production assets. Our direct operating costs exclude indirect costs such as royalty and production taxes, administrative overhead expenses, selling, general and administrative costs, freight expenses, interest expenses and other costs not directly attributable to the production of coal. The GAAP measure most directly comparable to direct operating cost of coal sold is total costs and expenses.

– 2020 Proxy Statement	A-1

APPENDIX A

•

Average Cash Margin Per Ton Sold. We define average cash margin per ton sold as average coal revenue per ton, net of average cash cost of coal sold per ton. The GAAP measure most directly comparable to average cash margin per ton sold is total coal revenue. Our cost of coal sold per ton represents our costs of coal sold divided by the tons of coal we sold. We define total cost of coal sold as operating and other production costs related to produced tons sold, along with changes in coal inventory, both in volumes and carrying values. The cost of coal sold per ton includes items such as direct operating costs, royalty and production taxes, direct administration costs, and depreciation, depletion and amortization costs on production assets. We exclude from the definition of total cost of coal sold any indirect costs such as selling, general and administrative costs, freight expenses, interest expenses, depreciation, depletion and amortization costs on non-production assets and other costs not directly attributable to the production of coal. The GAAP measure most directly comparable to total cash cost of coal sold is total costs and expenses. The total cash cost of coal sold includes total cost of coal sold less depreciation, depletion and amortization cost on production assets.

•

Free Cash Flow. Free cash flow, as used throughout this document, is defined in accordance with our compensation program as net cash provided by operating activities plus monetization of non-EBITDA producing assets less organic capital expenditures and distributions to non-controlling interests. The GAAP measure most directly comparable to free cash flow is net cash provided by operating activities.

•

Adjusted EBITDA. Adjusted EBITDA is defined as (i) net income (loss) plus income taxes, net interest expense and depreciation, depletion and amortization, as adjusted for (ii) certain non-cash items, such as long-term incentive awards. The GAAP measure most directly comparable to adjusted EBITDA is net income (loss).

The reconciliation of each these non-GAAP measures to its closest GAAP measure follows immediately below.

AVERAGE OPERATING MARGIN PER TON SOLD

The following table presents a reconciliation of average operating margin per ton sold to total coal revenue, the most directly comparable GAAP financial measure, for the period indicated (in thousands, except for per ton information).

Year Ended December 31,
2019
Total Coal Revenue	$1,288,529
Total Costs and Expenses	1,332,806
Freight Expense	(19,667)
Selling, General and Administrative Costs	(67,111)
Loss on Debt Extinguishment	(24,455)
Interest Expense, net	(66,464)
Other Costs (Non-Production)	(101,900)
Depreciation, Depletion and Amortization (Non-Production)	(32,388)

Cost of Coal Sold	1,020,821
Indirect Operating Cost of Coal Sold	(134,898)

Direct Operating Costs of Coal Sold	885,923

Operating Margin	402,606
Total Tons Sold	27,314
Average Revenue per Ton Sold	$47.17
Average Direct Operating Costs of Coal Sold per Ton	32.47

Average Operating Margin per Ton Sold	$14.70

A-2	– 2020 Proxy Statement

APPENDIX A

AVERAGE CASH MARGIN PER TON SOLD

The following table presents a reconciliation of average cash margin per ton sold to total coal revenue, the most directly comparable GAAP financial measure, for each of the periods indicated (in thousands, except for per ton information).

	Years Ended December 31,
	2019	2018
Total Coal Revenue	$1,288,529	$1,364,292
Operating and Other Costs	948,012	946,450
Less: Other Costs (Non-Production)	(101,900)	(135,081)

Total Cash Cost of Coal Sold	846,112	811,369
Add: Depreciation, Depletion and Amortization	207,097	201,264
Less: Depreciation, Depletion and Amortization (Non-Production)	(32,388)	(30,961)

Total Cost of Coal Sold	$1,020,821	$ 981,672

Total Tons Sold	27,314	27,682
Average Revenue Per Ton Sold	$ 47.17	$ 49.28
Average Cash Cost of Coal Per Ton	30.97	29.29
Depreciation, Depletion and Amortization Costs Per Ton Sold	6.40	6.17

Average Cost of Coal Per Ton	37.37	35.46

Average Margin Per Ton Sold	9.80	13.82
Add: Depreciation, Depletion and Amortization Costs Per Ton Sold	6.40	6.17

Average Cash Margin Per Ton Sold	$ 16.20	$ 19.99

FREE CASH FLOW

The following table presents a reconciliation of free cash flow to net cash provided by operating activities, the most directly comparable GAAP financial measure, on a historical basis for the period indicated (in thousands).

Year Ended December 31, 2019
Net Cash Provided by Operating Activities	$244,566
Organic Capital Expenditures	(159,375)
Proceeds from non-EBITDA producing Asset Sales	2,201
Distributions to Noncontrolling Interest	(22,220)

Free Cash Flow	$65,172

– 2020 Proxy Statement	A-3

APPENDIX A

ADJUSTED EBITDA

The following tables present a reconciliation of adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure, on a historical basis for the period indicated (in thousands).

	Year Ended December 31, 2019
	PA Mining Complex	Baltimore Terminal (CMT)	Other	Total Company
Net Income	$197,112	$33,758	$(137,312)	$93,558
Add: Income Tax Expense	—	—	4,539	4,539
Add: Interest Expense, net	—	6,088	60,376	66,464
Less: Interest Income	—	—	(2,937)	(2,937)

Earnings Before Interest & Taxes (EBIT)	$197,112	$39,846	$(75,334)	$161,624
Add: Depreciation, Depletion & Amortization	185,616	4,078	17,403	207,097

Earnings Before Interest, Taxes and DD&A (EBITDA)	$382,728	$43,924	$(57,931)	$368,721

Adjustments:
Stock/Unit-Based Compensation	11,626	567	567	12,760
Loss on Debt Extinguishment	—	—	24,455	24,455

Total Pre-tax Adjustments	11,626	567	25,022	37,215

Adjusted EBITDA	$394,354	$44,491	$(32,909)	$405,936

A-4	– 2020 Proxy Statement

APPENDIX B

2020 Omnibus Performance Incentive Plan (as amended and restated)

CONSOL ~~Mining Corporation~~ENERGY INC.

2020 Amended and Restated Omnibus Performance Incentive Plan

Capitalized terms shall have the meaning set forth in Section 17 of the Plan.

This 2020 Amended and Restated Omnibus Incentive Plan is made and entered into as of this                      day of                     , 2020, and amends and restates in its entirety that certain CONSOL Mining Corporation Omnibus Performance Incentive Plan adopted by the Company as of November 22, 2017.

1. PURPOSE.

The purposes of the CONSOL ~~Mining Corporation~~Energy Inc. Omnibus Performance Incentive Plan are to promote the interests of the Company and its stockholders by (i) attracting and retaining Eligible Directors, executive officers, and other key employees of the Company and its Affiliates; (ii) motivating such individuals by means of cash and equity performance-related incentives to achieve annual and long-range performance goals; (iii) enabling such individuals to acquire Shares of the Company; (iv) ~~assuming and~~ governing the awards originally granted under the Parent Equity Plan (as defined in the Employee Matters Agreement) in accordance with the terms of the Employee Matters Agreement; and (v) enabling such individuals to participate in the long-term growth and financial success of the Company.

2. RESPONSIBILITY FOR ADMINISTRATION.

(a) Authority of Board. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Board by the Plan, the Board shall have full power and discretionary authority to decide all matters relating to the administration and interpretation of the Plan; provided, however, that ministerial responsibilities of the Plan (e.g., management of day-to-day matters) may be delegated to the Company’s officers, as set forth in Section 2(d) below. The Board’s powers include the authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to an eligible Employee; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award, including the discretion to determine the extent to which Awards will be structured to conform to the requirements applicable to performance-based compensation ~~described in Section 162(m) of the Code;~~; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards, or other property, or canceled, forfeited, or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Board; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (ix) advance the lapse of any waiting period, accelerate any exercise date, waive, or modify any restriction applicable to Awards (except those restrictions imposed by law); (x) correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect; (xi) determine whether, and the extent to which, adjustments are required pursuant to Section 3(~~c~~d) hereof and authorize the termination, conversion, substitution, or succession of Awards upon the occurrence of a transaction or an event of the type described in Section 3(~~c~~d) below; and (xii) make any other determination and take any other action that the Board deems necessary or desirable for the administration of the Plan. All decisions and determinations of the Board shall be final, conclusive, and binding on the Company, the Participant, and any and all interested parties.

(b) Board Discretion Binding. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Board, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including the

– 2020 Proxy Statement	B-1

APPENDIX B

Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any stockholder, and any Employee. All Awards shall be made conditional upon the Participant’s acknowledgement, in writing or by acceptance of the Award, that all decisions and determinations of the Board shall be final and binding on the Participant, his or her beneficiaries, and any other person having or claiming an interest under such Award.

(c) Delegation to Committee. The Board may delegate to the Committee any or all of its authority for the administration of the Plan and may revoke such delegation at any time; provided, however, that the Board shall approve (i) any Awards to the Company’s Eligible Directors and (ii) amendments to the Plan. If authority is delegated to the Committee, all references to the Board in the Plan shall mean and relate to the Committee except as otherwise provided by the Board.

(d) Delegation to Officers. Except to the extent prohibited by applicable law or regulation, the Board or the Committee may delegate all or any portion of its responsibilities and powers to any person or persons selected by it, and may revoke such delegation at any time. The ministerial responsibilities of the Plan (e.g., management of day-to-day matters) are a function that has been delegated to the Company’s officers as permitted by the terms of the Plan and in compliance with applicable law and regulation. No officer to whom administrative authority has been delegated pursuant to this provision may waive or modify any restriction applicable to an award to such officer under the Plan.

(e) No Liability. No member of the Board or the Committee, or any person to whom the Board or Committee delegates responsibilities and/or duties, shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

3. SHARES AVAILABLE FOR AWARDS; LIMITATIONS.

(a) Shares Available. Subject to adjustment as set forth in this subsection and Section 3(~~c~~d) below, the aggregate number of Shares with respect to which Awards may be granted under the Plan shall be 2,600,000, which includes any number of Shares that are subject to Converted Awards, plus effective as of the date of stockholder approval of the amended and restated Plan at the 2020 annual meeting on May 8, 2020, 2,350,000 Shares. The aggregate number of Shares available with respect to Awards under the Plan shall be reduced by one (1) Share for each Share to which an Award, including a Converted Award, relates; provided, however, that any Award (or any portion thereof) settled in cash will not be counted against, or have any effect upon, the number of Shares available for issuance under this Plan. If, after the Effective Date, any Shares covered by an Award granted under the Plan, or to which such an Award relates, are forfeited, or the Award (or portion thereof) otherwise terminates or is canceled without the delivery of Shares, then the Shares covered by such Award, or to which such Award relates, to the extent of any such forfeiture, termination, or cancellation, shall again become Shares with respect to which Awards may be granted; provided, however, that Shares (i) delivered in payment of the exercise price of an Option or Stock Appreciation Right, (ii) not issued upon the settlement of Stock Appreciation Rights, (iii) repurchased by the Company using proceeds from Option exercises, or (iv) delivered to or withheld by the Company to pay federal, state or local withholding taxes, shall not become available again for issuance under this Plan.

(b) Limitations on Awards. No Participant may be granted under this Plan: (i) ~~Stock~~stock Options or Stock Appreciation Rights for more than ~~500,000~~750,000 Shares in any one calendar year of the Company; (ii) Performance Awards (payable in Shares) and that are intended to be performance-based compensation ~~under Section 162(m) of the Code~~ for more than ~~500,000~~750,000 Shares (based on a maximum Award level on the Grant Date) in any one calendar year of the Company, and (iii) Performance Awards (payable in cash) and that are intended to be performance-based compensation ~~under Section 162(m) of the Code~~ for more than $~~4,000,000 (~~6,000,000 based on a maximum Award level on the Grant Date) in any one calendar year of the Company. The foregoing limitations shall be subject to adjustment as provided in Section 3(~~c~~d).

Notwithstanding anything in this Plan to the contrary and subject to adjustment pursuant to Section 3(~~c~~d) hereof, no Eligible Director may be granted, in any one fiscal year of the Company, Awards specifically awarded under this Plan with an aggregate maximum value, calculated as of their respective Grant Dates, of more than $~~400,000~~500,000.

The number of Shares subject to Awards that are converted or substituted in the event of a corporation transaction or event involving the Company of the type described in Section 3(~~c~~d), shall be disregarded for purposes of the limitations set forth in this Section 3(b).

B-2	– 2020 Proxy Statement

APPENDIX B

(c) Limitation on Vesting. Notwithstanding any provision to the contrary, including but not limited to this Section 3(c), no portion of any Award granted under the Plan shall vest earlier than the first anniversary of the Award Grant Date, excluding for this purpose, any (i) Awards granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who become Participants as a result of a merger, consolidation, acquisition or other corporate transaction involving the Company or an Affiliate; or (ii) Shares delivered in lieu of fully vested cash incentive compensation under any applicable plan or program of the Company; provided, that that the Board (or the Committee) may grant Awards without regard to the foregoing minimum vesting requirement with respect to five percent (5%) of the available Share reserve authorized for issuance under the Plan under Section 3(a); and provided further, that for the avoidance of doubt, the foregoing restriction does not apply to the Board’s (or the Committee’s) discretion to provide for accelerated exercisability or vesting of any Award, including in the case of Retirement, workforce reduction, new hire, death, Disability or a Change in Control in the terms of the Award or otherwise.

(d) ~~(c)~~ Adjustments. In the event a dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase,~~,~~ or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Board to be necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Board shall, in an equitable manner, adjust any or all of (~~A~~i) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, (~~B~~ii) the maximum number of Shares subject to an Award granted to a Participant pursuant to Section 3(b) of the Plan, (~~C)~~iii) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards, (~~D~~iv) the grant or exercise price with respect to any Award, and (~~E~~v) any applicable performance goals with respect to Awards; provided, in each case, that (A) with respect to Awards of Incentive Stock Options, no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code, as from time to time amended, unless the Board determines otherwise, (B) with respect to any Award~~, no such adjustment shall be authorized to the extent that such authority would be inconsistent with the ability of the Plan to meet the requirements of Section 162(m) of the Code, unless otherwise determined by the Board, (C) with respect to any Award~~ subject to Section 409A of the Code, no such adjustment shall be authorized to the extent that such authority would cause the Plan to fail to comply with, or qualify for, an exception to Section 409A of the Code, and (~~D~~C) any fractional shares resulting from such adjustment shall be eliminated.

In the event of a corporate transaction or event involving the Company of the type described in this Section 3(~~c~~d), the Board may, in its sole discretion, provide that outstanding Awards will be assumed by another entity or otherwise equitably converted or substituted into the securities of such entity in connection with such transaction or event.

~~Notwithstanding the foregoing, in the event of a transaction in which the Company is not the surviving entity, or any other transaction in which the stockholders of the Company exchange their Shares in the Company for stock or equity securities of another company or entity, or in the event of complete liquidation or dissolution of the Company, or in the case of a tender offer accepted by the Board, all outstanding Awards shall thereupon terminate, provided that the Board may, prior to the effective date of any such transaction, either (i) make all outstanding Awards immediately exercisable or vested or (ii) arrange to have the surviving entity grant to the Participants replacement awards (including cash) on terms which the Board shall determine to be fair and reasonable. The Board, in its sole discretion and to the extent not inconsistent with Section 14(r) hereof, may determine that, in the event of a transaction in which the Company is not the surviving entity, each outstanding Award shall terminate within a specified number of days after notice to the Participant, and such Participant shall receive, with respect to each such Award, cash or other property, including securities of any entity acquiring the Company, in an amount equal to the fair market value of such Award (if any) as determined by the Board in its sole discretion. In addition, for each Option or Stock Appreciation Right with an exercise price or base price, as the case may be, greater than the consideration offered in connection with any such transaction or event or Change in Control, the Board may, in its sole discretion, elect to cancel such Option or Stock Appreciation Right without any payment to the person holding such Option or Stock Appreciation Right.~~

(e) ~~(d)~~ Substitute Awards. Any Shares underlying Substitute Awards shall not, unless required by law, be counted against the Shares available for Awards under the Plan.

– 2020 Proxy Statement	B-3

APPENDIX B

(f) ~~(e)~~ Sources of Shares Deliverable under Awards. Shares to be issued under the Plan may be made available from authorized and unissued Shares or of treasury Shares. During the term of the Plan, the Company will, at all times, reserve and keep available the number of Shares of Stock that shall be sufficient to satisfy the requirements of the Plan.

4. ELIGIBILITY.

Any Employee, including any officer or employee-director of the Company, or any Affiliate, who is not a member of the Committee, shall be eligible to be designated a Participant. Eligible Directors shall be eligible for Awards as described in Section 10.

5. STOCK OPTIONS.

(a) Grant. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the Participants to whom Options shall be granted (provided that Incentive Stock Options may only be granted to employees of the Company or a parent or subsidiary of the Company within the meaning of Code Sections 424(e) and (f), respectively), the number of Shares to be covered by each Option, the Option price, and the conditions and limitations applicable to the exercise of the Option. The Board shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of Options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute. If an Option that is intended to be an Incentive Stock Option fails to meet the requirements thereof, the Option shall automatically be treated as a Non-Qualified Stock Option to the extent of such failure.

(b) Exercise Price. The Board in its sole discretion shall establish the exercise price at the time each Option is granted. The exercise price of an Option may not be less than the Fair Market Value on the Grant Date (or 110% of the Fair Market Value in the case of an Incentive Stock Option granted to a ten percent (10%) Stockholder), except in the case of Converted Awards and Substitute Awards.

(c) Exercise. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may, in its sole discretion, specify in the applicable Award Agreement or thereafter. The Board may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable. Notwithstanding the foregoing, an Option shall not be exercisable after the expiration of ten years from the Grant Date (or five years in the case of an Incentive Stock Option granted to a ten percent (10%) Stockholder).

(d) Payment. No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the Option price is received by the Company. Such payment may be made in cash or its equivalent, by exchanging, actually or constructively, Shares owned by the Participant (for any minimum period set forth in the Award Agreement or as may otherwise be required by the Board and which are not the subject of any pledge or other security interest), by another means approved by the Board, or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company as of the date of such tender is at least equal to such Option price. A Participant may elect to pay all or any portion of the aggregate exercise price by having Shares with a Fair Market Value on the date of exercise equal to the aggregate exercise price withheld by the Company or sold by a broker-dealer.

(e) Extension of Exercise Period. If the exercise of an Option is prevented by Section 14(d), the Option shall remain exercisable until thirty (30) days after the date that such exercise first would no longer be prevented by such provision, but in any event no later than the expiration date of such Option.

6. STOCK APPRECIATION RIGHTS.

(a) Grant. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the Participants to whom Stock Appreciation Rights shall be granted, the number of Shares to be covered by each Stock Appreciation Right Award, the grant price thereof, and the conditions and limitations applicable to the exercise thereof. Stock Appreciation Rights may be granted in tandem with another Award, in addition to another Award, or

B-4	– 2020 Proxy Statement

APPENDIX B

freestanding and unrelated to another Award. Stock Appreciation Rights granted in tandem with or in addition to an Award may be granted either at the same time as the Award or, except in the case of Incentive Stock Options, at a later time. Stock Appreciation Rights shall be exercisable at such times and subject to such terms and conditions as the Board may, in its sole discretion, specify in the applicable Award Agreement or thereafter, and shall have ~~a~~an exercise grant price no less ~~that~~than the Fair Market Value of Shares covered by the right on the Grant Date (except with respect to a Converted Award or Substitute Award).

(b) Exercise and Payment. A Stock Appreciation Right shall entitle the Participant to receive an amount equal to the excess of the Fair Market Value of a Share on the date of exercise of such Stock Appreciation Right over the grant price thereof. The Board shall determine whether a Stock Appreciation Right shall be settled in cash, Shares, or a combination of cash and Shares.

(c) Other Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Board shall determine, at or after the grant of a Stock Appreciation Right, the term (up to a maximum of ten years from the Grant Date), methods of exercise, methods and form of settlement, and any other terms and conditions of any Stock Appreciation Right. Any such determination by the Board may be changed by the Board from time to time and may govern the exercise of Stock Appreciation Rights granted or exercised prior to such determination, as well as Stock Appreciation Rights granted or exercised thereafter. The Board may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it shall deem appropriate.

(d) Extension of Exercise Period. If the exercise of a Stock Appreciation Right is prevented by Section 14(d), the Stock Appreciation Right shall remain exercisable until thirty (30) days after the date that such exercise first would no longer be prevented by such provision, but in any event no later than the expiration date of such Stock Appreciation Right.

7. RESTRICTED STOCK AND RESTRICTED STOCK UNITS.

(a) Grant. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the Participants to whom Shares of Restricted Stock and Restricted Stock Units shall be granted, the number of Shares of Restricted Stock and/or the number of Restricted Stock Units to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Stock and Restricted Stock Units may be forfeited to the Company, and the other terms and conditions of such Awards.

(b) Transfer Restrictions. Shares of Restricted Stock and Restricted Stock Units may not be sold, assigned, transferred, pledged, or otherwise encumbered, except, in the case of Shares of Restricted Stock, as provided in the Plan or the applicable Award Agreements. Certificates issued in respect of Shares of Restricted Stock shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company. Upon the lapse of the restrictions applicable to such Shares of Restricted Stock, the Company shall deliver such certificates to the Participant or the Participant’s legal representative.

(c) Payment. Each Restricted Stock Unit shall have a value equal to the Fair Market Value of a Share on the settlement or payment date of such Award. Restricted Stock Units shall be paid in cash, Shares, other securities, or other property, as determined in the sole discretion of the Board, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement.

(d) Dividends and Distributions. Dividends and other distributions paid on or in respect of any Shares of Restricted Stock or Restricted Stock Units may be paid directly to the Participant, or may be reinvested in additional Shares of Restricted Stock or in additional Restricted Stock Units, as determined by the Board in its sole discretion; provided, however, that no such dividends or distributions shall be paid with respect to unvested Restricted Stock or unvested Restricted Stock Units, including any unvested Awards subject to performance measures.

(e) Section 83(b) Election. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to a Restricted Stock Award, the Participant shall file, within thirty (30) days following the date of grant, a copy of such election with the Company and the Internal Revenue Service in accordance with the regulations under Section 83 of the Code. The ~~Committee~~Board may provide in the applicable Award Agreement that the Restricted Stock Award is conditioned upon the Participant’s making or refraining from making an election with respect to the Award under Section 83(b) of the Code.

– 2020 Proxy Statement	B-5

APPENDIX B

8. PERFORMANCE AWARDS.

(a) Grant. Subject to the limitations set forth in Section 3, the Board shall have sole and complete authority to determine the eligible individuals who shall receive a “Performance Award,” which shall consist of a right that is (i) denominated and/or payable in cash, shares, or any other form of Award issuable under this Plan (or any combination thereof), (ii) valued, as determined by the Board, in accordance with the achievement of such performance goals during such performance periods as the Board shall establish, and (iii) payable at such time and in such form as the Board shall determine. Unless otherwise determined by the Board, any such Performance Award shall be evidenced by an Award Agreement containing the terms of such Award, including, but not limited to, the performance criteria and such terms and conditions as may be determined from time to time by the Board, in each case, not inconsistent with this Plan. In relation to any Performance Award, the performance period may consist of one or more calendar years or other period for which performance is being measured.

(b) Terms and Conditions. For Awards intended to be performance-based compensation ~~under Section 162(m) of the Code~~, Performance Awards shall be conditioned upon the achievement of pre-established, objective goals relating to one or more of the following performance measures, as determined in writing by the Board and subject to such modifications as specified by the Board in advance in writing in the Board or Committee minutes or applicable Award Agreement: cash flow; cash flow from operations; earnings (including earnings before interest, taxes, depreciation, and amortization or some variation thereof); earnings per share, diluted or basic; earnings per share from continuing operations; internal rate of return; net asset turnover; inventory turnover; capital expenditures; debt; debt reduction; working capital; return on investment; return on sales; net or gross sales; market share; share price; equity ratios; economic value added; cost of capital; assets or change in assets; expenses; expense reduction levels; productivity; delivery performance; safety record and/or performance; environmental record and/or performance; mine closures; stock price; interest-sensitivity gap levels; return on equity or capital employed; total or relative increases to stockholder return; return on capital; return on assets or net assets; revenue; income or net income; operating income or net operating income; operating profit or net operating profit; gross margin, operating margin, or profit margin; finding and development costs; volumes metrics (including volumes sold, volumes produced, volumes transported, and similar measures); operating efficiency metrics; charge-offs; non-performing assets; asset sale targets; asset quality levels; value of assets; employee retention/attrition rates; investments; regulatory compliance; satisfactory internal or external audits; improvement of financial ratings; value creation; achievement of balance sheet or income statement objectives; and completion of acquisitions, business expansion, product diversification and other non-financial operating and management performance objectives. ~~To the extent consistent with Section 162(m) of the Code, the~~The Board may determine that certain adjustments shall apply, in whole or in part, in such manner as determined by the Board, to include or exclude the effect of any of the following events that occur during a performance period including the following: the impairment of tangible or intangible assets; asset write-downs; litigation or claim judgments or settlements; acquisitions or divestitures; gains/losses on the sale of assets; foreign exchange gains and/or losses; expenses related to stock offerings and stock repurchases; the effect of changes in tax law, accounting principles, or other such laws or provisions affecting reported results; business combinations, reorganizations, and/or restructuring programs, including, but not limited to, reductions in force and early retirement incentives; currency fluctuations; and any unusual, infrequent or non-recurring items, including, but not limited to, such items described in management’s discussion and analysis of financial condition and results of operations or the financial statements and notes thereto appearing in the Company’s annual report to stockholders for the applicable year. Performance measures may be determined either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary entity thereof (except in the case of the Converted Awards), either individually, alternatively, or in any combination, and measured over a period of time including any portion of a year, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Board.

(c) Pre-established Performance Goals. For Awards intended to be performance-based compensation ~~under Section 162(m) of the Code~~, performance goals relating to the performance measures set forth above shall be pre-established in writing by the Board and achievement thereof certified in writing prior to payment of the Award~~, as required by Section 162(m) and regulations promulgated thereunder~~. All such performance goals shall be established in writing by the Board no later than ninety (90) days after the beginning of the applicable performance period or within such other timeframe as may be ~~required or permitted by Section 162(m) and the regulations promulgated thereunder~~appropriate as determined by the Board in its sole discretion. In addition to establishing minimum performance goals below which no compensation shall be payable pursuant to a Performance Award, the Board, in

B-6	– 2020 Proxy Statement

APPENDIX B

its discretion, may create a performance schedule under which an amount less than or more than the target award may be paid so long as the performance goals have been achieved.

(d) Additional Restrictions/~~Negative~~ Discretion. The Board, in its sole discretion, may also establish such additional restrictions or conditions that must be satisfied as conditions precedent to the payment of all or a portion of any Performance Awards. Such additional restrictions or conditions need not be performance-based and may include, among other things, the receipt by a Participant of a specified annual performance rating, the continued employment by the Participant, and/or the achievement of specified performance goals by the Company, business unit, or Participant. Furthermore, and notwithstanding any provision of this Plan to the contrary, the Board, in its sole discretion, may retain the discretion to reduce the amount of any Performance Award to a Participant if it concludes that such reduction is necessary or appropriate based upon: (i) an evaluation of such Participant’s performance; (ii) comparisons with compensation received by other similarly situated individuals working within the Company’s industry or peer group; (iii) the Company’s financial results and conditions; or (iv) such other factors or conditions that the Board deems relevant~~; provided, however, the Board shall not use its discretionary authority to increase any Award that is intended to be performance-based compensation under Section 162(m) of the Code~~.

(e) Payment of Performance Awards. Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with procedures established by the Board, on a deferred basis.

9. OTHER STOCK-BASED AWARDS AND CASH AWARDS.

(a) Other Stock-Based Awards. The Board shall have authority to grant to Participants Other Stock-Based Awards, which shall consist of any right that is (i) not an Award described in Sections 5 through 8 above and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Board to be consistent with the purposes of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, the Board shall determine the terms and conditions of any such Other Stock-Based Award.

(b) Cash Awards. An Award may also be in the form of a Cash Award, with such vesting or other restrictions, if any, as determined by the Board.

10. ELIGIBLE DIRECTORS.

Except as otherwise determined by the Board in its sole discretion, Eligible Directors shall receive Awards in accordance with this Section. Except as otherwise provided in this Section, Awards to Eligible Directors shall be subject to the remaining provisions of the Plan.

(a) Terms of Grants. The exercise price per Share of each Option granted to an Eligible Director shall be the Fair Market Value of a Share on the Grant Date. Options shall vest ~~ratably and become exercisable in one-third increments on each anniversary of the Grant Date.~~subject to the terms and conditions set forth in the applicable Award Agreement or terms and conditions applicable to such Option. Except as otherwise provided in this paragraph, Options shall expire ten (10) years from the Grant Date. Unvested Options shall immediately vest and become exercisable if an individual ceases to be a director on account of death, Disability, or retirement at normal retirement age for directors, and shall remain exercisable until the normal expiration of the Option. Upon termination as a director for any other reason other than Cause, unvested Options shall be forfeited and vested Options shall remain exercisable for three months following the termination date. Upon termination as a Director for Cause, all Options (whether or not vested) shall be forfeited as of the termination date.

(b) Deferred Stock Unit Grants. The Board may grant Deferred Stock Units to Eligible Directors in lieu of all or any portion of the annual retainer or meeting fees otherwise payable to the Eligible Directors. Each Deferred Stock Unit shall entitle the Eligible Director to receive one Share or an amount of cash equal to the Fair Market Value of a Share on the payment date, on terms and conditions established by the Board. The Board may also permit Eligible Directors to elect to receive Deferred Stock Units in lieu of all or any portion of the annual retainer or meeting fees otherwise payable to the Eligible Director in cash, or to defer receipt of Shares or cash to be paid pursuant to Deferred Stock Units, in accordance with a deferred compensation ~~policies~~plan or policy established by the Company.

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APPENDIX B

(c) Other Awards. The Board in its sole discretion may grant other types of Awards to Eligible Directors other than those specifically described in this Section 10.

11. TERMINATION OF EMPLOYMENT/SERVICE.

The Board shall have the full power and authority to determine the terms and conditions that shall apply to any Award upon a termination of employment/service, including a termination by the Company or an Affiliate of the Company without Cause, by a Participant voluntarily, or by reason of death, Disability, or Retirement.

12. CHANGE IN CONTROL.

To the extent not inconsistent with Section 14(~~r~~q) hereof, ~~in the event that the Company engages in a transaction constituting a Change in Control, the Board shall have complete authority and discretion, but not the obligation, to accelerate the vesting of outstanding Awards and the termination of restrictions on Shares. In addition, the Board may, if deemed appropriate, in its discretion, in connection with a Change in Control, (i)~~and unless specifically prohibited under applicable laws, or by the rules and regulations of any governmental agencies or national securities exchanges, the Board may, in its sole discretion, at the time an Award is made to an employee Participant, or at any time prior to, coincident with or after the time of a Change in Control, take any one or more of the following actions which may apply only upon the occurrence of a Change in Control or, if later, upon the action being taken: (A) provide for the acceleration of any service conditions, or the waiver of any other conditions, relating to the vesting, exercise, payment or distribution of an Award so that any Award to an employee Participant, whose employment has been terminated involuntarily absent Cause or for “good reason” (as may be defined in the applicable Award Agreement) as a result of the Change in Control may be vested, exercised, paid or distributed in full on or before a date fixed by the Board, and in connection with such action (i) provide for an extended period to exercise any stock Options (not to exceed the original term of the option) and (ii) determine the level of attainment of any applicable performance goals; (B) provide for the purchase of any Awards from a Participant whose employment has been terminated as a result of a Change in Control, upon the Participant’s request, for an amount of cash equal to the amount that could have been obtained upon the exercise, payment or distribution of such rights had such Award been currently exercisable or payable; or (C) provide for an equivalent award or Substitute Award in respect of securities of the surviving entity of such transaction~~; (ii) upon advance notice to the affected Participants, cancel any outstanding Options or Stock Appreciation Rights and pay to the holders thereof, in cash, stock, or other property (including the property, if any, payable in such a transaction) (or any combination thereof), an amount equal to the excess of the fair market value of the Shares covered by the Award, based on the price per Share received or to be received by other stockholders of the Company in such a transaction or such other value as determined by the Board (the “Transaction Fair Market Value”), over the exercise price of the Award, or (iii) make provision for a cash payment or payment of other property (including the property, if any, payable in such transaction) to the holder of any other outstanding Award in settlement of such Award; provided that, in the case of an Option or Stock Appreciation Right with an exercise price that equals or exceeds the Transaction Fair Market Value, the Board may cancel such Options or Stock Appreciation Right without payment or consideration therefor. Any such action taken shall be performed in accordance with the applicable provisions of the Code and treasury regulations issued thereunder so as not to affect the status of (A) any Award intended to qualify as an Incentive Stock Option under Section 422 of the Code, unless the Board determines otherwise, (B) any Award intended to comply as performance-based compensation under Section 162(m) of the Code, unless the Board determines otherwise, or (C) any Award intended to comply with, or qualify for an exception to, Section 409A of the Code~~. For purposes of this Section, any Participant whose employment is either (i) terminated by the Company other than for Cause or (ii) terminated for “good reason” (as may be defined in the applicable Award Agreement) in either case upon or prior to the second anniversary of a Change in Control, shall be deemed to have been terminated as a result of the Change in Control. Any such action taken by the Board will be final, conclusive, and binding for all purposes of this Plan. With respect to the grant of any Awards to a non-employee director, the Board or the Committee shall retain the right to accelerate the vesting of such Award in connection with a Change in Control.

13. AMENDMENT AND TERMINATION.

(a) Amendments to the Plan and Award Agreements. Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan, the Board may amend, alter, suspend,

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discontinue, cancel, or terminate the Plan or an Award Agreement or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation, cancellation, or termination shall: (i) be made without stockholder approval if such approval is necessary to comply with any applicable law, tax, or regulatory requirement, or listing requirement of the New York Stock Exchange or any other national exchange on which the Shares are listed, for which or with which the Board deems it necessary or desirable to qualify or comply; or (ii) be made without the consent of the affected Participant, if such action would adversely affect any material rights of such Participant under any outstanding Award. Notwithstanding the foregoing or any provision of the Plan or an Award Agreement to the contrary, the Board may at any time (without the consent of any Participant) modify, amend, or terminate any or all of the provisions of this Plan or an Award Agreement to the extent necessary to: (i) conform the provisions of the Plan and/or Award with Section ~~162(m), Section~~ 409A, or any other provision of the Code or other applicable law, the regulations issued thereunder or an exception thereto, regardless of whether such modification, amendment, or termination of the Plan and/or Award shall adversely affect the rights of a Participant; and (ii) to enable the Plan to achieve its stated purposes in any jurisdiction outside the United States in a tax-efficient manner and in compliance with local rules and regulations.

(b) Adjustment of Awards upon the Occurrence of Certain Unusual or Nonrecurring Events. The Board is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 3(~~c~~d) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Board determines that such adjustments are appropriate; provided that no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan’s meeting the requirements of Section ~~162(m) or Section~~ 409A.

(c) Cancellation/No Repricing. Any provision of this Plan or any Award Agreement to the contrary notwithstanding, the Board may cause any Award granted hereunder to be canceled in consideration of a cash payment or alternative Award made to the holder of such canceled Award equal in value to the Fair Market Value of such canceled Award except to the extent that such payment would violate the requirements of Section 409A of the Code. Notwithstanding the foregoing and any other provision of this Plan, except for adjustment provided in Section 3(~~c~~d) or in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, other Company securities, or other property), stock split, extraordinary cash dividend, recapitalization, Change in Control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other Company securities, or similar transaction(s)), the terms of outstanding Options or Stock Appreciation Rights may not be (i) amended to reduce the exercise price of such outstanding Options or Stock Appreciation Rights or (ii) cancelled in exchange for cash, other Awards, or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights without obtaining stockholder approval.

14. GENERAL PROVISIONS.

(a) Dividend Equivalents. In the sole and complete discretion of the Board, an Award may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities, or other property on a current or deferred basis; provided, however, that no such dividend or dividend equivalent shall be paid with respect to unvested Awards, including any unvested Awards subject to performance measures; and provided, further that no dividend equivalents may be paid or accrued with respect to any Stock Options or Stock Appreciation Rights.

(b) Non-transferability. Except to the extent provided in an Award Agreement, no Award shall be assigned, alienated, pledged, attached, sold, or otherwise transferred or encumbered by a Participant, except by will or the laws of descent and distribution.

(c) No Rights to Awards. No Employee, Participant, or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Employees, Eligible Directors, consultants, Participants, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient.

(d) Share Certificates and Legal Restrictions. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Board may deem advisable under the Plan or the rules, regulations, and other

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APPENDIX B

requirements of the SEC, the listing standards of the New York Stock Exchange or any stock exchange upon which such Shares or other securities are then listed, and any applicable federal or state laws, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(e) Withholding. A Participant may be required to pay to the Company or any Affiliate and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant an amount (in cash, Shares, other securities, other Awards, or other property) sufficient to cover any federal, state, local, or foreign income taxes or such other applicable taxes required by law in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Company may~~, in its discretion, permit a Participant (or any beneficiary or other Person entitled to act) to elect to pay a portion or all of the amount such taxes in such manner as the Committee shall deem to be appropriate, including, but not limited to, authorizing the Company to withhold, or agreeing to surrender to the Company, Shares owned by such Participant or a portion of such forms of payment that would otherwise be distributed pursuant to an Award. Notwithstanding the foregoing or any provisions of the Plan to the contrary, any broker-assisted cashless exercise shall comply with the requirements of Financial Accounting Standards Board, Accounting Standards Codification, Topic 718 and any withholding satisfied through a net-settlement shall be limited to the minimum statutory withholding requirements or as otherwise determined in the discretion of the Board.~~ cause any tax withholding obligation described in this section to be satisfied by the Company withholding Shares having a Fair Market Value on the date the tax is determined equal to the required tax withholding imposed on the transaction (not to exceed maximum statutory rates). In the alternative, the Company may permit Participants to elect to satisfy the tax withholding obligation, in whole or in part, by either (i) having the Company withhold Shares having a Fair Market Value on the date the tax is determined equal to the required tax withholding imposed on the transaction (not to exceed maximum statutory rates) or (ii) tendering previously owned Shares having an aggregate Fair Market Value equal to the required tax withholding imposed on the transaction (not to exceed maximum statutory rates). All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Board (or the Committee) in its sole discretion deems appropriate.

(f) Award Agreements. Unless otherwise determined by the Board, each Award hereunder shall be evidenced by an Award Agreement that shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto.

(g) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of Options, Restricted Stock, Shares, and other types of Awards provided for hereunder (subject to stockholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

(h) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(i) No Rights as Stockholder. Subject to the provisions of the applicable Award, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Stock hereunder, the applicable Award shall specify if and to what extent the Participant shall not be entitled to the rights of a stockholder in respect of such Restricted Stock.

(j) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to the conflict of law principles thereof.

(k) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any

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law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(l) Other Laws. The Board may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 14(~~t~~s), and any payment tendered to the Company by a Participant, other holder, or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder, or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Board in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal securities laws and any other laws to which such offer, if made, would be subject.

(m) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(n) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Board shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(o) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(p) Parachute Payments. The Board may provide in an Award Agreement that no amounts shall be paid or considered paid to the extent that any such payments would be nondeductible by the Company under Code Section 280G.

~~(q) Section 162(m). Notwithstanding any provision of the Plan or Award Agreement to the contrary if an Award under this Plan is intended to qualify as performance-based compensation under Section 162(m) of the Code and the regulations issued thereunder and a provision of this Plan or an Award Agreement would prevent such Award from so qualifying, such provision shall be administered, interpreted, and construed to carry out such intention (or disregarded to the extent such provision cannot be so administered, interpreted, or construed). In no event shall any member of the Board, the Committee, or the Company (or its employees, officers, or directors) have any liability to any Participant (or any other Person) due to the failure of an Award to satisfy the requirements of Section 162(m) of the Code.~~

(q) ~~(r)~~ Section 409A. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, if any Award or benefit provided under this Plan is subject to the provisions of Section 409A, the provisions of the Plan and any applicable Award Agreement shall be administered, interpreted, and construed in a manner necessary to comply with Section 409A or an exception thereto (or disregarded to the extent such provision cannot be so administered, interpreted, or construed). The following provisions shall apply, as applicable:

(i) If a Participant is a Specified Employee and a payment subject to Section 409A (and not excepted therefrom) to the Participant is due upon Separation from Service, such payment shall be delayed for a period of six (6) months after the date the Participant Separates from Service (or, if earlier, the death of the Participant). Any payment that would otherwise have been due or owing during such six-month period will be paid immediately following the end of the six-month period in the month following the month containing the six-month anniversary of the date of termination unless another compliant date is specified in the applicable agreement.

(ii) For purposes of Section 409A, and to the extent applicable to any Award or benefit under the Plan, it is intended that distribution events qualify as permissible distribution events for purposes of Section 409A and shall be

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APPENDIX B

interpreted and construed accordingly. With respect to payments subject to Section 409A, the Company reserves the right to accelerate and/or defer any payment to the extent permitted and consistent with Section 409A. Whether a Participant has Separated from Service or employment will be determined based on all of the facts and circumstances and, to the extent applicable to any Award or benefit, in accordance with the guidance issued under Section 409A. For this purpose, a Participant will be presumed to have experienced a Separation from Service when the level of bona fide services performed permanently decreases to a level less than twenty percent (20%) of the average level of bona fide services performed during the immediately preceding thirty-six (36) month period or such other applicable period as provided by Section 409A.

(iii) The Board, in its discretion, may specify the conditions under which the payment of all or any portion of any Award may be deferred until a later date. Deferrals shall be for such periods or until the occurrence of such events, and upon such terms and conditions, as the Board shall determine in its discretion, in accordance with the provisions of Section 409A, the regulations, and other binding guidance promulgated thereunder; provided, however, that no deferral shall be permitted with respect to Options, Stock Appreciation Rights, and other stock rights subject to Section 409A. An election shall be made by filing an election with the Company (on a form provided by the Company) on or prior to December 31st of the calendar year immediately preceding the beginning of the calendar year (or other applicable service period) to which such election relates (or at such other date as may be specified by the Board to the extent consistent with Section 409A) and shall be irrevocable for such applicable calendar year (or other applicable service period). To the extent authorized, a Participant who first becomes eligible to participate in the Plan may file an election (“Initial Election”) at any time prior to the 30-day period following the date on which the Participant initially becomes eligible to participate in the Plan (or at such other date as may be specified by the Board to the extent consistent with Section 409A). Any such Initial Election shall only apply to compensation earned and payable for services rendered after the effective date of the Election.

(iv) The grant of Non-Qualified Stock Options, Stock Appreciation Rights, and other stock rights subject to Section 409A shall be granted under terms and conditions consistent with Treas. Reg. § 1.409A-1(b)(5) such that any such Award does not constitute a deferral of compensation under Section 409A. Accordingly, any such Award may be granted to Employees and Eligible Directors of the Company and its subsidiaries and affiliates in which the Company has a controlling interest. In determining whether the Company has a controlling interest, the rules of Treas. Reg. § 1.414(c)-2(b)(2)(i) shall apply; provided that the language “at least 50 percent” shall be used instead of “at least 80 percent” in each place it appears; provided, further, where legitimate business reasons exist (within the meaning of Treas. Reg. § 1.409A-1(b)(5)(iii)(E)(i)), the language “at least 20 percent” shall be used instead of “at least 80 percent” in each place it appears. The rules of Treas. Reg. §§ 1.414(c)-3 and 1.414(c)-4 shall apply for purposes of determining ownership interests.

(r) ~~(s)~~ Disclaimer. Although it is the intent of the Company that this Plan and Awards hereunder, to the extent the Committee deems appropriate and to the extent applicable, comply with Rule 16b-3 and Sections ~~162(m),~~ 409A and 422 of the Code: (a) none of the Company, the Board, or the Committee warrants that any Award under the Plan will qualify for favorable tax treatment under any provision of the federal, state, local, or non-United States law; and (b) in no event shall any member of the Board or the Committee or the Company (or its employees, officers, or directors) have any liability to any Participant or any other Person) due to the failure of an Award to satisfy the requirements of Rule 16b-3 or Section ~~162(m),~~ 409A~~,~~ or 422 of the Code or for any tax, interest, or penalties the Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.

(s) ~~(t)~~ Clawback. Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation, stock exchange listing requirement, or Company policy, shall be subject to such deductions, recoupment, and clawback as may be required to be made pursuant to such law, government regulation, stock exchange listing requirement, or Company policy, as may be in effect from time to time, and which may operate to create additional rights for the Company with respect to Awards and recovery of amounts relating thereto. By accepting Awards under the Plan, Participants agree and acknowledge that they are obligated to cooperate with, and provide any and all assistance necessary to, the Company to recover or recoup any Award or amounts paid under the Plan subject to clawback pursuant to such law, government regulation, stock exchange listing requirement, or Company policy. Such cooperation and assistance shall include, but is not limited to, executing, completing, and submitting any documentation necessary to recover or recoup any Award or amounts paid under the Plan from a Participant’s accounts, or pending or future compensation or Awards.

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APPENDIX B

15. TERM OF THE PLAN.

(a) Effective Date. ~~This Plan shall be~~The Company established the Plan, originally known as the CONSOL Mining Corporation Omnibus Performance Incentive Plan approved by Company’s shareholders effective as of November 22, 2017 (the “Effective Date”). The purposes of amending and restating the Plan are to (i) change the Plan’s name, (ii) authorize additional Shares for Award under the Plan, (iii) include minimum vesting requirements for all Awards, (iv) provide for double trigger vesting upon a Change in Control for employee Participants, and (v) update any provisions of the Plan to reflect current needs and best practices. The Plan as amended and restated shall remain in effect until the earliest of (x) the date that no additional Shares are available for issuance under the Plan, (y) the date that the Plan has been terminated in accordance with Section 13 or (z) the close of business on November 22, 2027.

(b) Expiration Date. No Awards may be granted under the Plan after the day immediately preceding November 22, 2027, which is the tenth anniversary of the Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the authority for grant of new Awards hereunder has been exhausted.

16. EMPLOYEE MATTERS AGREEMENT.

Notwithstanding anything in the Plan to the contrary, to the extent that the terms of this Plan are inconsistent with the terms of a Converted Award, the terms of the Converted Award shall be governed by the Employee Matters Agreement and related award agreement granted thereunder.

17. DEFINITIONS.

As used in the Plan, the following terms shall have the meanings set forth below:

“10% Stockholder” shall mean an Employee who, as of the date on which an Incentive Stock Option is granted to such Employee, owns more than ten percent (10%) of the total combined voting power of all classes of Shares then issued by the Company or any of its subsidiaries.

“Affiliate” shall mean (i) any entity that, directly or indirectly, is controlled by the Company, (ii) any entity in which the Company has a significant equity interest, and (iii) an Affiliate of the Company as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act, in either case as determined by the Committee.

“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit, Performance Award, Other Stock-Based Award, Converted Award, or other Award permitted under the Plan.

“Award Agreement” shall mean any written agreement, contract, or other instrument or document evidencing the terms and conditions associated with any Award, which shall not become effective until executed, acknowledged, or accepted by a Participant.

“Board” shall mean the Board of Directors of the Company.

“Cash Award” means an Award denominated and/or paid in cash.

“Cause” shall mean, unless otherwise defined in the applicable Award Agreement, a determination by the Committee that a Participant has: (1) committed an act of embezzlement, fraud, dishonesty or breach of fiduciary duty to the Company; (2) deliberately and repeatedly violated the rules of the Company or the valid instructions of the Board or an authorized officer of the Company; (3) made any unauthorized disclosure of any of the material secrets or confidential information of the Company; or (4) violation of any restrictive covenant in an Award Agreement or other agreement between the Participant and the Company; or (5) engaged in any conduct that could reasonably be expected to result in material loss, damage or injury to the Company.

“Change in Control” shall mean, unless otherwise defined in the applicable Award Agreement, the earliest to occur of: (1) any one “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (A) the Company, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and

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APPENDIX B

(C) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Shares), or more than one “person” acting as a “group,” is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of Shares that, together with the Shares held by such “person” or “group,” possess more than 50% of the total fair market value or total voting power of the Shares and other stock of the Company; (2) a majority of members of the Board is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or (3) the sale of all or substantially all of the Company’s assets (which shall be determined in the sole discretion of the Committee); provided, however, that, in addition to the foregoing, such event must also qualify as a “Change in Control” event within the meaning of Treas. Reg. Section 1.409A-3(i)(5)(i) with respect to the Company. For the avoidance of doubt, references within this definition of “Change in Control” to the “Company” are solely to CONSOL ~~Mining Corporation~~Energy Inc., such that a sale of a subsidiary of CONSOL ~~Mining Corporation~~Energy Inc. shall not constitute a “Change in Control” under the Plan unless otherwise determined in the sole discretion of the Committee.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Committee” shall mean a committee of the Board designated by the Board to be responsible for the administration of the Plan (though excluding day-to-day administration). To the extent deemed appropriate by the Board, the Committee shall be composed of not less than two individuals who are “~~outside directors” within the meaning of Code Section 162(m), “~~non-employee directors” within the meaning of Section 16, and “independent directors” within the meaning of Section 303A of the New York Stock Exchange Listed Company Manual.

“Company” shall mean CONSOL ~~Mining Corporation~~Energy Inc.

“Converted Award” shall mean an Award that is issued to satisfy the automatic adjustment and conversion of awards for ~~CONSOL Energy Inc.~~CNX Resources Corporation (the Company’s former parent) common stock contemplated under the Employee Matters Agreement. For the avoidance of doubt, any Converted Award shall be governed by the provisions of the original Award Agreement applicable to such Converted Award.

“Deferred Stock Unit” shall mean a right, granted to Eligible Directors in accordance with Section 10, to acquire a Share for no consideration or some other amount determined by the Board.

“Disability” shall mean, unless otherwise defined in the applicable Award Agreement, a Participant’s inability, because of physical or mental incapacity or injury (that has continued for a period of at least twelve (12) consecutive calendar months), to perform for the Company or an Affiliate substantially the same services as he or she performed prior to incurring such incapacity or injury. Notwithstanding the foregoing, with respect to any Award that is subject to Section 409A (and not excepted therefrom) and payable upon Disability, such term shall mean the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or to last for a continuous period of not less than twelve (12) months.

“Effective Date” shall have the meaning set forth in Section 15(a) hereof.

“Eligible Director” shall mean a director who is not an employee of the Company or any of its Affiliates.

“Employee” shall mean an employee or consultant of the Company or of any Affiliate, including any individual who enters into an employment agreement with the Company or an Affiliate which provides for commencement of employment within three months of the date of the agreement.

“Employee Matters Agreement” shall mean that certain Employee Matters Agreement ~~to be~~ entered into on ~~or about~~ November 28, 2017 by and between ~~CONSOL Energy Inc.~~CNX Resources Corporation (the Company’s former parent) and the Company relating to the transfer of employees in connection with the separation of the Company’s business from the business of ~~CONSOL Energy Inc~~CNX Resources Corporation.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean the fair market value of the property or other items being valued, as determined by the Board in its sole discretion. Fair Market Value with respect to the Shares, as of any date, shall mean (i) if the Shares

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are listed on a securities exchange, the closing sales price of the Shares on such exchange or over such system on such date, or in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, (ii) if the Shares are not so listed or traded, the mean between the bid and offered prices of the Shares for such date, or (iii) in the event there is no public market for the Shares, the fair market value as determined by the Board in its sole discretion.

“Grant Date” shall mean, with respect to an Award, date on which the Board makes the determination to grant such Award, or such other date as is determined by the Board. Within a reasonable time thereafter, the Company will deliver an Award Agreement to the Participant.

“Incentive Stock Option” shall mean a right to purchase Shares from the Company that is granted under Section 5 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

“Non-Qualified Stock Option” shall mean a right to purchase Shares from the Company that is granted under Section 5 of the Plan and that is not intended to be an Incentive Stock Option.

“Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

“Other Stock-Based Award” shall mean any right granted under Section 9 of the Plan.

“Participant” shall mean any Employee or Eligible Director who receives an Award under the Plan.

“Performance Award” shall mean any right granted under Section 8 of the Plan.

“Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government, or political subdivision thereof or other entity.

“Plan” shall mean this CONSOL ~~Mining Corporation~~Energy Inc. Omnibus Performance Incentive Plan, as may be amended from time to time.

“Restricted Stock” shall mean any Share granted under Section 7 of the Plan.

“Restricted Stock Unit” shall mean any unit granted under Section 7 of the Plan.

“Retirement” shall mean with respect to a Participant other than an Eligible Director retirement of a Participant from the employ or service of the Company or any of its Affiliates in accordance with the terms of the applicable Company retirement plan or, if a Participant is not covered by any such plan, retirement or termination on or after such Participant’s 65th birthday, unless otherwise defined or provided in the applicable Award Agreement.

“SEC” shall mean the Securities and Exchange Commission or any successor agency thereto, and shall include the staff thereof.

“Section 16” shall mean Section 16 of the Exchange Act and the rules promulgated thereunder and any successor provision thereto as in effect from time to time.

~~“Section 162(m)” shall mean Section 162(m) of the Code and the rules promulgated thereunder or any successor provision thereto as in effect from time to time.~~

“Section 409A” shall mean Section 409A of the Code, the regulations and other binding guidance promulgated thereunder.

“Separation from Service” and “Separate from Service” shall mean the Participant’s death, retirement, or other termination of employment or service with the Company (including all persons treated as a single employer under Section 414(b) and 414(c) of the Code) that constitutes a “separation from service” (within the meaning of Section 409A). For purposes hereof, the determination of controlled group members shall be made pursuant to the provisions of Section 414(b) and 414(c) of the Code; provided that the language “at least 50 percent” shall be used instead of “at least 80 percent” in each place it appears in Section 1563(a)(1),(2) and (3) of the Code and Treas. Reg. § 1.414(c)-2; provided, further, where legitimate business reasons exist (within the meaning of Treas. Reg. §

– 2020 Proxy Statement	B-15

APPENDIX B

1.409A-1(h)(3)), the language “at least 20 percent” shall be used instead of “at least 80 percent” in each place it appears. Whether a Participant has Separated from Service will be determined based on all of the facts and circumstances and, to the extent applicable to any Award or benefit, in accordance with the guidance issued under Section 409A. A Participant will be presumed to have experienced a Separation from Service when the level of bona fide services performed permanently decreases to a level less than twenty percent (20%) of the average level of bona fide services performed during the immediately preceding thirty-six (36) month period or such other applicable period as provided by Section 409A.

“Shares” shall mean shares of the common stock, $0.01 par value, of the Company, or such other securities of the Company as may be designated by the Board from time to time.

“Specified Employee” shall mean a key employee (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) of the Company as determined in accordance with the regulations issued under Code Section 409A and the procedures established by the Company.

“Stock Appreciation Right” shall mean any right granted under Section 6 of the Plan.

“Substitute Awards” shall mean Awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.

~~“Transaction Fair Market Value” shall have the meaning set forth in Section 12.~~

B-16	– 2020 Proxy Statement

APPENDIX C

Certificate of Amendment to Amended and Restated Certificate of Incorporation

CERTIFICATE OF AMENDMENT

TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

CONSOL ENERGY INC.

CONSOL ENERGY INC. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware hereby certifies as follows:

FIRST: That at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth proposed amendments to the Amended and Restated Certificate of Incorporation of the Corporation, declaring said amendments to be advisable and directing that the amendments be considered at the next annual meeting of the stockholders of the Corporation.

The text of the amendments to the Amended and Restated Certificate of Incorporation as set forth in such resolution is as follows:

1. Section 6.2(c) of the Amended Restated Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

“Subject to any rights granted to the holders of shares of any series of Preferred Stock then outstanding, (x) for so long as the directors are divided into classes, which for the avoidance of doubt shall be until the date of the Corporation’s annual meeting of stockholders to be held in 2022, any director may be removed from office only for cause and only upon the affirmative vote of the holders of at least two-thirds (66 2/3%) in voting power of the outstanding shares of capital stock entitled to vote in an election of such director and (y) from and after the time at which the directors are no longer divided into classes, which for the avoidance of doubt shall be on or after the date of the Corporation’s annual meeting of stockholders to be held in 2022, any director may be removed at any time, either with or without cause, upon the affirmative vote of the holders of ~~at least two-thirds (66 2/3%)~~a majority of the outstanding shares of capital stock of the Corporation then entitled to vote in an election of such director.”

2. Article XI of the Amended Restated Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

“The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by this Certificate of Incorporation and the DGCL, and all rights, preferences and privileges herein conferred upon stockholders by and pursuant to this Certificate of Incorporation in its current form or as hereafter amended are granted subject to the right reserved in this Article XI. Notwithstanding the foregoing or any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote~~, but~~, provided that in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or by this Certificate of Incorporation, for so long as the directors are divided into classes, which for the avoidance of doubt shall be until the date of the Corporation’s annual meeting of stockholders to be held in 2022, the affirmative vote of the holders of at least three quarters (75%) of the voting power of all of the outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required to alter, amend or repeal, or to adopt any provision inconsistent with Section 6.2.”

SECOND: That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware. The foregoing amendments shall be effective upon filing with the Secretary of State of the State of Delaware.

THIRD: All other provisions of the Amended and Restated Certificate of Incorporation shall remain in full force and effect.

(Signature Page Follows.)

– 2020 Proxy Statement	C-1

APPENDIX C

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this      day of                     , 2020.

By:
Name:
Title:

C-2	– 2020 Proxy Statement

CONSOL ENERGY

FORWARD PROGRESS

Access our 2019 Corporate Sustainability Report at
http://www.consolenergy.com/sustainability

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card.
Votes submitted electronically must be received by 1:00am, Eastern Time, on May 8, 2020.
Online Go to www.envisionreports.com/CEIX or scan the QR code – login details are located in the shaded bar below.
Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/CEIX

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals – The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3, 4 and 5.

1. Election of Class III Directors:

	For	Withhold		For	Withhold
01 - William P. Powell	☐	☐	02 - John T. Mills	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. Ratification of Appointment of Ernst & Young LLP as CONSOL Energy Inc.’s Independent Registered Public Accounting Firm for the Year Ending December 31, 2020.	☐	☐	☐	3. Approval, on an Advisory Basis, of Compensation Paid to CONSOL Energy Inc.’s Named Executive Officers in 2019.	☐	☐	☐

4. Approval of CONSOL Energy Inc.’s 2020 Omnibus Performance Incentive Plan.	☐	☐	☐	5. Approval of Amendments to CONSOL Energy Inc.’s Amended and Restated Certificate of Incorporation to Eliminate Supermajority Vote Requirements After CONSOL Energy Inc.’s Board is Declassified.	☐	☐	☐

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

037TEC

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.

The material is available at: www.envisionreports.com/CEIX

YOUR VOTE IS IMPORTANT

Please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope so your shares may be represented at the Annual Meeting. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

Small steps make an impact.
Help the environment by consenting to receive electronic
delivery, sign up at www.envisionreports.com/CEIX

▼IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 8, 2020

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints James A. Brock, Kurt R. Salvatori and Martha A. Wiegand, and each of them, proxies with power of substitution to vote on behalf of the undersigned all shares, on all matters designated on the reverse side or otherwise properly presented at the Annual Meeting of Stockholders of CONSOL Energy Inc., as the undersigned may be entitled to vote at the Annual Meeting of Stockholders of CONSOL Energy Inc. to be held on May 8, 2020 at 8 a.m., Eastern Time, at the Hyatt Regency Pittsburgh International Airport, Earhart Room (CD), 1111 Airport Boulevard, Pittsburgh, Pennsylvania 15231, and any postponement or adjournment thereof, with all powers that the undersigned would possess if personally present.

This Proxy when properly executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted “FOR” the election of nominees in Proposal 1, “FOR” the ratification of the appointment of Ernst & Young LLP in Proposal 2, “FOR” the approval, on an advisory basis, of compensation paid to CONSOL Energy Inc.’s named executive officers in 2019 in Proposal 3, “FOR” the approval of CONSOL Energy Inc.’s 2020 Omnibus Performance Incentive Plan in Proposal 4 and “FOR” the approval of amendments to CONSOL Energy Inc.’s Amended and Restated Certificate of Incorporation to eliminate supermajority vote requirements after CONSOL Energy Inc.’s board is declassified, as provided in Proposal 5. The proxies are authorized, in accordance with their judgment, to vote upon such other matters as may properly come before the meeting and any postponement or adjournment thereof.

(Items to be voted appear on reverse side)

C	Non-Voting Items

Change of Address – Please print new address below.	Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.